FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-08

Dated June 11, 2025	BMO 2025-5C11
Structural and Collateral Term Sheet
BMO 2025-5C11 Mortgage Trust
$698,126,557 (Approximate Mortgage Pool Balance) $614,351,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C11

Bank of Montreal Starwood Mortgage Capital LLC Societe Generale Financial Corporation KeyBank National Association Greystone Commercial Mortgage Capital LLC Sponsors and Mortgage Loan Sellers
BMO Capital Markets	KeyBanc Capital Markets		Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial
Co-Managers
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 11, 2025	BMO 2025-5C11

This material is for your information, and none of BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc. (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C11 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated June 11, 2025	BMO 2025-5C11

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2025-5C11
Summary of Transaction Terms
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(2)(3)	Approximate Initial Credit Support(4)	Initial Pass- Through Rate(5)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(6)	Expected Principal Window(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$611,000		$584,000	$27,000	30.000%	%	(7)	2.32	07/25-11/29
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	(8)		(8)	(8)	30.000%	%	(7)	(8)	(8)
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	(8)		(8)	(8)	30.000%	%	(7)	(8)	(8)
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$488,688,000	(9)	$467,821,000(9)	$20,867,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$125,663,000	(9)	$120,297,000(9)	$5,366,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa3(sf)	$52,360,000		$50,124,000	$2,236,000	22.500%	%	(7)	4.96	06/30-06/30
Class B	AA-sf/AA-(sf)/NR	$44,505,000		$42,604,000	$1,901,000	16.125%	%	(7)	4.96	06/30-06/30
Class C	A-sf/A-(sf)/NR	$28,798,000		$27,568,000	$1,230,000	12.000%	%	(7)	4.96	06/30-06/30
Non-Offered Certificates(11)
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(2)(3)	Approximate Initial Credit Support(4)	Initial Pass- Through Rate(5)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(6)	Expected Principal Window(6)
Class X-D	BBB-sf/BBB(sf)/NR	$24,434,000	(9)	$23,390,000(9)	$1,044,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-F	BB-sf/BB+(sf)/NR	$15,708,000	(9)	$15,037,000(9)	$671,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-G	B-sf/BB-(sf)/NR	$11,345,000	(9)	$10,860,000(9)	$485,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-J	NR/B-(sf)/NR	$7,854,000	(9)	$7,518,000(9)	$336,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$16,580,000		$15,872,000	$708,000	9.625%	%	(7)	4.96	06/30-06/30
Class E	BBB-sf/BBB(sf)/NR	$7,854,000		$7,518,000	$336,000	8.500%	%	(7)	4.97	06/30-07/30
Class F	BB-sf/BB+(sf)/NR	$15,708,000		$15,037,000	$671,000	6.250%	%	(7)	5.04	07/30-07/30
Class G	B-sf/BB-(sf)/NR	$11,345,000		$10,860,000	$485,000	4.625%	%	(7)	5.04	07/30-07/30
Class J	NR/B-(sf)/NR	$7,854,000		$7,518,000	$336,000	3.500%	%	(7)	5.04	07/30-07/30
Class K-RR(3)	NR/NR/NR	$24,434,556		$23,390,556	$1,044,000	0.000%	%	(7)	5.04	07/30-07/30
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2025-5C11
Summary of Transaction Terms

can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (7) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	On the closing date for this transaction, Starwood Mortgage Capital LLC, as “retaining sponsor” (as such term is defined in Regulation RR), is expected to satisfy its risk retention obligations by causing two separate “majority-owned affiliates to purchase (i) an “eligible vertical interest” in the form of certificates representing at least 4.27000% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates, and collectively referred to herein as the “VRR interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest”, and (ii) an “eligible horizontal residual interest” in the form of the Class K-RR certificates (excluding the portion of such class comprising part of the VRR interest) (collectively referred to herein as the “HRR interest”), representing at least 0.7672% of the aggregate fair value of all “ABS Interests” (i.e., all of the classes of certificates (other than the Class R certificates)) issued by the issuing entity on the closing date. “ABS Interests”, “Majority-owned affiliate”, “eligible vertical interest” and “eligible horizontal residual interest” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the preliminary prospectus.
(4)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(5)	Approximate per annum rate as of the closing date.
(6)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(7)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(8)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $488,077,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Initial Available Certificate Balances	Expected Range of Initial Retained Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $225,000,000	$0 - $215,392,000	$0 - $9,608,000	N/A – 4.84	N/A – 11/29-05/30
Class A-3	$263,077,000 - $488,077,000	$251,843,000 - $467,236,000	$11,234,000 - $20,841,000	4.90 – 4.96	05/30-06/30 – 11/29-06/30

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
Summary of Transaction Terms
(9)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-J	Class J

(10)	For any distribution date, the pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(11)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2025-5C11
Summary of Transaction Terms

Publicly Offered Certificates:	$614,351,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., SG Americas Securities, LLC and KeyBanc Capital Markets Inc.
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (23.0%); Starwood Mortgage Capital LLC (“SMC”) (46.4%); Societe Generale Financial Corporation (“SGFC”) (17.9%); KeyBank National Association (“KeyBank”) (8.0%); and Greystone Commercial Mortgage Capital LLC (“GCMC”) (4.7%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Directing Holder/Controlling Class Representative:	LNR Securities Holdings, Inc.
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which Starwood Mortgage Capital LLC, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about June 30, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in June 2025, or in the case of any mortgage loan that has its first due date after June 2025, the date that would have been its due date in June 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2025.
Assumed Final Distribution Date:	The Distribution Date in July 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in July 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class K-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd and Recursion Co..
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
SMC	16	27	$298,724,000	42.8%	$323,724,000	46.4%
BMO	7	20	$135,352,557	19.4%	$160,852,557	23.0%
SGFC	5	7	$124,920,000	17.9%	$124,920,000	17.9%
KeyBank	6	6	$55,555,000	8.0%	$55,555,000	8.0%
GCMC	2	2	$33,075,000	4.7%	$33,075,000	4.7%
SMC, BMO	1	1	$50,500,000	7.2%	-	-
Total:	37	63	$698,126,557	100.0%	$698,126,557	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$698,126,557
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	63
Average Cut-off Date Balance per Mortgage Loan:	$18,868,285
Weighted Average Current Mortgage Rate:	6.69795%
10 Largest Mortgage Loans as % of IPB:	56.8%
Weighted Average Remaining Term to Maturity:	60 months
Weighted Average Seasoning:	0 months

Credit Statistics
Weighted Average UW NCF DSCR(1)(2)(3):	1.43x
Weighted Average UW NOI Debt Yield(1)(3):	10.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(4):	61.7%
Weighted Average Maturity Date/ARD LTV(1)(4):	61.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	1.4%
% of Mortgage Loans with Single Tenants(5):	0.0%
% of Mortgage Loans secured by Multiple Properties:	27.1%

Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	359 months
% of Mortgage Loans with Interest-Only:	98.1%
% of Mortgage Loans with Amortizing Balloon:	1.9%

Lockboxes(7)
% of Mortgage Loans with Springing Lockboxes:	50.6%
% of Mortgage Loans with Hard Lockboxes:	29.5%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	8.6%
% of Mortgage Loans with Soft Lockbox:	6.1%
% of Mortgage Loans with Soft Springing Lockbox:	5.2%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	98.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	77.5%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	96.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	75.2%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 35 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, multifamily (with commercial tenants) and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Pads	Property Type	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
1	One Grove	Jersey City, NJ	SGFC	1	$60,000,000	8.6%	193	Multifamily	1.25x	7.7%	64.2%	64.2%
2	1499 Bedford Avenue	Brooklyn, NY	BMO	1	$53,000,000	7.6%	98	Multifamily	1.25x	7.8%	65.5%	65.5%
3	347-363 Flushing Avenue	Brooklyn, NY	SMC, BMO	1	$50,500,000	7.2%	148,242	Mixed Use	1.31x	9.8%	67.3%	67.3%
4	Turtle Creek Village	Dallas, TX	SMC	2	$48,600,000	7.0%	324,588	Various	1.68x	12.2%	53.0%	53.0%
5	Brickyard Square	Epping, NH	SMC	1	$36,550,000	5.2%	174,510	Retail	1.30x	9.3%	69.6%	69.6%
6	Williamsburg Multifamily Portfolio	Brooklyn, NY	BMO	12	$34,800,000	5.0%	91	Multifamily	1.25x	8.6%	59.3%	59.3%
7	One West End Retail	New York, NY	SMC	1	$33,250,000	4.8%	32,159	Retail	1.27x	8.3%	68.4%	68.4%
8	St. Charles Towne Plaza	Waldorf, MD	SMC	1	$28,500,000	4.1%	380,675	Retail	1.95x	14.4%	52.7%	52.7%
9	Presidential Point Apartments	Quincy, MA	SMC	1	$27,000,000	3.9%	104	Multifamily	1.26x	8.5%	57.1%	57.1%
10	Skyline MHP Portfolio	Various, Various	SMC	4	$24,439,000	3.5%	591	Manufactured Housing	1.33x	9.6%	63.0%	63.0%

	Top 3 Total/Weighted Average			3	$163,500,000	23.4%			1.27x	8.4%	65.6%	65.6%
	Top 5 Total/Weighted Average			6	$248,650,000	35.6%			1.35x	9.3%	63.7%	63.7%
	Top 10 Total/Weighted Average			25	$396,639,000	56.8%			1.37x	9.5%	62.4%	62.4%
	Non-Top 10 Total/Weighted Average			38	$301,487,557	43.2%			1.50x	10.9%	60.8%	60.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance(1)
1	One Grove	SGFC	$60,000,000	$21,000,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$21,000,000
2	1499 Bedford Avenue	BMO	$53,000,000	$5,000,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$5,000,000
3	347-363 Flushing Avenue	SMC, BMO	$50,500,000	$24,500,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$24,500,000
4	Turtle Creek Village	SMC	$48,600,000	$35,400,000	BMO 2025-5C11	Midland	LNR	Future Securitization(s)	$35,400,000
17	Abington & Cypress	SMC	$15,650,000	$30,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	$30,000,000
20	Riverwalk West	SMC	$12,500,000	$67,500,000	BMO 2025-5C11	Midland	LNR	BBCMS 2024-5C31 BMO 2024-5C8 BBCMS 2025-5C33 BMO 2025-5C10	$20,000,000 $20,000,000 $15,000,000 $12,500,000
24	1535 Broadway	BMO	$10,000,000	$267,100,000	BWAY Trust 2025-1535	Midland	Rialto	BMO 2025-5C10 BWAY Trust 2025-1535 Future Securitization(s)	$45,000,000 $127,100,000 $95,000,000
25	Shaw Park Plaza	BMO	$9,993,557	$44,971,005	BMO 2025-5C11(2)	Midland(2)	LNR(2)	Future Securitization(s)	$45,000,000
(1)	In the case of Loan No. 24, the Aggregate Pari Passu Loan Cut-off Date Balance and Related Pari Passu Loan(s) Original Balance exclude the related subordinate companion loan(s).
(2)	In the case of Loan No. 25, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-5C11 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
24	1535 Broadway	$10,000,000	$267,100,000	$172,900,000	$450,000,000	3.34x	1.89x	26.6%	43.3%	21.6%	13.3%
(1)	In the case of Loan No. 24, subordinate debt represents one or more subordinate companion loans.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related one or more subordinate loans.
(3)	In case of Loan No. 24, Total Debt UW NCF DSCR is calculated based on the whole loan interest rate of 6.899016087% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
Multifamily	High Rise	3	$118,705,000	17.0%	1.26x	7.9%	65.0%	65.0%
	Mid Rise	12	109,775,000	15.7	1.28x	8.5%	61.1%	61.1%
	Low Rise	9	44,550,000	6.4	1.38x	9.2%	55.7%	55.7%
	Garden	7	36,275,000	5.2	1.30x	9.1%	66.2%	66.2%
	Age Restricted	3	21,150,000	3.0	1.41x	10.5%	56.9%	56.9%
	Subtotal / Weighted Average:	34	$330,455,000	47.3%	1.29x	8.6%	62.1%	62.1%
Retail	Anchored	6	$134,952,174	19.3%	1.52x	10.9%	62.1%	62.1%
	Retail/Signage	1	10,000,000	1.4	3.34x	21.6%	26.6%	26.6%
	Subtotal / Weighted Average:	7	$144,952,174	20.8%	1.65x	11.6%	59.7%	59.7%
Mixed Use	Office/Retail	3	$75,668,750	10.8%	1.44x	10.7%	63.3%	63.3%
	Office/Multifamily/Retail	1	22,000,000	3.2	1.50x	11.3%	67.1%	67.1%
	Subtotal / Weighted Average:	4	$97,668,750	14.0%	1.46x	10.9%	64.1%	64.1%
Office	Suburban	4	$31,743,557	4.5%	1.54x	12.6%	66.8%	65.7%
	CBD	2	28,757,826	4.1	1.63x	12.0%	54.3%	54.3%
	Suburban/R&D	1	4,031,250	0.6	1.50x	11.1%	61.6%	61.6%
	Medical	1	3,100,000	0.4	1.71x	15.9%	32.0%	30.2%
	Subtotal / Weighted Average:	8	$67,632,633	9.7%	1.59x	12.4%	59.6%	59.0%
Manufactured Housing	Manufactured Housing	7	$29,439,000	4.2%	1.37x	9.9%	62.2%	62.2%
Self Storage	Self Storage	2	$15,209,000	2.2%	1.44x	9.8%	65.5%	65.5%
Hospitality	Limited Service	1	$12,770,000	1.8%	1.52x	13.6%	64.5%	64.5%
Total / Weighted Average:		63	$698,126,557	100.0%	1.43x	10.1%	61.7%	61.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(5)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
New York	22	$239,375,000	34.3%	1.36x	9.1%	63.3%	63.3%
New Jersey	5	95,110,000	13.6	1.28x	8.3%	62.5%	62.4%
Texas	3	54,305,000	7.8	1.66x	12.1%	54.6%	54.6%
Massachusetts	3	39,500,000	5.7	1.34x	9.3%	58.5%	58.5%
New Hampshire	1	36,550,000	5.2	1.30x	9.3%	69.6%	69.6%
Florida	2	35,270,000	5.1	1.51x	11.1%	56.7%	56.7%
Georgia	5	32,400,000	4.6	1.52x	11.4%	64.6%	64.6%
Maryland	1	28,500,000	4.1	1.95x	14.4%	52.7%	52.7%
Arizona	2	24,163,973	3.5	1.67x	12.2%	55.3%	55.3%
Ohio	3	21,750,000	3.1	1.50x	12.2%	67.3%	67.3%
Pennsylvania	3	21,150,000	3.0	1.41x	10.5%	56.9%	56.9%
Missouri	2	18,272,801	2.6	1.49x	11.9%	67.4%	65.5%
California	2	13,283,982	1.9	1.33x	9.6%	63.0%	63.0%
Indiana	1	12,500,000	1.8	1.42x	9.8%	67.9%	67.9%
Tennessee	1	7,370,756	1.1	1.32x	9.9%	69.6%	69.6%
West Virginia	1	6,600,000	0.9	1.50x	11.2%	64.9%	64.9%
Utah	4	5,625,000	0.8	1.27x	8.5%	61.5%	61.5%
Iowa	1	3,691,045	0.5	1.33x	9.6%	63.0%	63.0%
Alabama	1	2,709,000	0.4	1.56x	9.6%	54.2%	54.2%
Total / Weighted Average:	63	$698,126,557	100.0%	1.43x	10.1%	61.7%	61.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(5)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
$2,709,000	-	$4,999,999	3	$10,619,000	1.5%	6.74422%	60	1.54x	12.0%	50.8%	50.2%
$5,000,000	-	$9,999,999	10	67,573,557	9.7	6.64458%	59	1.44x	10.4%	62.8%	62.3%
$10,000,000	-	$19,999,999	10	135,895,000	19.5	6.74246%	59	1.55x	11.0%	60.6%	60.6%
$20,000,000	-	$29,999,999	7	167,339,000	24.0	6.92941%	60	1.50x	10.9%	59.2%	59.2%
$30,000,000	-	$39,999,999	3	104,600,000	15.0	6.69657%	60	1.27x	8.7%	65.8%	65.8%
$40,000,000	-	$60,000,000	4	212,100,000	30.4	6.50217%	60	1.36x	9.3%	62.7%	62.7%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
5.98000%	-	5.99999%	2	$62,709,000	9.0%	5.98957%	61	1.26x	7.8%	63.8%	63.8%
6.00000%	-	6.49999%	12	203,250,000	29.1	6.31024%	60	1.39x	8.9%	62.2%	62.2%
6.50000%	-	6.99999%	13	256,643,557	36.8	6.80397%	60	1.52x	11.0%	58.0%	57.8%
7.00000%	-	7.49999%	8	141,004,000	20.2	7.11932%	59	1.38x	10.3%	65.8%	65.8%
7.50000%	-	7.78900%	2	34,520,000	4.9	7.75813%	60	1.51x	12.7%	66.3%	66.3%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Original Term to Maturity in Months

						Weighted Average
Original Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
60	-	61	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
54	-	61	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	35	$685,033,000	98.1%	6.69426%	60	1.42x	10.0%	61.8%	61.8%
360	2	13,093,557	1.9	6.89053%	59	1.65x	14.1%	57.6%	54.5%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only			35	$685,033,000	98.1%	6.69426%	60	1.42x	10.0%	61.8%	61.8%
359	-	360	2	13,093,557	1.9	6.89053%	59	1.65x	14.1%	57.6%	54.5%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	35	$685,033,000	98.1%	6.69426%	60	1.42x	10.0%	61.8%	61.8%
Amortizing Balloon	2	13,093,557	1.9	6.89053%	59	1.65x	14.1%	57.6%	54.5%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
1.25x	-	1.49x	21	$463,854,000	66.4%	6.57140%	60	1.29x	8.8%	64.6%	64.6%
1.50x	-	1.99x	15	224,272,557	32.1	6.97599%	59	1.64x	12.3%	57.3%	57.2%
2.00x	-	3.34x	1	10,000,000	1.4	6.33195%	59	3.34x	21.6%	26.6%	26.6%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
26.6%	-	49.9%	3	$19,250,000	2.8%	6.47068%	59	2.53x	17.4%	32.5%	32.2%
50.0%	-	59.9%	11	229,659,000	32.9	6.70766%	60	1.52x	10.7%	55.2%	55.2%
60.0%	-	64.9%	9	147,144,000	21.1	6.57726%	60	1.34x	9.3%	63.5%	63.5%
65.0%	-	69.9%	13	283,998,557	40.7	6.79654%	60	1.34x	9.5%	67.5%	67.3%
70.0%	-	70.9%	1	18,075,000	2.6	6.25000%	59	1.26x	8.0%	70.9%	70.9%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
26.6%	-	49.9%	3	$19,250,000	2.8%	6.47068%	59	2.53x	17.4%	32.5%	32.2%
50.0%	-	59.9%	11	229,659,000	32.9	6.70766%	60	1.52x	10.7%	55.2%	55.2%
60.0%	-	64.9%	10	157,137,557	22.5	6.59778%	60	1.36x	9.6%	63.7%	63.4%
65.0%	-	69.9%	12	274,005,000	39.2	6.79277%	60	1.33x	9.4%	67.5%	67.5%
70.0%	-	70.9%	1	18,075,000	2.6	6.25000%	59	1.26x	8.0%	70.9%	70.9%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Defeasance	27	$522,908,000	74.9%	6.75605%	59	1.45x	10.3%	61.9%	61.9%
Defeasance or Yield Maintenance	4	97,143,557	13.9	6.54381%	60	1.36x	9.6%	64.8%	64.5%
Yield Maintenance	6	78,075,000	11.2	6.50060%	60	1.37x	9.3%	57.0%	57.0%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Refinance	31	$597,802,557	85.6%	6.67882%	60	1.35x	9.5%	63.4%	63.4%
Acquisition	5	90,324,000	12.9	6.86504%	60	1.73x	12.7%	54.3%	54.3%
Recapitalization	1	10,000,000	1.4	6.33195%	59	3.34x	21.6%	26.6%	26.6%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2025-5C11
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5	SMC	Brickyard Square	Epping, NH	Retail	$36,550,000	5.2%	WFCM 2015-C28, WFCM 2015-C29
8	SMC	St. Charles Towne Plaza	Waldorf, MD	Retail	$28,500,000	4.1%	OPEN 2023-AIR
10.01	SMC	Oasis Palms Estates	San Bernardino, CA	Manufactured Housing	$9,340,989	1.3%	FREMF 2016-K52
16	SMC	Plaza Colonial	Tucson, AZ	Mixed Use	$16,700,000	2.4%	COMM 2015-CR25
17.01	SMC	Cypress Village Apartments	Saint Ann, MO	Multifamily	$8,279,244	1.2%	CF 2019-CF1, MSC 2019-L2
17.02	SMC	The Abington	Memphis, TN	Multifamily	$7,370,756	1.1%	CF 2019-CF1, MSC 2019-L2
20.01	SMC	280 and 290 Merrimack Street	Lawrence, MA	Mixed Use	$8,468,750	1.2%	UBSCM 2018-C14, CGCMT 2018-C6
20.02	SMC	350 Merrimack Street	Lawrence, MA	Office	$4,031,250	0.6%	UBSCM 2018-C14, CGCMT 2018-C6
28	SMC	Dunbar Village Plaza	Dunbar, WV	Retail	$6,600,000	0.9%	JPMBB 2015-C28
33	SMC	Vidalia Central	Vidalia, GA	Retail	$5,400,000	0.8%	GSMS 2015-GC30
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K-RR and Class R certificates. The Certificates other than the Class R Certificates are referred to as the “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“ Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.            Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.           Class A-1, Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) first to principal on the Class A-1 certificates until their certificate balance is reduced to zero, (ii) second to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distribution to the Class A-1 certificates in clause (i) above, and (iii) then to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 and Class A-2 certificates in clauses (i) and (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

3.            Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.          Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.         Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

6.         Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.         After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E, Class F, Class G, Class J and Class K-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E, Class F, Class G, Class J and Class K-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class K-RR certificates; second, to the Class J certificates; third, to the Class G certificates; fourth, to the Class F certificates; fifth, to the Class E certificates; sixth, to the Class D certificates; seventh, to the Class C certificates; eighth, to the Class B certificates; ninth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class X-F, Class X-G, Class X-J, Class F, Class G, Class J and Class K-RR certificates) as follows: (a) first such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3 and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates and (iii) the group (the “YM Group D/E”, and the YM Group A, the YM Group A-S/B/C and the YM Group D/E, collectively, the “YM Groups”) comprised of the Class D, Class E and Class X-D certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates, the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F, Class G, Class J and Class K-RR certificates as provided in the BMO 2025-5C11 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-J and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2025-5C11 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2025-5C11 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2025-5C11 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2025-5C11 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2025-5C11 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class K-RR certificates, then, to the Class J certificates, then, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2025-5C11 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class K-RR, Class J, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3 certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2025-5C11 pooling and servicing agreement will be:

●       except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●       with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class F certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F, Class G, Class J and Class K-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is anticipated that on the closing date (i) Starwood Conduit CMBS Vertical Retention II LLC, will be the holder of the VRR Interest, (ii) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, will be the holder of the HRR Interest, and (iii) LNR Securities Holdings, LLC is expected to purchase approximately 80% of the Class F, Class G and Class J certificates (in each case, other than the portion thereof that comprises a part of the “VRR interest” as described in “Credit Risk Retention” in the Preliminary Prospectus).

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” with respect to any mortgage loan, (a) when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2025-5C11 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2025-5C11 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2025-5C11 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Risk Retention Consultation Party:

The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Starwood Mortgage Capital LLC. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2025-5C11 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2025-5C11 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

After the occurrence and during the continuance of a Consultation Termination Event with respect to the serviced loans, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 50% of the aggregate of the outstanding principal balances of all Certificates.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2025-5C11 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2025-5C11 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

■ Voting Rights:

At all times during the term of the BMO 2025-5C11 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)          1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)           in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (excluding special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (excluding special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           after the occurrence and during the continuance of a Control Termination Event, reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●           reviewing reports provided by the special servicer to the extent set forth in the BMO 2025-5C11 pooling and servicing agreement;

●           reviewing for accuracy certain calculations made by the special servicer;

●           after the occurrence and during the continuance of a Control Termination Event, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2025-5C11 pooling and servicing agreement and identifying any material deviations therefrom;

●           after the occurrence and during the continuance of a Consultation Termination Event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●           after the occurrence and during the continuance of a Control Termination Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2025-5C11 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2025-5C11 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2025-5C11 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2025-5C11 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2025-5C11 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2025-5C11 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2025-5C11
Structural Overview

loans in this transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest and (B) an “eligible horizontal residual interest” in the form of the HRR Interest. Starwood Mortgage Capital LLC will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase (through its majority-owned affiliates) of the VRR Interest and the HRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Starwood Mortgage Capital LLC, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2025-5C11 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2025-5C11 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                    all special notices delivered.

●                    summaries of final asset status reports.

●                   all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                    an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2025-5C11 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	8.6%	Net Rentable Area (Units)(5):	193
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	One Grove Property LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	Sing Wang	Occupancy(4):	94.3%
Interest Rate:	5.99000%	Occupancy Date:	5/28/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	7/1/2030	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	61 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	61 months	Most Recent NOI (As of)(6):	NAV
Original Amortization:	None	UW Economic Occupancy(7):	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,670,410
Call Protection(2):	L(24),D(6),DorYM1(24),O(7)	UW Expenses:	$3,460,860
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$6,209,549
Additional Debt(1):	Yes	UW NCF:	$6,159,104
Additional Debt Balance(1):	$21,000,000	Appraised Value / Per Unit:	$126,200,000 / $653,886
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/26/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$419,689
Taxes:	$443,752	$147,917	N/A	Maturity Date Loan / Unit:	$419,689
Insurance:	$56,759	Springing	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$4,121	N/A	Maturity Date LTV:	64.2%
TI / LC:	$4,975	$83	$4,975	UW NCF DSCR:	1.25x
Performance Reserve:	$583,056	$0	N/A	UW NOI Debt Yield:	7.7%
Guarantor Liquidity Reserve:	$5,000,000	$0	N/A
Unfunded Obligations(4):	$426,944	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$81,000,000	90.9%	Loan Payoff	$77,572,518	87.0%
Borrower’s Equity	8,134,366	9.1	Upfront Reserves	6,515,486	7.3
			Closing Costs(8)	5,046,362	5.7
Total Sources	$89,134,366	100.0%	Total Uses	$89,134,366	100.0%
(1)	The One Grove Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81.0 million (the “One Grove Whole Loan”). The Financial Information in the chart above reflects the One Grove Whole Loan.
(2)	Defeasance of the One Grove Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from and after the date on which the last promissory note comprising the One Grove Whole Loan has been securitized and (ii) June 6, 2028. In addition, on any business day from and after January 1, 2028, voluntary prepayment of the One Grove Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in January 2030, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the One Grove Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C11 securitization in June 2025. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Unfunded Obligations reserves include an approximately $299,950 in gap rent reserve and $116,944 in free rent reserve for 7 leased residential units with executed lease start dates between June 2025 and August 2025 (as of May 28, 2025) and 3 vacant master units. Physical occupancy of 94.3% includes these 7 leased residential units with executed lease start dates between June 2025 and August 2025.
(5)	The One Grove Property (as defined below) features an additional seven short-term “hotel-style” rentals.
(6)	Historical financial information is unavailable as the One Grove Property was constructed in 2024.
(7)	Sing Wang, the borrower sponsor, entered into a master lease for the (i) 7 leased but not yet occupied units and (ii) 3 vacant market units (as of May 28, 2025) (the “Master Lease”), which would equate to 95.0% economic occupancy at the One Grove Property after giving effect to such Master Lease.
(8)	Closing Costs includes an interest rate buy down of $3,477,830.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

The Loan. The largest mortgage loan (the “One Grove Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by two pari passu promissory notes in the aggregate original principal balance as of the Cut-off Date of $81,000,000. The One Grove Property Whole Loan is secured by the borrower’s fee interest in a 193-unit multifamily property located in Jersey City, New Jersey (the “One Grove Property”). The One Grove Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance as of the Cut-off Date of $60,000,000. The One Grove Whole Loan was originated by Societe Generale Financial Corporation (“SGFC”) on June 6, 2025. The One Grove Whole Loan has a 5-year term, is interest-only for the full term of the loan and accrues interest at a per annum rate of 5.99000% on an Actual/360 basis. The One Grove Whole Loan has a scheduled maturity date of July 1, 2030, and will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the One Grove Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C11	Yes
A-2(1)	$21,000,000	$21,000,000	SGFC	No
Whole Loan	$81,000,000	$81,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The One Grove Property is a recently developed 193-unit luxury multifamily property located in Jersey City, New Jersey. The One Grove Property features studio, one-, two- and three-bedroom units with loft-inspired spaces, bespoke finishes, smart home features, stainless steel appliances, plank flooring, expansive windows, balconies in select units and in-home washer and dryers. Community amenities feature a coworking lounge with meeting rooms and work pods, a self-serve café, a rooftop terrace, a rooftop lounge with demonstration kitchen and dining, a fitness center, a bike room, package reception services, a parking garage with electric vehicle charging stations and an Utron parking system. Additionally, the One Grove Property features seven short-term “hotel-style” rentals and 995 square feet of retail space which is currently leased to Molly Tea through July 2033 at a rental rate of $51.26 per square feet. Parking is provided via 77 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per unit. As of the May 28, 2025 rent roll, the One Grove Property was 94.3% leased.

The following table presents certain information with respect to the unit mix at the One Grove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Leased Units	% of Units Leased	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	51	26.4%	51	100.0%	515	$3,217	$6.25
1BR	99	51.3	94	94.9	710	$3,910	$5.51
2BR(3)	39	20.2	34	87.2	1,006	$5,369	$5.34
3BR	4	2.1	3	75.0	1,376	$7,955	$5.78
Total/Wtd. Avg.	193	100.0%	182	94.3%	732	$4,055	$5.54
(1)	Based on the underwritten rent roll dated May 28, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contract rent of the Leased Units.
(3)	The 2BR Unit Type count includes one employee unit.

Environmental. According to the Phase I environmental assessment dated March 6, 2025, there was no evidence of any recognized environmental conditions or business environmental risks in connection with the One Grove Property. However, controlled recognized environmental conditions and historical recognized environmental conditions were identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends the continual implementation of the property use restrictions currently in-place under the Restricted Use Response Action Outcome (RAO) and NJDEP-approved Remedial Action Permit due to the presence of historical fill material. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

The following table presents certain information relating to the historical and current occupancy of the One Grove Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	94.3%
(1)	Historical occupancies are not applicable as the One Grove Property was constructed in 2024.
(2)	Current occupancy is as of May 28, 2025, and includes 7 leased residential units with executed lease start dates between June 2025 and August 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the One Grove Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents In-Place	$9,508,177	$49,265	93.4%
Gross Potential Rent	$9,508,177	$49,265	93.4%
Parking Income	111,000	575	1.1
Other Income 1(2)	307,491	1,593	3.0
Other Income 2(3)	255,000	1,321	2.5
Net Rental Income	$10,181,668	$52,755	100.0%
(Vacancy/Credit Loss)	(511,258)	(2,649)	(5.0)
Effective Gross Income	$9,670,410	$50,106	95.0%

Total Expenses	$3,460,860	$17,932	35.8%

Net Operating Income	$6,209,549	$32,174	64.2%
Replacement Reserve	50,445	261	0.5

Net Cash Flow	$6,159,104	$31,912	63.7%
(1)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Other Income 1 is comprised of amenity fees, application fees, pet rent, lease break fees, damage fees and other miscellaneous income.
(3)	Other Income 2 is comprised of $204,000 for the short-term/transient revenue net of transient fees and $51,000 for retail revenue.

 The Market. The One Grove Property is located in Jersey City, New Jersey in southern Hudson County. Jersey City is bordered on the south by Bayonne, on the north by Hoboken, Union City and North Bergen, on the west by Secaucus and Kearny, and on the east by the Hudson River followed by New York City. More specifically, the One Grove Property is located in the Downtown Jersey City neighborhood within the waterfront of Jersey City. Redevelopment of the Hudson River waterfront has been underway since the mid-1980s. This redevelopment was largely due to its proximity and accessibility to lower Manhattan. The redevelopment from Jersey City on the south to Weehawken to the north has attracted bank, stock brokerage, and commodities firms from Wall Street and downtown Manhattan office buildings. Major office and mixed-use developments in Jersey City include Harborside Financial Center, Newport Center, Hudson Exchange, Exchange Place, Grove Street Redevelopment Area, Colgate Center and Liberty Harbor North.

Primary access to the One Grove Property neighborhood is provided via Washington Boulevard and Grand Street. US Route 1 and 9 is the main north-south corridor in Jersey City and is located to the west of the neighborhood. The New Jersey Turnpike/I-95 feeds into Jersey City and is the main highway servicing the Holland Tunnel. Other regional highways include Interstate Routes 280 and 80. The One Grove Property is approximately one mile south of the Holland Tunnel toll plaza, the area’s main access to New York City. The Port Authority Trans-Hudson (PATH) system provides subway access to Downtown (Former World Trade Center area) and Midtown Manhattan (33rd Street). New Jersey PATH stations are located in Hoboken, Jersey City, Harrison and Newark. The One Grove Property is within walking distance to the Grove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

Street and the Exchange Place PATH Stations along the Waterfront Promenade that lines the Hudson River from Jersey City into Hoboken. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the One Grove Property is 75,725, 614,443 and 1,626,744, respectively. The average household income within the same radii was approximately $220,651, $176,111 and $172,814.

According to the appraisal, the One Grove Property is located in the Jersey City apartment submarket within the Newark-Jersey City, NJ-PA apartment market. As of the fourth quarter of 2024, the Newark-Jersey City, NJ-PA apartment market contained 575,078 units, with a vacancy rate of 3.3% and an effective rental rate of $2,754 per unit. The Newark-Jersey City, NJ-PA apartment market reported completions of 4,868 units with a positive net absorption of 6,654 units. As of the fourth quarter of 2024, the Jersey City apartment submarket contained 81,098 units, with a vacancy rate of 3.1% and an effective rental rate of $3,720 per unit.

The following table presents multifamily rental data at comparable properties with respect to the One Grove Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit

One Grove	2024 / NAP	94.3%(2)	193(2)	Studio	515(2)	$6.25(2)	$3,217(2)
215 Grove Street,				1 BR	710(2)	$5.51(2)	$3,910(2)
Jersey City, NJ				2 BR	1,006(2)	$5.34(2)	$5,369(2)
				3 BR	1,376(2)	$5.78(2)	$7,955(2)
235 Grand Street	2019 / NAP	96.7%	549	Studio	425	$7.36	$3,126
Jersey City, NJ				1 BR	636	$5.72	$3,639
				2 BR	925	$5.55	$5,135
88 Regent Street	2022 / NAP	97.1%	389	Studio	447	$6.71	$2,998
Jersey City, NJ				1 BR	679	$5.69	$3,863
				2 BR	1,001	$5.43	$5,431
	2018 / NAP	92.2%	153	Studio	555	$5.95	$3,304
197 Van Vorst Street				1 BR	773	$4.75	$3,671
Jersey City, NJ				2 BR	1,134	$4.82	$5,461
				3 BR	1,542	$3.99	$6,155
	2015 / NAP	100.0%	99	Studio	606	$5.09	$3,086
201 Montgomery Street				1 BR	809	$4.99	$4,033
Jersey City, NJ				2 BR	998	$4.29	$4,278
				3 BR	1,524	$4.77	$7,274
				Studio	520	$6.66	$3,464
25 Christopher Columbus Drive	2022 / NAP	91.1%	750	1 BR	749	$6.09	$4,564
Jersey City, NJ				2 BR	1,154	$6.41	$7,393
				3 BR	1,466	$6.82	$10,005
	2015 / NAP	94.1%	417	Studio	548	$5.68	$3,110
160 Morgan Street				1 BR	751	$5.07	$3,805
Jersey City, NJ				2 BR	1,131	$4.80	$5,424
				3 BR	1,462	$4.05	$5,928
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 28, 2025.

The Borrower. The borrower is One Grove Property LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Grove Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Sing Wang. Sing Wang’s professional career includes serving as CEO of China Minsheng Financial Holdings Ltd. for three years and as a Partner at TPG for ten years, where he held key positions such as Co-Chairman of TPG Greater China and Head of TPG Growth in North Asia. Sing Wang was also the Chief Executive Officer and Executive Director of TOM Group Limited for six years. His experience at Goldman Sachs spanned seven years, during which he worked in various roles, including Executive Director and Head of China High Technology in Hong Kong. As a founding member of Goldman Sachs' Asian private equity team, he pioneered the firm's investment efforts in China. Prior to Goldman Sachs, he was the only mainland manager at HSBC Private Equity in Hong Kong and served as a strategic consultant with McKinsey & Co. in Chicago. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. One Grove Property is managed by GREP Atlantic, LLC (d/b/a Greystar), a third-party property management company.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $443,752 into a real estate tax reserve, (ii) 56,759 into an insurance reserve, (iii) $4,975 into a TI / LC reserve, (iv) $583,056 into a performance reserve, (v) $426,944 into an unfunded obligations reserve and (vi) $5,000,000 into a guarantor liquidity reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $147,917 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium that the lender estimates will be payable for the renewal of coverage (initially, approximately $11,352 per month). The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the polices are part of a blanket insurance policy as required pursuant to One Grove Whole Loan documents, (iii) the borrower provides the lender with evidence of renewal of such policies pursuant to One Grove Whole Loan documents and (iv) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $4,121 for replacement reserves ($200.00 per multifamily unit and $1,550 per hotel unit on an annual basis).

Rollover Reserve – On a monthly basis, the borrower is required to deposit approximately $83 for rollover reserves ($1.00 per square foot by the aggregate number of rentable square feet of commercial/retail space), subject to a cap of $4,975.

Performance Reserve – At any time after June 6, 2026, if the One Grove Property has (i) achieved a debt yield of at least 7.67% and (ii) no event of default has occurred or is continuing, the lender will disburse all of the funds held in the performance reserve to the borrower.

Guarantor Liquidity Reserve – Upon delivery by the guarantor of a letter of credit in the amount of the initial reserve, the lender will return such amount back to the guarantor.

Lockbox / Cash Management. The One Grove Whole Loan is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants) and springing cash management. At origination, the borrower delivered a tenant direction letter to each commercial tenant doing business at the One Grove Property to remit all payments directly to the lockbox bank. If the borrower or property manager receives any commercial rents, the borrower or property manager is required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrower's operating account until a Cash Management Period (as defined below) has commenced, in which event funds will be swept on a daily basis into a lender controlled lockbox account and applied in accordance with the One Grove Whole Loan documents.

Notwithstanding the above, the lender agrees to not provide notice of a Cash Management Period during a DSCR Cash Management Period (as defined below) (provided no other Cash Management Period is continuing) if and for so long as the following conditions are satisfied: (A) (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (x) the annual net operating income that would be required to achieve debt service coverage ratio (“DSCR”) of 1.15x, minus (y) the then existing annual net operating income as reasonably determined by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 1 – One Grove

lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall, (B) the cash deposit or letter of credit remain on deposit with the lender until the termination of the DSCR Cash Management Period as provided within the One Grove Whole Loan documents, at which time the remaining cash deposit or letter or credit will be returned to the borrower, (C) for the avoidance of doubt, without releasing any such cash previously deposited or such letter of credit previously delivered to the lender, in the event the NOI Shortfall exceeds the amount of cash or the letter of credit on deposit with the lender at the end of any calendar quarter during the continuance of a DSCR Cash Management Period, and the borrower wishes to maintain the suspension of the deposit requirements as set forth in the One Grove Whole Loan documents, the borrower will promptly make additional deposits of cash or modifications or supplements to the letter of credit, in amounts sufficient to cover the full amount of the then-existing NOI Shortfall and compliance will be tested quarterly and (D) the borrower grants to the lender a security interest in such cash deposit or letter of credit, as applicable, and all proceeds thereof, as additional security for the One Grove Whole Loan.

A “Cash Management Period” will commence upon: (i) the occurrence of an event of default or (ii) if the debt service coverage ratio (“DSCR”) of the One Grove Whole Loan is less than 1.10x for two consecutive quarters (the “DSCR Cash Management Period”). A Cash Management Period will end if, with respect to (a) clause (i) such event of default has been cured and no other event of default has occurred or is continuing or (b) clause (ii) (a) the DSCR for the One Grove Property is greater than or equal to 1.15x for two consecutive calendar quarters or (b) the borrower has deposited an amount equal to the NOI Shortfall with the lender (in the form of a letter of credit).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue
Whole Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	7.6%	Net Rentable Area (Units):	98
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	1499 Bedford LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Neal Einhorn and Mark Friedman	Occupancy:	100.0%
Interest Rate:	6.15600%	Occupancy Date:	5/30/2025
Note Date:	5/30/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$2,530,759 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$5,326,915
Call Protection(2):	L(24),D(30),O(6)	UW Expenses:	$790,786
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,536,130
Additional Debt(1):	Yes	UW NCF:	$4,507,330
Additional Debt Balance(1):	$5,000,000	Appraised Value / Per Unit:	$88,500,000 / $903,061
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$591,837
Taxes:	$13,174	$13,174	N/A	Maturity Date Loan / Unit:	$591,837
Insurance:	$29,864	$9,955	N/A	Cut-off Date LTV:	65.5%
Deferred Maintenance:	$5,500	$0	N/A	Maturity Date LTV:	65.5%
Replacement Reserves:	$0	$1,733	N/A	UW NCF DSCR:	1.25x
TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	7.8%
Other Reserves(4):	$262,100	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$58,000,000	99.1%	Loan Payoff	$55,817,297	95.4%
Borrower Sponsors Equity	524,962	0.9	Closing Costs(6)	2,397,027	4.1
			Upfront Reserves	310,638	0.5
Total Sources	$58,524,962	100.0%	Total Uses	$58,524,962	100.0%
(1)	The 1499 Bedford Avenue Mortgage Loan (as defined below) is part of the 1499 Bedford Avenue Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $58,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 1499 Bedford Avenue Whole Loan.
(2)	Defeasance of the 1499 Bedford Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1499 Bedford Avenue Whole Loan to be securitized and (b) May 30, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C11 securitization in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves consist of (i) an upfront deposit of $259,000 into a free rent reserve with respect to the commercial lease with Stony Pine Adult Day Care LLC, an assisted living company and (ii) an upfront deposit of $3,100 into a reserve account for future rent credits or abatements under existing residential leases.
(5)	Historical financials are not available as the 1499 Bedford Avenue Property (as defined below) was acquired by the borrower in 2020. Upon acquisition, the borrower demolished the then-existing improvements, and the current 1499 Bedford Avenue Property improvements were completed in 2024.
(6)	Closing Costs includes a rate buydown of $831,333.33.

The Loan. The second largest mortgage loan (the “1499 Bedford Avenue Mortgage Loan”) is part of a whole loan (the “1499 Bedford Avenue Whole Loan”) evidenced by two pari passu promissory notes that is secured by the borrower’s fee interest in a 98-unit multifamily high-rise building in Brooklyn, New York (the “1499 Bedford Avenue Property”). The 1499 Bedford Avenue Whole Loan consists of two promissory notes and accrues interest at a fixed rate of 6.15600% per annum on an Actual/360 basis. The 1499 Bedford Avenue Whole Loan has a five-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The 1499 Bedford Avenue Whole Loan was originated on May 30, 2025 by Bank of Montreal. The 1499 Bedford Avenue Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $53,000,000. The 1499 Bedford Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. The relationship between the holders of the 1499 Bedford Avenue Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 1499 Bedford Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2025-5C11	Yes
A-2(1)	$5,000,000	$5,000,000	BMO	No
Whole Loan	$58,000,000	$58,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 1499 Bedford Avenue Property consists of a 10-story multifamily high-rise building, totaling 98 residential units on a 15,992 square foot site located in Brooklyn, New York. The 1499 Bedford Avenue Property features a range of studio, one-, two- and three-bedroom residential units. Community amenities at the 1499 Bedford Avenue Property include a fitness room, resident lounge, roof deck, pet-wash station, laundry room, parking garage and bicycle storage. Unit amenities at the 1499 Bedford Avenue Property include private balconies or terraces and washer/dryers. The 1499 Bedford Avenue Property has 19 garage parking spaces, resulting in a ratio of approximately 0.19 parking spaces per unit. The 1499 Bedford Avenue Property contains 8,000 square feet of commercial space leased to Stony Pine Adult Day Care LLC, an assisted living company (“Stony Pine”). The lease with Stony Pine makes up approximately 3.4% of the gross potential rent at the 1499 Bedford Avenue Property and has a lease expiration date of May 31, 2035. Stony Pine has one, five-year renewal option and no early termination option under the lease. Stony Pine took occupancy in June 2025. A free rent reserve of $259,000 was required in connection with the origination of the 1499 Bedford Avenue Whole Loan and will be disbursed monthly over the first two years of the lease.

The 1499 Bedford Avenue Property is subject to the 421-a tax exemption program (providing a 100% exemption for the first 25 years of the abatement period, which began in tax year 2024/2025, and a 30% exemption for the last 10 years of the abatement period) that requires at least 30% of the total number of dwelling units (approximately 30 units) at the 1499 Bedford Avenue Property to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 1499 Bedford Avenue Property. All of the affordable housing units at 1499 Bedford Avenue Property are subject to rent stabilization. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Rental Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the market rate units at the 1499 Bedford Avenue Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	10	14.7%	348	$3,130	$8.99	$3,200	$9.19
1BR / 1BA	3	4.4	474	$3,833	$8.09	$3,950	$8.34
2BR / 1BA	2	2.9	607	$5,150	$8.48	$5,300	$8.73
2BR / 2BA	25	36.8	704	$5,199	$7.39	$5,300	$7.53
3BR / 2BA	28	41.2	961	$6,269	$6.52	$6,250	$6.50
Total/Wtd. Avg.	68	100.0%	744	$5,274	$7.33	$5,323	$7.42
(1)	Based on the underwritten rent roll as of May 30, 2025.
(2)	% of Total represents the percentage of the total market rate units at the 1499 Bedford Avenue Property.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents detailed information with respect to the rent-stabilized units at the 1499 Bedford Avenue Property:

Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio	7	23.3%	315	$2,890	$9.16
1 BR / 1 BA	8	26.7	417	$3,059	$7.34
2BR / 1BA	14	46.7	562	$3,599	$6.41
2BR / 2BA	1	3.3	611	$3,599	$5.89
Total/Wtd. Avg.	30	100.0%	467	$3,290	$7.28
(1)	Based on the underwritten rent roll as of May 30, 2025.
(2)	% of Total represents the percentage of the total rent-stabilized units at the 1499 Bedford Avenue Property.

Appraisal. According to the appraisal, the 1499 Bedford Avenue Property had an “as-is” appraised value of $88,500,000 as of April 1, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$88,500,000	5.50%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I report dated March 26, 2025, there was no evidence of any recognized environmental conditions at the 1499 Bedford Avenue Property.

The following table presents certain information relating to the historical and current occupancy of the 1499 Bedford Avenue Property:

Historical and Current Multifamily Occupancy(1)
2022	2023	2024	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 1499 Bedford Avenue Property was acquired by the borrower in 2020. Upon acquisition, the borrower demolished the then-existing improvements, and the current 1499 Bedford Avenue Property improvements were completed in 2024.
(2)	Current occupancy is as of May 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents certain information relating to the underwritten cash flows of the 1499 Bedford Avenue Property:

Underwritten Net Cash Flow
	T-12 March 2025	Underwritten	Per Unit	%(1)
Gross Potential Rent	$3,479,798	$5,679,504	$57,954	100.0%
(Vacancy)	(329,230)	(448,600)	(4,578)	7.9
Net Rental Income	$3,150,568	$5,230,904	$53,377	92.1%
Other Income(2)	83,354	96,012	980	1.7
Effective Gross Income	$3,233,923	$5,326,915	$54,356	93.8%

Total Expenses(3)	703,164	790,786	8,069	14.8

Net Operating Income	$2,530,759	$4,536,130	$46,287	85.2%

TI/LC Reserve	0	8,000	82	0.2

Replacement Reserve	0	20,800	212	0.4

Net Cash Flow	$2,530,759	$4,507,330	$45,993	84.6%
(1)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income includes parking and laundry income.
(3)	Includes real estate taxes equal to approximately $150,563 based on the 2024/2025 fiscal year taxes beginning July 2024 based on the 421-a tax exemption. The 421-a tax exemption commenced in 2024 and is a 35-year abatement that phases out in the last ten years at 30% of tax exemption.

The Market. The 1499 Bedford Avenue Property is located in Brooklyn, New York, within the New York, NY-NJ-PA Core Based Statistical Area (the “New York MSA”). New York City offers a diverse mix of industry employment with the professional and business services and trade, transportation and utilities sectors. The 1499 Bedford Avenue Property is located in the Crown Heights neighborhood within Kings County. The local area is mixed use neighborhood including multifamily residential, 1-2 family residential, and institutional buildings.

The 1499 Bedford Avenue Property is situated in the Brooklyn rental market. According to the appraisal, as of December 2024, the Brooklyn rental market contained an average rent of $3,870 per unit.

According to the appraisal, the 2023 populations in New York City and Kings County were approximately 8.258 million and 2.561 million, respectively, and the estimated 2023 median household income in New York City was $69,252.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents certain information relating to comparable multifamily rental properties to the 1499 Bedford Avenue Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The 1499 Bedford Avenue(3) 1499 Bedford Avenue Brooklyn, NY	2024 / NAP	100.0%	98	Studio MR Studio RS 1BR/1BA MR 1BR/1BA RS 2BR/1BA MR 2BR/1BA RS 2BR/2BA MR 2BR/2BA RS 3BR/2BA MR	348 315 474 417 607 562 704 611 961	$8.99 $9.16 $8.09 $7.34 $8.48 $6.41 $7.39 $5.89 $6.52	$3,130 $2,890 $3,833 $3,059 $5,150 $3,599 $5,199 $3,599 $6,269
Pacific House	2023 / NAP	96.6%	175	Studio	378	$100.44	$3,164
1010 Pacific Street				1 Bedroom	493	$92.98	$3,820
Brooklyn, NY				2 Bedroom	613	$94.47	$4,826
				3 Bedroom	769	$78.02	$5,000
Mason Gray	2024 / NAP	93.7%	158	Studio	507	$81.36	$3,435
955 Sterling Place				1 Bedroom	589	$81.12	$3,981
Brooklyn, NY				2 Bedroom	865	$81.29	$5,860
Loden	2025 / NAP	97.2%	569	Studio	390	$98.18	$3,191
54 Crown Street				1 Bedroom	543	$92.95	$4,206
Brooklyn, NY				2 Bedroom	819	$86.21	$5,884
The Arch	2022 / NAP	98.5%	323	Studio	425	$81.97	$2,904
1101 President Street				1 Bedroom	511	$78.64	$3,347
Brooklyn, NY				2 Bedroom	864	$63.25	$4,555
				3 Bedroom	1,078	$59.10	$5,308
The Eve	2025 / NAP	88.2%	76	Studio	381	$99.21	$3,150
827 Sterling Place				1 Bedroom	655	$73.32	$4,000
Brooklyn, NY				2 Bedroom	1,032	$67.47	$5,800
409 Eastern Parkway	2019 / NAP	98.9%	186	Studio	511	$65.19	$2,776
409 Eastern Parkway				1 Bedroom	640	$76.13	$4,061
Brooklyn, NY				2 Bedroom	930	$72.93	$5,649
The Frederick	2022 / NAP	97.9%	193	Studio	444	$81.37	$3,013
564 Saint John’s Place				1 Bedroom	593	$82.92	$4,101
Brooklyn, NY				2 Bedroom	701	$80.74	$4,719
Botanica	2024 / NAP	100.0%	169	1 Bedroom	NAV	NAV	$3,275
931 Carroll Street				2 Bedroom	NAV	NAV	$4,404
Brooklyn, NY				3 Bedroom	NAV	NAV	$5,425
(1)	Source: Appraisal, unless otherwise indicated.
(2)	# of Units for the 1499 Bedford Avenue Property is inclusive of market rate (MR) and rent-stabilized (RS) units. # of Units for comparable properties is inclusive of only market rate units.
(3)	Based on underwritten rent roll dated as of May 30, 2025.

The Borrower. The borrower under the 1499 Bedford Avenue Whole Loan is 1499 Bedford LLC, a special-purpose entity and Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1499 Bedford Avenue Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Neal Einhorn and Mark Friedman. Neal Einhorn and Mark Friedman are cofounders and principals of CareRite Centers, LLC, a rehabilitation and healthcare company with locations in New York, New Jersey, Tennessee and Florida.

Property Management. The 1499 Bedford Avenue Property is managed by The W Management Group LLC (“The W Group”), a third-party property management company. The W Group is headquartered in Brooklyn, New York and specializes in assisted living, with medical professionals trained in personal care, medical care, nursing care and mental health.

Escrows and Reserves. At origination of the 1499 Bedford Avenue Whole Loan, the borrower deposited (i) approximately $13,174 into a real estate tax reserve account, (ii) approximately $29,864 into an insurance reserve account, (iii) $5,500 into an immediate repair reserve account, (iv) $259,000 for free rent owed to Stony Pine into a free rent reserve account and (v) $3,100 into a rent concession reserve account for future rent credits or abatements under existing residential leases.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, approximately $13,174.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, approximately $9,955.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, $1,733.

Rollover Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit, on a monthly basis, $12,000.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default and (ii) on or after May 30, 2026, the 1499 Bedford Avenue Whole Loan debt service coverage ratio being less than 1.10x; and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, (x) the date that the 1499 Bedford Avenue Whole Loan debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter or (y) the borrower has deposited with the lender, and thereafter maintains, in the excess cash reserve account, an amount of funds, in the form of cash or a letter of credit, equal to an amount by which the outstanding principal balance of the 1499 Bedford Avenue Whole Loan would need to be reduced to result in the debt service coverage ratio be equal to or greater than 1.20x.

Lockbox / Cash Management. The 1499 Bedford Avenue Whole Loan is structured with a springing lockbox and springing cash management. The 1499 Bedford Avenue Whole Loan requires that within 30 days of the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox within three business days of receipt. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1499 Bedford Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1499 Bedford Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1499 Bedford Avenue Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,500,000	Property Type - Subtype(4):	Mixed Use – Office/Retail
% of Pool by IPB:	7.2%	Net Rentable Area (SF):	148,242
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Flushing Condo Holdings LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Joseph Brunner and Abraham Mandel	Occupancy(5):	99.9%
Interest Rate:	7.12000%	Occupancy Date(5):	4/21/2025
Note Date:	4/24/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	$3,055,154 (TTM 2/28/2025)
Original Amortization:	None	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$8,528,192
Call Protection(2):	L(25),D(29),O(6)	UW Expenses:	$1,209,804
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$7,318,388
Additional Debt(1):	Yes	UW NCF:	$7,103,437
Additional Debt Balance(1):	$24,500,000	Appraised Value / Per SF:	$111,400,000 / $751
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/18/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$506
Taxes:	$142,890	$23,815	N/A	Maturity Date Loan / SF:	$506
Insurance:	$147,399	$13,425	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$2,471	N/A	Maturity Date LTV:	67.3%
TI / LC:	$0	$15,591	N/A	UW NCF DSCR:	1.31x
Deferred Maintenance:	$22,500	$0	N/A	UW NOI Debt Yield:	9.8%
8th Floor Rent Reserve:	$729,537	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$69,812,848	93.1%
			Closing Costs(7)	3,482,596	4.6
			Upfront Reserves	1,042,326	1.4
			Return of Equity	662,231	0.9
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The 347-363 Flushing Avenue Mortgage Loan (as defined below) is part of the 347-363 Flushing Avenue Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $75,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 347-363 Flushing Avenue Whole Loan.
(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of June 6, 2025. Defeasance of the 347-363 Flushing Avenue Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) April 24, 2028. The assumed lockout of 25 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The 347-363 Flushing Avenue Property (as defined below) is comprised of (i) 79,164 square feet of office space (53.4% of NRA), (ii) 69,078 square feet of retail space (46.6% NRA), (iii) 171 sub-cellar parking spaces leased to Nagle Parking and (iv) 112 ground-level parking spaces (the “ODA Health Parking Space”). See “The Property” below for more information.
(5)	The 347-363 Flushing Avenue Property is 99.9% leased as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of the leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces for these four tenants. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.
(6)	The 347-363 Flushing Avenue Property was completed in 2023. Historical NOI prior to the Most Recent NOI period is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(7)	Closing Costs include an interest rate buy-down credit of $1,635,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The Loan. The third largest mortgage loan (the “347-363 Flushing Avenue Mortgage Loan”) is part of a whole loan (the “347-363 Flushing Avenue Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal balance amount of $75,000,000. The 347-363 Flushing Avenue Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-4, A-5 and A-6, which have an aggregate outstanding principal balance as of the Cut-off Date of $50,500,000. The 347-363 Flushing Avenue Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use multi-tenant office and retail property containing 148,242 square feet located in Brooklyn, New York (the “347-363 Flushing Avenue Property”). The 347-363 Flushing Avenue Whole Loan was co-originated on April 24, 2025 by SMC and BMO. The 347-363 Flushing Avenue Whole Loan has a five-year interest-only term accruing interest at a rate of 7.12000% per annum on an Actual/360 basis. The scheduled maturity date of the 347-363 Flushing Avenue Whole Loan is May 6, 2030.

The 347-363 Flushing Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust securitization. The relationship between the holders of notes evidencing the 347-363 Flushing Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 347-363 Flushing Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2025-5C11	Yes
A-2(1)	$15,000,000	$15,000,000	Starwood Mortgage Funding VII, LLC	No
A-3(1)	$9,500,000	$9,500,000	Starwood Mortgage Funding VII, LLC	No
A-4	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-5	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-6	$5,500,000	$5,500,000	BMO 2025-5C11	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 347-363 Flushing Avenue Property is located in the Williamsburg neighborhood of Brooklyn, New York. The 347-363 Flushing Avenue Property was completed in 2023 and recently stabilized. The 347-363 Flushing Avenue Property development began as an assemblage of multiple contiguous parcels which the borrower sponsors began acquiring in 2015. Construction broke ground in 2018 but was delayed in 2020 at the onset of the COVID-19 pandemic, during which time all non-essential development projects were halted. The 347-363 Flushing Avenue Property was completed at a total cost of approximately $124,000,000. The 347-363 Flushing Avenue Property is 99.9% leased and 90.5% occupied as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of these leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.

The 347-363 Flushing Avenue Property is leased to 55 tenants, with three floors of retail space, five floors of office space, a 15,100 square foot private unenclosed rooftop terrace and two levels of parking. Approximately 46.6% of the NRA is retail space, while 53.4% is office space. The retail component of the 347-363 Flushing Avenue Property consists of three levels of interior shop space on the cellar through third level, which is accessed via the main entrance, which opens into a central lobby with both elevator and escalator access. The retail is 100% leased to 24 tenants totaling 69,078 square feet, including a Kosher food court and 24,032 square feet of lower-level retail space leased to party and family entertainment company Hoopla, the second largest tenant at the 347-363 Flushing Avenue Property. Hoopla recently expanded from 5,532 square feet into the remaining 18,500 square foot lower-level space due to additional demand.

The office component totals 79,164 square feet and is 99.9% leased to approximately 31 tenants on floors four through eight, plus a 15,100 square foot private rooftop terrace. The office space is accessed via the elevators at the main entrance as well as a separate dedicated entrance at the eastern side of the 347-363 Flushing Avenue Property along Flushing Avenue at Kent Avenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

In addition to all other entrances to the 347-363 Flushing Avenue Property, ODA Health, the second largest tenant at the 347-363 Flushing Avenue Property, has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels.

Also, in addition to the fourth floor space leased by ODA Health, ODA Health leases the ODA Health Parking Space, which totals 28,446 square feet and is currently striped for 112 parking spaces. ODA Health currently uses this space as executive parking and storage; however, the borrower sponsors are in the appeals process with the NYC Board of Standards and Appeals (“BSA”) to have the ODA Health Parking Space approved for office use. On April 1, 2025, the Community Board’s Land Use Committee voted unanimously to recommend approval of the application. Separate from the rent ODA Health pays for its 23,984 square feet of existing office space, ODA Health is required under its lease to pay rent of $1,564,569 per annum once the ODA Health Parking Space is approved by the BSA for office use. Until then, ODA Health receives a rent credit in the amount of $62,881 per month, or $754,569 per annum, for a net annual rent of $810,000 for the ODA Health Parking Space. ODA Health is responsible for 100% of the improvement costs for the build-out of the additional office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of this ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

In addition to the ODA Health Parking Space, the 347-363 Flushing Avenue Property has a sub-cellar parking level containing 171 spaces that is leased to Nagle Parking on a 10-year lease at $437,091 per annum that expires October 31, 2032.

The 347-363 Flushing Avenue Property benefits from a 25-year ICAP tax abatement through 2048, with a 30.26% office exemption with inflation protection for 25 years and a 69.74% retail exemption with inflation protection for 15 years. The ICAP provides for an annual abatement amount of approximately $2,470,315, which is applied as a credit to the borrower’s ongoing tax liability. If the ICAP tax abatement benefits are not maintained for the 347-363 Flushing Avenue Property at any time, the 347-363 Flushing Avenue Whole Loan will become fully recourse to borrower and borrower sponsors. The unabated taxes for the tax year 2025/2026 are $2,756,094 versus the underwritten taxes of $285,780.

Major Tenants.

Hoopla (24,032 square feet; 16.2% of NRA; 14.4% of Underwritten Base Rent): Hoopla is a private event and children’s party space offering a variety of arcade games, foam pits and educational activities. Hoopla caters primarily to the local neighborhood and demographic. Hoopla initially signed a lease for 5,532 square feet with a rent commencement date in June 2024 before executing a lease for an additional 18,500 square feet in March 2025 due to high demand. In the aggregate, Hoopla leases 24,032 square feet under two leases with expiration dates in June 2029. Hoopla has one, five-year renewal option as it relates to its 18,500 square foot expansion lease. Hoopla has no termination options.

ODA Health (23,984 square feet; 16.2% of NRA; 20.0% of Underwritten Base Rent): ODA Health is a not-for-profit primary healthcare network primarily focused on serving the local Jewish community. ODA Health leases the entire fourth floor totaling 23,984 square feet for orthopedic patient treatment services and medical offices for clinicians and therapists. According to the borrower sponsors, ODA Health invested approximately $10,000,000 in build-out costs on their space, which includes state-of-the-art therapy and treatment rooms, gyms and multiple therapy pools. ODA Health currently leases the ODA Health Parking Space, a 112-spot parking space on the first floor, currently utilized as executive parking and storage. ODA Health intends to convert the ODA Health Parking Space to additional office space in order to better suit its needs. Please see “The Property” for more information. Additionally, ODA Health has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels. ODA Health operates under a lease with an expiration date in December 2032. ODA Health has three, five-year renewal options as it relates to its current office space. ODA Health has no termination options as it pertains to its office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of the ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

RE Tax Services (7,978 square feet; 5.4% of NRA; 5.1% of Underwritten Base Rent): RE Tax Services is a tax certiorari firm servicing all five boroughs of New York City. RE Tax Services handles all property tax requirements, assessments, abatements, reclassifications and exemptions, as well as general tax management, planning and real estate tax consultation. RE Tax Services leases 7,978 square feet under a lease that expires in December 2034. RE Tax Services has no renewal options or termination options.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 347-363 Flushing Avenue Property:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Hoopla(3)	Retail	NR / NR / NR	24,032	16.2%	$41.90	$1,007,000	14.4%	6/14/2029
ODA Health(4)	Office	NR / NR / NR	23,984	16.2	$58.39	1,400,388	20.0	12/31/2032
RE Tax Services	Office	NR / NR / NR	7,978	5.4	$45.00	359,010	5.1	12/31/2034
Golden Gate Management/Public Valuations	Office	NR / NR / NR	6,541	4.4	$54.00	353,187	5.0	12/31/2034
Princess Boutique / LA pume(5)	Retail	NR / NR / NR	6,265	4.2	$44.22	277,014	4.0	10/31/2038
Food Court LLC	Retail	NR / NR / NR	4,608	3.1	$34.44	158,715	2.3	4/1/2038
Runway(6)	Retail	NR / NR / NR	3,984	2.7	$42.60	169,700	2.4	8/31/2028
Cornell Management(7)	Office	NR / NR / NR	3,779	2.5	$48.18	182,088	2.6	3/13/2035
Blue Sky Builders	Office	NR / NR / NR	3,493	2.4	$41.19	143,858	2.1	10/31/2033
Accupraise Valuations(8)	Office	NR / NR / NR	3,451	2.3	$50.00	172,560	2.5	3/31/2035
Top Ten Tenants			88,115	59.4%	$47.93	$4,223,519	60.3%

Non Top Ten Tenants			60,036	40.5%	$46.33	$2,781,413	39.7%

Occupied Collateral Total / Wtd. Avg.			148,151	99.9%	$47.28	$7,004,932	100.0%

Vacant Space			91	0.1%

Collateral Total			148,242	100.0%

(1)	Based on the underwritten rent roll dated April 21, 2025, with rent steps totaling $56,875 through December 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Hoopla has one, five-year renewal option remaining.
(4)	ODA Health has three, five-year renewal options remaining.
(5)	Princess Boutique / LA pume has one, five-year renewal option remaining.
(6)	Runway has two, five-year renewal options remaining.
(7)	Cornell Management has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Cornell Management is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Cornell Management ($182,088).
(8)	Accupraise Valuations has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Accupraise Valuations is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Accupraise Valuations ($172,560).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The following table presents certain information relating to the lease rollover schedule at the 347-363 Flushing Avenue Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	91	0.1%	NAP	NA	P	91	0.1%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		91	0.1%	$0	0.0%
2026	1	200	0.1	15,300	0.2		292	0.2%	$15,300	0.2%
2027	0	0	0.0	0	0.0		292	0.2%	$15,300	0.2%
2028	11	14,390	9.7	665,851	9.5		14,682	9.9%	$681,151	9.7%
2029	13	37,591	25.4	1,648,956	23.5		52,273	35.3%	$2,330,107	33.3%
2030	6	12,382	8.4	578,645	8.3		64,655	43.6%	$2,908,752	41.5%
2031	0	0	0.0	0	0.0		64,655	43.6%	$2,908,752	41.5%
2032	4	31,295	21.1	1,700,745	24.3		95,950	64.7%	$4,609,497	65.8%
2033	12	17,767	12.0	804,673	11.5		113,717	76.7%	$5,414,170	77.3%
2034	3	16,422	11.1	800,386	11.4		130,139	87.8%	$6,214,556	88.7%
2035	2	7,230	4.9	354,648	5.1		137,369	92.7%	$6,569,204	93.8%
2036 & Beyond	2	10,873	7.3	435,728	6.2		148,242	100.0%	$7,004,932	100.0%
Total	54	148,242	100.0%	$7,004,932	100.0%
(1)	Based on the underwritten rent roll dated April 21, 2025, with rent steps totaling $56,875 through December 2025.

The following table presents certain information with respect to the historical and current occupancy of the 347-363 Flushing Avenue Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	NAV	76.3%	99.9%
(1)	Historical occupancy prior to 2024 is not available as the 347-363 Flushing Avenue Property was built in 2023.
(2)	Current Occupancy is as of April 21, 2025.

Appraisal. According to the appraisal, the 347-363 Flushing Avenue Property had an “as-is” appraised value of $111,400,000 as of March 18, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$111,400,000	5.75%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 27, 2025, there was no evidence of any recognized environmental conditions at the 347-363 Flushing Avenue Property.

The Market. The 347-363 Flushing Avenue Property is located in Brooklyn, New York. According to the appraisal, the 347-363 Flushing Avenue Property is located within the North Brooklyn office and retail submarkets. As of the fourth quarter of 2024, the North Brooklyn office submarket had a vacancy rate of 16.0% and market rent of $45.96 per square foot. As of the fourth quarter of 2024, the North Brooklyn retail submarket had a vacancy rate of 3.1% and market rent of $54.53 per square foot. Within a one-, three- and five-mile radius of the 347-363 Flushing Avenue Property, the estimated 2024 population is 191,507, 1,317,143 and 2,922,900, respectively. Within the same radii, the estimated 2024 average annual household income is $98,575, $120,630 and $119,632, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The following table presents certain information relating to the appraisal’s market rent conclusions for the 347-363 Flushing Avenue Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Interior Retail	$45.00	10	3.0% annually	$20.00
Typical Office	$50.00	10	3.0% annually	$40.00
Premium Office (ODA Health)	$55.00	10	3.0% annually	$40.00
Small Office (<300 SF)	$1,800/month	10	3.0% annually	$10.00
Cellar Retail	$40.00	10	3.0% annually	$20.00
Parking	$2,500/space	10	3.0% annually	None
(1)	Source: Appraisal.

The following table presents certain information with respect to the historical and underwritten cash flow of the 347-363 Flushing Avenue Property:

Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	PSF	%(3)
Base Rent	$3,937,920	$7,004,932	$47.25	90.8%
Vacant Income	0	12,000	0.08	0.2
Real Estate Tax Reimbursements	0	118,132	0.80	1.5
Operating Cost Reimbursements	375,723	581,174	3.92	7.5
Net Rental Income	$4,313,643	$7,716,238	$52.05	100.0%
(Vacancy/Credit Loss)	0	(540,137)	(3.64)	(7.0)
Other Income	30,462	105,000	0.71	1.4
Parking Income	0	1,247,091	8.41	16.2
Effective Gross Income	$4,344,105	$8,528,192	$57.53	110.5%

Real Estate Taxes	603,423	285,780	1.93	3.4
Insurance	124,753	161,105	1.09	1.9
Other Expenses	560,776	762,920	5.15	8.9
Total Expenses	$1,288,952	$1,209,804	$8.16	14.2%

Net Operating Income	$3,055,154	$7,318,388	$49.37	85.8%

Total TI/LC, CapEx/RR	0	214,951	1.45	2.5
Net Cash Flow	$3,055,154	$7,103,437	$47.92	83.3%
(1)	The 347-363 Flushing Avenue Property was completed in 2023. Historical operating history prior to the TTM is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(2)	TTM is as of February 28, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Flushing Condo Holdings LLC, a New York limited liability company and special purpose entity. The 0.5% member of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 347-363 Flushing Avenue Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Joseph Brunner and Abraham Mandel, who are the owners and operators of Bruman Realty. Bruman Realty is a privately owned real estate company with properties throughout the tri-state area. Its portfolio consists of multifamily, mixed-use, office, ecclesiastical sites, adaptive reuse, retail and industrial properties.

Property Management. The 347-363 Flushing Avenue Property is managed by Bruman Realty LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $142,890 for real estate taxes, (ii) $147,399 for insurance premiums, (iii) $729,537 for a rent reserve related to tenants not yet in occupancy on the eighth floor and (iv) $22,500 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $23,815.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $13,425.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,471 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $15,591 (approximately $1.26 per square foot annually) for tenant improvement and leasing commission reserves.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

Lockbox / Cash Management. The 347-363 Flushing Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 347-363 Flushing Avenue Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 347-363 Flushing Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 347-363 Flushing Avenue Mortgage Loan (unless the Sweep Event is a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 347-363 Flushing Avenue Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months; (iii) the occurrence of a Major Tenant Trigger Event (as defined below); or (iv) any period that the 347-363 Flushing Avenue does not benefit from the ICAP tax abatement.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; (c) clause (iii) above, the Major Tenant Trigger Event is cured in accordance with the 347-363 Flushing Avenue Mortgage Loan documents; and (d) clause (iv) above, the lender’s receipt of satisfactory evidence that the 347-363 Flushing Avenue Property benefits from the ICAP tax abatement.

A “Major Tenant Trigger Event” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) a Major Tenant goes dark or otherwise ceases operations at the 347-363 Flushing Avenue Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Major Tenant sublets any portion of its leased space, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the 347-363 Flushing Avenue Property or any material portion thereof, or (vi) ODA terminates its lease on the ODA Health Parking Space.

A Major Tenant Trigger Event will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default and no other default has occurred for two consecutive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

calendar quarters; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Major Tenant has rescinded its notice in writing to vacate its Major Tenant space; (d) clause (iii), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; (e) clause (iv), the related Major Tenant has been re-assigned its space or there has been a termination of any applicable sublease, and the Major Tenant is in possession of all of related Major Tenant space, (f) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease, and (g) clause (v), (A) a re-tenanting event with respect to the ODA Health Parking Space has occurred pursuant to a lease with a minimum annual rent of $537,600 and a term of at least seven years and (B) the DSCR is at the time of the re-tenanting event equal to or greater than 1.25x.

A “Major Tenant” means ODA Health or any tenant otherwise occupying the space currently leased by ODA Health.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$48,600,000	Title:	Fee
Cut-off Date Principal Balance(1):	$48,600,000	Property Type - Subtype(4):	Various – Various
% of Pool by IPB:	7.0%	Net Rentable Area (SF):	324,588
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	DLV TC Village, LP	Year Built / Renovated:	1969 / 2022
Borrower Sponsor:	A.D.D. Holdings, L.P.	Occupancy:	94.0%
Interest Rate:	6.87000%	Occupancy Date:	5/8/2025
Note Date:	5/13/2025	4th Most Recent NOI (As of)(5):	$7,010,146 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(5):	$7,079,408 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$9,755,299 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$9,984,993 (TTM 1/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$15,832,955
Call Protection(2):	L(24),D(32),O(4)	UW Expenses:	$5,583,005
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$10,249,951
Additional Debt(1):	Yes	UW NCF:	$9,854,635
Additional Debt Balance(1):	$35,400,000	Appraised Value / Per SF(6):	$158,400,000 / $488
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/20/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$259
Taxes:	$997,568	$199,514	N/A	Maturity Date Loan / SF:	$259
Insurance:	$70,768	$10,382	N/A	Cut-off Date LTV(6):	53.0%
Replacement Reserves:	$0	$5,899	N/A	Maturity Date LTV(6):	53.0%
TI / LC:	$0	$27,068	N/A	UW NCF DSCR:	1.68x
Other Reserves:	$2,235,687	Springing	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	56.0%	Purchase Price(7)	$144,897,036	96.6%
Sponsor Equity	65,970,344	44.0	Upfront Reserves	3,304,023	2.2
			Closing Costs(8)	1,769,285	1.2
Total Sources	$149,970,344	100.0%	Total Uses	$149,970,344	100.0%
(1)	The Turtle Creek Village Mortgage Loan (as defined below) is part of the Turtle Creek Village Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $84,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Turtle Creek Village Whole Loan
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of July 6, 2025. Defeasance of the Turtle Creek Village Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 13, 2028. The assumed lockout of 24 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Turtle Creek Village Properties (as defined below) are comprised of (i) 229,868 square feet of office space (70.8% of NRA) and (ii) 94,720 square feet of retail space (29.2% NRA). See “The Properties” below for more information.
(5)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the office tower, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical NOI at the Turtle Creek Village Properties.
(6)	The appraisal concluded an “as-is” appraised value for the Turtle Creek Village Properties of $158,400,000. Although the Turtle Creek Village Properties are situated on one lot, the appraisal also provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. Aggregating the individual appraised values for the retail and office components would equate to a $158,700,000 appraised value, a 52.9% Cut-off Date LTV and a 52.9% Maturity Date LTV.
(7)	The presented Purchase Price reflects an original contract purchase price of $147,000,000 net of approximately $2,103,000 in seller credits for ongoing garage repairs, and outstanding tenant improvements and leasing commissions and free rent related to recent leasing.
(8)	Closing Costs include an interest rate buy-down credit of $840,000.

The Loan. The fourth largest mortgage loan (the “Turtle Creek Village Mortgage Loan”) is part of a whole loan (the “Turtle Creek Village Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $84,000,000. The Turtle Creek Village Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

balance as of the Cut-off Date of $48,600,000. The Turtle Creek Village Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use multi-tenant office and retail property containing 324,588 square feet located in Dallas, Texas (the “Turtle Creek Village Properties”). The Turtle Creek Village Whole Loan was co-originated on May 13, 2025 by SMC and Morgan Stanley Bank, N.A. The Turtle Creek Village Whole Loan has a five-year interest-only term accruing interest at a rate of 6.87000% per annum on an Actual/360 basis. The scheduled maturity date of the Turtle Creek Village Whole Loan is June 6, 2030.

The Turtle Creek Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust securitization. The relationship between the holders of notes evidencing the Turtle Creek Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Turtle Creek Village Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,600,000	$48,600,000	BMO 2025-5C11	Yes
A-2(1)	$35,400,000	$35,400,000	Morgan Stanley Bank, N.A.	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Turtle Creek Village Properties comprise a Class A, 324,588 square foot mixed-use development located in the Turtle Creek/Highland Park/Uptown submarket in Dallas, Texas. The Turtle Creek Village Properties consist of an 18-story, 229,868 square foot office tower, as well as four retail buildings totaling 94,720 square feet. The Turtle Creek Village Properties are situated approximately three miles north of downtown Dallas. The Turtle Creek Village Properties are 94.0% occupied as of May 8, 2025, with the office building being 94.2% occupied and the retail space being 93.5% occupied. The Turtle Creek Village Properties have a granular mix of 65 tenants in total. The Turtle Creek Village Office property represents approximately 63.3% of the underwritten base rent and the Turtle Creek Retail property represents approximately 36.7% of underwritten base rent.

The following table presents certain information relating to the Turtle Creek Village Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(4)	% of Appraised Value	Underwritten NOI	% of Underwritten NOI
Turtle Creek Village Retail	1969 / 2022	94,720	93.5%	$24,652,174	50.7%	$80,500,000	50.7%	$4,103,736	40.0%
Turtle Creek Village Office	1969 / 2022	229,868	94.2%	23,947,826	49.3%	78,200,000	49.3	6,146,215	60.0
Total/Wtd. Avg.		324,588	94.0%	$48,600,000	100.0%	$158,700,000	100.0%	$10,249,951	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.
(3)	The Turtle Creek Village Whole Loan documents do not permit the release of any of the Turtle Creek Village Properties.
(4)	Although the Turtle Creek Village Properties are situated on one lot, the appraisal provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. However, the appraisal concluded an “as-is” appraised value for the Turtle Creek Village Properties of $158,400,000.

Originally built in 1969 and renovated most recently in 2022, the Turtle Creek Village Properties sit at the intersection of Oak Lawn Avenue and Blackburn Street, which provides access to Central Expressway, the Dallas North Tollway, Stemmons Freeway and the Katy Trail. The area surrounding the Turtle Creek Village Properties consists of uses such as The Crescent, American Airlines Center, The Ritz Carlton, The Mansion on Turtle Creek and the planned Four Seasons hotel/residences, which is expected to add 240 hotel rooms and 118 condo units to the area.

Origin Bank (12.5% of the Turtle Creek Village Office property NRA) is the largest office tenant, which occupies the top two floors of the office tower and has a bank branch on the first floor of the building with street frontage. Origin Bank has been at the Turtle Creek Village Properties since 2013 and recently renewed its lease for ten years through 2034. The remainder of the office tenancy is granular, with the majority of the tenants occupying less than 10,000 square feet and no tenant being more than 3.9% of the Turtle Creek Village Office property NRA. The retail space is anchored by a Tom Thumb grocery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

store (June 2024 TTM sales of $1,041 per square foot) and World Market and includes a mix of high-end shops and restaurants that cater to the affluent submarket.

Major Tenants.

Origin Bank (28,689 square feet; 8.8% of NRA; 8.4% of Underwritten Base Rent): Origin Bank offers a broad range of financial services and currently operates more than 60 banking centers located throughout Texas, Louisiana, Mississippi, Alabama and Florida. Origin Bank occupies the two top floors of the Turtle Creek Office property and has a bank branch on the first floor. Additionally, Origin Bank installed building signage along the roofline of the 18-story Turtle Creek Office property in 2022. Origin Bank has been at the Turtle Creek Office property since 2013, renewed its lease in July 2023 and has a current lease expiration in April 2034. Origin Bank has two, five-year renewal options as it relates to its 7,188 square feet of expansion space. Origin Bank has no termination options.

Tom Thumb (22,081 square feet; 6.8% of NRA; 8.4% of Underwritten Base Rent): Tom Thumb is a chain of supermarkets in the Dallas-Fort Worth area. Tom Thumb has been at the Turtle Creek Retail property since 2015 and operates under a lease with an expiration date in May 2030. Tom Thumb reported sales of $22,982,432 over the trailing 12 months ending June 2024, which equates to $1,041 per square foot and an occupancy cost of 5.4%. Tom Thumb has six, 60-month renewal options remaining. Tom Thumb has no termination options.

World Market (17,000 square feet; 5.2% of NRA; 2.8% of Underwritten Base Rent): World Market is a national specialty retailer founded in San Francisco in 1958. World Market offers furniture, home décor and gifts in addition to an assortment of candy, international foods and beverages across 240 stores. World Market leases 17,000 square feet under a lease that expires in January 2028. World Market has no renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Turtle Creek Village Properties:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Cost	Lease Exp. Date
Origin Bank(3)	Office	NR / NR / NR	28,689	8.8%	$32.04	$919,196	8.4%	NAP	NAP	4/30/2034
Tom Thumb(4)(5)	Retail	NR / NR / NR	22,081	6.8	$41.80	922,986	8.4	$1,041	5.4%	5/31/2030
World Market	Retail	NR / NR / NR	17,000	5.2	$18.00	306,000	2.8	NAV	NAV	1/31/2028
Premier Office Centers, LLC(6)	Office	NR / NR / NR	12,623	3.9	$30.75	388,157	3.5	NAP	NAP	3/31/2029
Paceline Equity Partners, LLC(7)	Office	NR / NR / NR	12,465	3.8	$32.25	401,996	3.7	NAP	NAP	7/31/2029
Dorchester Minerals, LP(8)(9)	Office	NR / NR / NR	11,847	3.6	$28.50	337,640	3.1	NAP	NAP	2/28/2029
Allie Beth Allman & Associates(10)	Office	NR / NR / NR	9,695	3.0	$33.50	324,783	3.0	NAP	NAP	6/30/2029
The Bassett Firm, PC(11)	Office	NR / NR / NR	8,621	2.7	$30.95	266,820	2.4	NAP	NAP	4/30/2028
Cypress Point Wealth Management, LLC(12)	Office	NR / NR / NR	8,139	2.5	$30.58	248,919	2.3	NAP	NAP	2/28/2031
Tatum Brown Classic Home, LP(13)(14)	Office	NR / NR / NR	7,498	2.3	$33.92	254,313	2.3	NAP	NAP	1/31/2033
Top Ten Tenants			138,658	42.7%	$31.52	$4,370,809	39.8%

Non Top Ten Tenants			166,341	51.2%	$39.72	$6,607,385	60.2%

Occupied Collateral Total / Wtd. Avg.			304,999	94.0%	$35.99	$10,978,194	100.0%

Vacant Space			19,589	6.0%

Collateral Total			324,588	100.0%

(1)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Origin Bank has two, five-year renewal options as it relates to its 7,188 square feet of space.
(4)	Tom Thumb has six, 60-month renewal options remaining.
(5)	Tom Thumb’s Sales PSF and Occ. Cost are based on the trailing 12 months ending June 2024.
(6)	Premier Office Centers, LLC has one, five-year renewal option remaining.
(7)	Paceline Equity Partners, LLC has one, five-year renewal option remaining.
(8)	Dorchester Minerals, LP has two, five-year renewal options remaining.
(9)	Dorchester Minerals, LP has the one-time right to terminate its lease effective February 28, 2026.
(10)	Allie Beth Allman & Associates has one, five-year renewal option remaining.
(11)	The Bassett Firm, PC has a one-time right to terminate its lease in November 2025 with 9 months’ notice.
(12)	Cypress Point Wealth Management, LLC has one, five-year renewal option remaining.
(13)	Tatum Brown Classic Home, LP has one, five-year renewal option remaining.
(14)	Tatum Brown Classic Home, LP subleases 2,124 square feet under a lease with rent equal to $33.92 per square foot to Morgan Farrow Designs, LLC. Of the 2,124 square feet subleased to Morgan Farrow Designs, LLC, 877 square feet are scheduled to expire in November 2029 and 1,247 square feet are scheduled to expire in January 2033. The rent due under the Tatum Brown Classic Home, LP lease was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information relating to the lease rollover schedule at the Turtle Creek Village Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,589	6.0%	NAP	NAP	19,589	6.0%	NAP	NAP
2025 & MTM	6	17,160	5.3	$721,789	6.6%	36,749	11.3%	$721,789	6.6%
2026	7	16,704	5.1	635,228	5.8	53,453	16.5%	$1,357,017	12.4%
2027	8	14,051	4.3	668,971	6.1	67,504	20.8%	$2,025,987	18.5%
2028	10	51,396	15.8	1,683,317	15.3	118,900	36.6%	$3,709,304	33.8%
2029	14	80,557	24.8	2,732,065	24.9	199,457	61.4%	$6,441,369	58.7%
2030	4	28,046	8.6	1,124,857	10.2	227,503	70.1%	$7,566,226	68.9%
2031	4	18,646	5.7	689,035	6.3	246,149	75.8%	$8,255,261	75.2%
2032	6	28,900	8.9	1,197,219	10.9	275,049	84.7%	$9,452,480	86.1%
2033	2	12,891	4.0	424,192	3.9	287,940	88.7%	$9,876,672	90.0%
2034	1	28,689	8.8	919,196	8.4	316,629	97.5%	$10,795,867	98.3%
2035	2	2,470	0.8	138,500	1.3	319,099	98.3%	$10,934,367	99.6%
2036 & Beyond(2)	3	5,489	1.7	43,826	0.4	324,588	100.0%	$10,978,194	100.0%
Total	67	324,588	100.0%	$10,978,194	100.0%
(1)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.
(2)	Includes a 2,216 square foot conference center and a 1,984 square foot management office, to which no rent is attributed.

The following table presents certain information with respect to the historical and current occupancy of the Turtle Creek Village Properties:

Historical and Current Occupancy(1)(2)
2022	2023	2024	Current(3)
82.7%	88.2%	91.2%	94.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the Turtle Creek Village Office property, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025.
(3)	Current Occupancy is as of May 8, 2025.

Appraisal. According to the appraisal, the Turtle Creek Village Properties had an “as-is” appraised value of $158,400,000 as of March 20, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$158,400,000	7.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Turtle Creek Village Properties.

The Market. The Turtle Creek Village Properties are located in Dallas, Texas. According to the appraisal, the Turtle Creek Village Retail property is located within the Uptown retail submarket. As of the third quarter of 2024, the Uptown retail submarket had a vacancy rate of 7.9% and market rent of $35.14 per square foot. Additionally, the Turtle Creek Village Office property is located within the Uptown office submarket. As of the fourth quarter of 2024, the Uptown office submarket had a vacancy rate of 21.4% and market rent of $67.02 per square foot. Within a one-, three- and five-mile radius of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

Turtle Creek Village Properties, the estimated 2023 population is 39,921, 206,872 and 390,079, respectively. Within the same radii, the estimated 2023 average annual household income is $149,653, $140,502 and $131,205, respectively.

The following table presents certain information relating to the comparable anchor/junior anchor leases for the Turtle Creek Village Retail property:

Comparable Anchor/Junior Anchor Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Retail 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	94,720(2)	Tom Thumb(2) World Market(2)	22,081(2) 17,000(2)	$41.80(2) $18.00(2)	May-2015(2) Feb-2023(2)	15.1(2) 5.0(2)
Sprouts 2201 Virginia Parkway McKinney, TX	2024 / NAP	NAV	Sprouts Farmers Market	22,468	$37.95	Aug-2024	15.0
India Metro Hypermarket 1480 Independence Parkway McKinney, TX	2023 / NAP	NAV	India Metro Hypermarket	12,374	$36.00	Nov-2023	5.0
Sprouts Farmers Market 17795 Dallas Parkway Dallas, TX	2022 / NAP	NAV	Sprouts Farmers Market	19,954	$34.32	Oct-2023	15.0
Whole Foods 2500 McKinney Avenue Dallas, TX	2015 / NAP	NAV	Whole Foods	69,971	$34.32	Jul-2020	10.0
Boot Barn 13710 Dallas Parkway Dallas, TX	1997 / NAP	NAV	Boot Town	15,790	$18.00	May-2024	5.0
Spec’s 12425 South Freeway Burleson, TX	2024 / NAP	NAV	Spec’s Liquor	12,000	$33.00	Feb-2024	15.0
Denton Crossing 1400 & 1800 South Loop 288 Denton, TX	2004 / NAP	NAV	Nordstrom Rack	25,100	$26.00	Jul-2023	10.0
Grapevine Mills 3000 Grapevine Mills Parkway Grapevine, TX	1997 / NAP	NAV	Arhaus Furniture	23,257	$19.25	Mar-2023	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

The following table presents certain information relating to the comparable inline leases for the Turtle Creek Village Retail property:

Comparable Inline Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Retail 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	94,720(2)	-	-	-	-	-
Knox Promenade 4447 North Central Expressway Dallas, TX	2004 / NAP	NAV	Bigger Better	1,500	$60.00	May-2024	3.0
Gaston Place 4201 Gaston Avenue Dallas, TX	1967 / NAP	NAV	Total by Verizon	2,000	$47.00	Oct-2024	5.0
Deep Ellum Mixed Use 3101 Commerce Street Dallas, TX	1986 / NAP	NAV	Bird Scooters	1,022	$70.00	Nov-2024	7.0
Knox Street Village 3104 Knox Street Dallas, TX	1930 / 2015	NAV	Ralph Lauren Home Stag	2,202 1,499	$93.00 $110.00	Mar-2023 May-2022	5.1 7.0
Prestonway Crossing 3900 Preston road Plano, TX	2023 / NAP	NAV	Confidential / In-Line	4,500	$52.00	Mar-2024	10.0
High Point Crossing 6401 Northwest Highway Dallas, TX	2018 / NAP	NAV	Mo Bettah’s	2,546	$46.00	Nov-2021	10.0
Uptown Plaza 2222 McKinney Avenue Dallas, TX	2005 / NAP	NAV	Pilates Studio	2,158	$50.00	Nov-2024	5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information relating to the comparable office leases for the Turtle Creek Village Office property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Office 3838 Oak Lawn Avenue Dallas, TX	1969 / 2022	229,868(2)	-	-	-	-	-
Park Place on Turtle Creek 2911 Turtle Creek Boulevard Dallas, TX	1986 / NAP	177,169	Highwire Capital	4,956	$31.00	Feb-2025	5.4
Parkside Tower 3500 Maple Avenue Dallas, TX	1985 / 2015	376,710	Hyperfuel	7,189	$30.00	Nov-2024	6.3
Turtle Creek Tower 3131 Turtle Creek Boulevard Dallas, TX	1972 / 2018	136,991	Flat Creek Capital Management	2,913	$31.50	May-2024	3.3
1920 McKinney Avenue 1920 McKinney Avenue Dallas, TX	2016 / NAP	66,865	Office User (Undisclosed)	3,498	$41.50	Jul-2023	7.0
3100 Monticello 3100 Monticello Avenue Dallas, TX	1983 / 2019	175,193	Not Disclosed	7,510	$34.00	Feb-2025	5.0
GuideStone 2401 Cedar Springs Road Dallas, TX	1989 / NAP	208,137	Undisclosed	5,000	$38.00	Apr-2024	5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Turtle Creek Village Properties:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Inline Retail	$60.00	10	3.0% annually	$25.00
Anchor	$37.50	10	3.0% annually	$15.00
Junior Anchor	$25.00	10	3.0% annually	$15.00
Office	$34.00	10	3.0% annually	$30.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information with respect to the historical and underwritten cash flow of the Turtle Creek Village Properties:

Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM(2)	Underwritten	PSF	%(3)
Base Rent(4)	$8,548,190	$8,730,802	$9,966,382	$10,053,976	$10,978,194	$33.82	63.3%
Vacant Income	0	0	0	0	839,365	2.59	4.8
Reimbursements	3,500,953	3,894,986	5,175,289	5,235,115	5,332,683	16.43	30.7
Parking Income	139,950	111,484	134,321	143,697	143,697	0.44	0.8
Other Income	68,162	33,675	51,813	49,637	49,637	0.15	0.3
Net Rental Income	$12,257,255	$12,770,947	$15,327,805	$15,482,425	$17,343,575	$53.43	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,510,620)	(4.65)	(8.7)
Effective Gross Income	$12,257,255	$12,770,947	$15,327,805	$15,482,425	$15,832,955	$48.78	91.3%

Real Estate Taxes	2,578,243	2,540,569	2,311,856	2,310,075	2,325,439	7.16	14.7
Insurance	70,314	70,328	71,466	72,488	124,586	0.38	0.8
Other Expenses	2,598,552	3,080,642	3,189,185	3,114,869	3,132,980	9.65	19.8
Total Expenses	$5,247,109	$5,691,539	$5,572,507	$5,497,431	$5,583,005	$17.20	35.3%

Net Operating Income	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$10,249,951	$31.58	64.7%

Total TI/LC, CapEx/RR	0	0	0	0	395,316	1.22	2.5
Net Cash Flow	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$9,854,635	$30.36	62.2%
(1)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the office tower, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical Net Operating Income at the Turtle Creek Village Properties.
(2)	TTM is as of January 31, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.

The Borrower. The borrower is DLV TC Village, LP, a Texas limited partnership and special purpose entity. The 1.0% general partner of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Turtle Creek Village Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is A.D.D. Holdings, L.P. A.D.D. Holdings, L.P. is controlled by Artemio De La Vega. Mr. De La Vega is the founder and CEO of De La Vega Development, a commercial real estate firm specializing in mixed-use developments. Mr. De La Vega has more than 25 years of experience in the real estate industry, with a focus on single-tenant, multi-tenant retail centers and mixed-use developments.

Property Management. The Turtle Creek Village Property is managed by Jones Lang LaSalle Americas, Inc.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $997,568 for real estate taxes, (ii) $70,768 for insurance premiums, (iii) $943,262 for outstanding tenant improvements and leasing commissions, (iv) $652,439 for planned garage repairs and (v) $639,985 for free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $199,514.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,382.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,899 for replacement reserves (approximately $0.22 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $27,068 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 4 – Turtle Creek Village

DSCR Trigger Account – At the borrower’s option to avoid triggering a DSCR Trigger Event (as defined below), within five business days of a DSCR Trigger Event and on each monthly payment date thereafter through and until the DSCR Trigger Event has been cured, the borrower may deposit with the lender $98,000 (the “DSCR Trigger Account Funds”), which amount will be transferred into an account to be held by the lender as additional collateral for the Turtle Creek Village Whole Loan. During the continuance of a DSCR Trigger Event, if TI/LC reserves are insufficient to cover any approved leasing costs, provided no event of default has occurred and is continuing, the lender will disburse to the borrower DSCR Trigger Account Funds for the payment of such leasing costs.

Lockbox / Cash Management. The Turtle Creek Village Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Trigger Event (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Turtle Creek Village Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Turtle Creek Village Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Turtle Creek Village Whole Loan.

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Turtle Creek Village Whole Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.20x based on the trailing 12 months (a “DSCR Trigger Event”); or (iii) the occupancy at the Turtle Creek Village Properties falls below 75%.

A Trigger Event will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; (c) clause (iii) above, the occupancy at the Turtle Creek Village Properties is equal to or greater than 75% for two consecutive calendar quarters.

Notwithstanding the foregoing, no DSCR Trigger Event will be deemed to have occurred if the borrower deposits with the lender the DSCR Trigger Event Funds within five business days of the occurrence of the DSCR Trigger Event and continues to do so on each monthly payment date until such DSCR Trigger Event is cured.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided no Trigger Event or event of default has occurred and is continuing, the borrower is permitted to obtain the release of a two-story parking garage (the “Release Parcel”) that is no longer being utilized at the Turtle Creek Village Properties. The lender will permit the release of the Release Parcel, provided that certain conditions are satisfied, including, among other things, (a) no event of default or Trigger Event then exists, and (b) the lender’s receipt of evidence that: (i) the Release Parcel is a separate tax lot, (ii) the Turtle Creek Village Properties are compliant with all reciprocal easement agreements and (iii) the release is compliant with all REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,550,000	Title(2):	Fee
Cut-off Date Principal Balance:	$36,550,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	174,510
Loan Purpose:	Refinance	Location:	Epping, NH
Borrowers:	Waterstone Retail Epping, LLC and Waterstone Retail Epping Ground Tenant, LLC	Year Built / Renovated:	2011, 2012, 2015 / NAP
Borrower Sponsors:	Neal S. Shalom and Joshua R. Levy	Occupancy:	98.6%
Interest Rate:	6.87000%	Occupancy Date:	5/1/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$3,249,519 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$3,291,001 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,332,616 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,345,295 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,578,433
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,179,820
Lockbox / Cash Management:	Soft Springing / Springing	UW NOI:	$3,398,613
Additional Debt:	No	UW NCF:	$3,302,632
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$52,550,000 / $301
Additional Debt Type:	NAP	Appraisal Date:	4/2/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$209
Taxes:	$355,640	$50,806	N/A	Maturity Date Loan / SF:	$209
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	$2,181	N/A	Maturity Date LTV:	69.6%
TI / LC:	$0	$5,817	N/A	UW NCF DSCR:	1.30x
Outstanding TI / LC:	$750,000	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,550,000	100.0%	Loan Payoff	$32,119,537	87.9%
			Closing Costs(3)	2,057,969	5.6
			Return of Equity	1,266,854	3.5
			Upfront Reserves	1,105,640	3.0
Total Sources	$36,550,000	100.0%	Total Uses	$36,550,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Brickyard Square Property (as defined below) is secured by the borrowers’ overlapping fee and leasehold interests.
(3)	Closing Costs include an interest rate buy-down credit of $1,298,390.

The Loan. The fifth largest mortgage loan (the “Brickyard Square Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ overlapping fee and leasehold interests in a 174,510 square foot anchored retail center located in Epping, New Hampshire (the “Brickyard Square Property”). The Brickyard Square Mortgage Loan was originated on May 8, 2025 by Starwood Mortgage Capital LLC. The Brickyard Square Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.87000% per annum on an Actual/360 basis. The scheduled maturity date of the Brickyard Square Mortgage Loan is June 6, 2030.

The Property. The Brickyard Square Property is located in the Seacoast region of New Hampshire. The Brickyard Square Property is 98.6% leased as of May 1, 2025, and has averaged approximately 98.6% occupancy since 2020. The Brickyard Square Property is anchored by Marshalls (23,000 square feet; 13.2% NRA; 6.9% underwritten base rent) and the State of New Hampshire Liquor Commission (the “NH Liquor Outlet”) (12,000 square feet; 6.9% NRA; 7.2% underwritten base rent). Marshalls has been at the Brickyard Square Property since March 2012. Marshall’s most recent sales (as of year-end

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

2024) were approximately $492 per square foot, which was a 5.2% increase over the prior year’s sales. The State of New Hampshire Liquor Commission occupies an outparcel that was constructed in 2015 positioned at the edge of the Brickyard Square Property with frontage along State Route 101. As the State of New Hampshire mandates all alcohol sales through these state-run outlets, this location serves as a key anchor, attracting travelers heading to New Hampshire’s Seacoast region— including Portsmouth, Seabrook, and Hampton—approximately 15 miles to the east. Other major tenants at the Brickyard Square Property include Michael’s, Old Navy, PetSmart and O’Neil Cinemas. Additionally, the Brickyard Square Property is shadow anchored by a 76,452 square foot non-collateral corporate-owned grocer tenant, Market Basket.

The borrower sponsors developed the Brickyard Square Property in 2011, with two additional pad sites (leased to NH Liquor Outlet and The Beach Plum) developed in 2015. Additionally, the Brickyard Square Property is subject to a land condominium regime. There are two condominium units: Unit 1 (the Brickyard Square Property) and Unit 2 (non-collateral that is owned by Market Basket). The borrowers owns Unit 1 and a 70% undivided common interest in the common areas/voting rights, which provides the borrowers with blocking rights on all major decisions such as granting easements, imposing use restrictions, terminating the condominium, or amending the declaration or bylaws. The borrowers serve as the “Operator” of the condominium, which functions as the condominium association. The land condominium was formed in September 2009 for the purposes of developing the Market Basket store.

Major Tenants.

O’Neil Cinemas (29,577 square feet; 16.9% of NRA; 18.2% of Underwritten Base Rent): O’Neil Cinemas operates a 12-screen state-of the-art digital projection theater with tiered stadium seating, refreshments, extra wide seats, D-BOX and 3D movie capabilities. O’Neil Cinemas, which is on the northwest corner of the Brickyard Square Property, operates on a triple-net pad lease and owns its improvements. O’Neill Cinemas has been open at the Brickyard Square Property since 2012 and recently executed an early lease amendment that extended its lease term through October 2050. According to the borrower sponsors, O’Neil Cinemas is investing approximately $5,000,0000 ($417,000 per screen) into its space to modernize the theaters and add a restaurant/bar. The borrower sponsors are contributing a $750,000 towards the buildout which was reserved at origination. O’Neil Cinemas has four, five-year renewal options and no termination options. For the trailing 12 months ending December 2024, O’Neil Cinemas reported $2,431,806 in sales which equates to approximately $202,650 per screen.

Marshalls (23,000 square feet; 13.2% of NRA; 6.9% of Underwritten Base Rent): Marshalls is an American chain of off-price departments stores owned by TJX Companies, Inc. Marshall has over 1,230 stores across 49 states and Puerto Rico, and 61 stores in Canada. Marshalls has been a tenant at the Brickyard Square Property since 2012 and has a current lease expiration in January 2028. Marshalls has three, five-year renewal options and no termination options. For the trailing 12 months ending December 2024, Marshalls reported $11,318,259 in sales which equates to approximately $492 per square foot.

Michaels (16,832 square feet; 9.6% of NRA; 7.1% of Underwritten Base Rent): Michaels is an American arts and crafts retail chain. It is North America’s largest provider of arts, crafts, framing, floral and wall decor. Michaels has over 1,300 stores across 49 states and Canada. Michaels has been a tenant at the Brickyard Square Property since 2012 and has a current lease expiration in August 2028. Michaels has two, five-year renewal options and no termination options. Michaels is not required to report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Brickyard Square Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF / Per Screen(3)	Occ. Cost(3)	Lease Exp. Date
O’Neil Cinemas(4)(5)	NR / NR / NR	29,577	16.9%	$20.70	$612,244	18.2%	$202,650	32.6%	10/31/2050
Marshalls(6)	A2 / A / NR	23,000	13.2	$10.00	230,000	6.9	$492	3.3%	1/31/2028
Michaels(7)	B2 / B- / NR	16,832	9.6	$14.25	239,856	7.1	NAV	NAV	8/31/2028
Old Navy(8)(9)	Ba3/ BB / NR	13,653	7.8	$18.75	255,994	7.6	$215	11.6%	4/30/2031
PetSmart(10)	Caa1 / B+ / NR	12,712	7.3	$17.50	222,460	6.6	NAV	NAV	5/31/2027
NH Liquor Commission(11)(12)	NR / NR / NR	12,000	6.9	$20.00	240,000	7.2	NAV	NAV	12/31/2035
Ulta Beauty(13)	NR / NR / NR	9,876	5.7	$20.00	197,520	5.9	NAV	NAV	2/28/2030
The Paper Store(14)(15)	NR / NR / NR	7,526	4.3	NAV(14)	NAV(14)	NAV(14)	$279	14.8%(14)	5/31/2028
Sleepy’s(16)	NR / NR / NR	6,311	3.6	$19.80	124,958	3.7	NAV	NAV	5/31/2028
Famous Footwear(17)(18)	NR / BB- / BB-	5,175	3.0	$19.50	100,913	3.0	$221	11.6%	9/30/2030
Top Ten Tenants		136,662	78.3%	$16.27	$2,223,944	66.3%

Non Top Ten Tenants		35,372	20.3%	$32.01	$1,132,430	33.7%

Occupied Collateral Total / Wtd. Avg.		172,034	98.6%	$19.51	$3,356,374	100.0%

Vacant Space		2,476	1.4%

Collateral Total		174,510	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2025 with rent steps totaling $164,618 through May 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF / Per Screen and Occ. Costs are based on the trailing 12 months ending December 2024.
(4)	O’Neil Cinemas operates on a triple-net pad lease and owns its own improvements.
(5)	O’Neil Cinemas has four, five-year renewal options remaining.
(6)	Marshalls has three, five-year renewal options remaining.
(7)	Michaels has two, five-year renewal options remaining.
(8)	Old Navy has one, five-year renewal option remaining.
(9)	Old Navy has the right to terminate its lease if sales for the period between May 2025 and April 2026 do not exceed $4,500,000 provided notice is given by July 31, 2026.
(10)	PetSmart has one, five-year renewal option remaining.
(11)	NH Liquor Commission has two, five-year renewal options remaining.
(12)	NH Liquor Commission has the right to terminate its lease in the event that state funds appropriated by the General Court of New Hampshire are not made available for the tenant.
(13)	Ulta Beauty has two, five-year renewal options remaining.
(14)	The Paper Store pays percentage rent which was equal and underwritten to $265,027 over the trailing 12 months ending February 2025. Occ. Cost for The Paper Store is calculated based on The Paper Store’s (i) percentage rent and (ii) underwritten reimbursements.
(15)	The Paper Store has one, five-year renewal option remaining.
(16)	Sleepy’s has one, five-year renewal option remaining.
(17)	Famous Footwear has two, five-year renewal options remaining.
(18)	Famous Footwear has the right to terminate its lease if sales for the period between May 2025 and April 2026 do not exceed $1,300,000 provided notice is given by July 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the lease rollover schedule at the Brickyard Square Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,476	1.4%	NAP	NA	P	2,476	1.4%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		2,476	1.4%	$0	0.0%
2026	1	1,540	0.9	45,938	1.4		4,016	2.3%	$45,938	1.4%
2027	5	19,087	10.9	435,533	13.0		23,103	13.2%	$481,471	14.3%
2028	8	63,840	36.6	921,720	27.5		86,943	49.8%	$1,403,191	41.8%
2029	2	6,591	3.8	214,012	6.4		93,534	53.6%	$1,617,203	48.2%
2030	3	19,607	11.2	461,583	13.8		113,141	64.8%	$2,078,786	61.9%
2031	1	13,653	7.8	255,994	7.6		126,794	72.7%	$2,334,780	69.6%
2032	0	0	0.0	0	0.0		126,794	72.7%	$2,334,780	69.6%
2033	1	1,139	0.7	36,251	1.1		127,933	73.3%	$2,371,031	70.6%
2034	0	0	0.0	0	0.0		127,933	73.3%	$2,371,031	70.6%
2035	1	12,000	6.9	240,000	7.2		139,933	80.2%	$2,611,031	77.8%
2036 & Beyond	2	34,577	19.8	745,344	22.2		174,510	100.0%	$3,356,374	100.0%
Total	24	174,510	100.0%	$3,356,374	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2025 with rent steps totaling $164,618 through May 2026.

The following table presents certain information with respect to the historical and current occupancy of the Brickyard Square Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
99.4%	99.5%	99.5%	98.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2025.

Appraisal. According to the appraisal, the Brickyard Square Property had an “as-is” appraised value of $52,550,000 as of April 2, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$52,550,000	6.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated April 7, 2025, there was no evidence of any recognized environmental conditions at the Brickyard Square Property.

The Market. The Brickyard Square Property is located in Epping, New Hampshire. According to the appraisal, the Brickyard Square Property is located within the Rockingham retail submarket. As of the fourth quarter of 2024, the Rockingham retail submarket had a vacancy rate of 1.7% and asking rent of $21.85 per square foot. Within a three-, five- and ten-mile radius of the Brickyard Square Property, the estimated 2024 population is 9,475, 21,626 and 101,723, respectively. Within the same radii, the estimated 2024 average annual household income is $150,550, $143,487 and $145,720, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the comparable retail leases for the Brickyard Square Property.

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Type	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Brickyard Square 24 Calef Highway Epping, NH	2011, 2012, 2015 / NAP	174,510(2)	-	-	-	-	-	-
19 Gurnet Road 19 Gurnet Road Brunswick, ME	1996 / NAP	29,000	Movie Theater	Quoted – Available	29,000	$10.00-$12.00	-	-
440 Middlesex Road 440 Middlesex Road Tyngsborough, MA	1987 / 2013	39,474	Movie Theater	AMC	39,474	$13.23	Apr-2025	5.0
Confidential Greater Boston Region, MA	2000, 2001, 2009, 2020, 2023 / NAP	350,000	Movie Theater	Confidential	93,000	$17.58	Current	30.0
Manchester Run Shopping Center 1045 & 1046-1051 South Willow Street Manchester, NH	1993, 2013 / NAP	64,850	Retail > 20,000 SF	O’Reilly Auto Parts	20,720	$16.75	May-2023	15.0
301 Maine Mall Road 301 Maine Mall Road South Portland, ME	1986 / NAP	20,442	Retail > 20,000 SF	Boot Barn	20,442	$16.00	Jun-2024	10.0
Webster Square 254, 256-268, 270 & 274 Daniel Webster Highway Nashua, NH	1988, 1991 / NAP	218,675	Retail - 10,000 - 20,000 SF	Boot Barn	14,190	$15.50	May-2023	10.0
Fort Eddy Plaza 20-76 Fort Eddy Road Concord, NH	1979 / NAP	175,000	Retail - 10,000 - 20,000 SF Retail - Inline Retail - Inline	Confidential Confidential Confidential	13,271 2,000 3,045	$23.00 $32.00 $26.93	May-2024 Sep-2023 Aug-2024	10.0 10.0 5.0
1 Silver Fox Lane 1 Silver Fox Lane Raymond, NH	2024 / NAP	6,925	Retail - Inline Retail - Inline Retail - Inline	Verizon Domino’s Feel Good Industry	1,530 1,525 1,670	$37.65 $35.00 $36.50	Jan-2024 Jan-2024 Apr-2025	10.0 5.0 10.0
North End Shops at Livingston Park 545 & 555 Hooksett Road Manchester, NH	1987 / NAP	50,000	Retail - Inline Retail - Inline	Bert’s Better Beers ConvenientMD	3,200 3,200	$16.38 $29.00	Mar-2024 Jul-2023	5.0 7.0
Confidential Exeter, NH	1955, 2009 / NAP	90,000	Retail - Inline Retail - Inline	Confidential Confidential	7,496 2,387	$16.00 $20.00	Feb-2025 Sept-2024	5.0 5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Brickyard Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Movie Theater	$18.00	10.0	10% every five years	$35.00
Retail (Anchor) > 20,000 SF	$16.50	10.0	10% every five years	$35.00
Retail (Anchor)- 10,000 - 20,000 SF	$20.00	10.0	10% every five years	$35.00
Retail – Inline	$35.00	10.0	10% every five years	$35.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information with respect to the underwritten cash flow of the Brickyard Square Property:

Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF	%(2)
Base Rent	$3,147,024	$3,248,611	$3,225,952	$3,241,965	$3,191,757	$18.29	67.1%
Rent Steps(3)	0	0	0	0	164,618	0.94	3.5
Vacant Income	0	0	0	0	86,660	0.50	1.8
Reimbursements	989,383	993,010	972,872	1,046,466	1,046,466	6.00	22.0
Percentage Rent	309,098	300,217	285,111	265,027	265,027	1.52	5.6
Net Rental Income	$4,445,505	$4,541,838	$4,483,934	$4,553,458	$4,754,527	$27.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(237,726)	(1.36)	(5.0)
Other Income	3,236	429	1,632	1,632	61,632	0.35	1.3
Effective Gross Income	$4,448,741	$4,542,267	$4,485,566	$4,555,090	$4,578,433	$26.24	96.3%

Real Estate Taxes	519,652	538,714	523,268	587,510	565,447	3.24	12.4
Insurance	73,407	104,068	114,968	114,298	91,241	0.52	2.0
Other Expenses	606,162	608,483	514,714	507,988	523,132	3.00	11.4
Total Expenses	$1,199,221	$1,251,265	$1,152,951	$1,209,795	$1,179,820	$6.76	25.8%

Net Operating Income	$3,249,520	$3,291,002	$3,332,615	$3,345,295	$3,398,613	$19.48	74.2%

TI/LC	0	0	0	0	69,804	0.40	1.5
CapEx/RR	0	0	0	0	26,177	0.15	0.6
Net Cash Flow	$3,249,520	$3,291,002	$3,332,615	$3,345,295	$3,302,633	$18.93	72.1%
(1)	TTM is as of February 28, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Rent steps underwritten through May 2026.

The Borrowers. The borrowers are Waterstone Retail Epping, LLC and Waterstone Retail Epping Ground Tenant, LLC, each a Delaware limited liability company and special purpose entity. The borrowers have one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brickyard Square Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Neal S. Shalom and Joshua R. Levy, principals of Waterstone Properties Group, Inc (“Waterstone”). Waterstone is an owner and operator of real estate including office, residential, medical, warehouse, logistical, data center, mixed-use and retail developments. Waterstone’s portfolio includes 53 properties across 15 states. Waterstone has extensive experience in development, leasing, marketing, construction, finance and property management.

Property Management. The Brickyard Square Property is managed by Waterstone, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $355,640 for real estate taxes and (ii) $750,000 for outstanding tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $50,806.

Insurance Escrows – Insurance escrows are waived provided, among other conditions, the Brickyard Square Property is covered by an acceptable blanket policy (which is currently maintained).

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $2,181 for replacement reserves (approximately $0.15 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $5,817 (approximately $0.40 per square foot annually) for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 5 – Brickyard Square

Outstanding TI/LC Reserve – At origination, the borrowers deposited $750,000 for tenant improvement and leasing commission owed to O’Neil Cinemas.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant (as defined below) space.

Trigger Avoidance Reserve – To delay the commencement of a Sweep Event Period (as defined below) resulting from a DSCR Trigger Event (as defined below) and/or a Major Tenant Trigger Event, the borrowers have the option to deposit into escrow $937,000 in them of cash or an acceptable letter of credit (the “Initial Trigger Avoidance Deposit”). On an annual basis, the borrowers have the option to deposit into escrow an additional sum of $937,000 to continue delaying the commencement of a DSCR Trigger and/or a Major Tenant Event Period (the “Annual Trigger Avoidance Deposit”).

Short Notice Major Tenant Reserve – With respect to any Major Tenant whose lease does not obligate said Major Tenant to give notice to extend its lease until two hundred 270 days prior to the date of such lease’s termination, the borrowers may deposit into escrow $234,500 to reduce the date on which such Major Tenant is required to have renewed or extended the term of its lease from 12 months prior to the date on which such lease is then scheduled to terminate, to 270 days prior to the date on which such lease is then scheduled to terminate.

Lockbox / Cash Management. The Brickyard Square Mortgage Loan is structured with a soft springing lockbox and springing cash management. The borrowers are required to deposit all rents into a lockbox account. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts deposited into the lockbox account will be transferred to an account designated for the borrowers. Upon the occurrence of a Sweep Event Period, the borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brickyard Square Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brickyard Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brickyard Square Mortgage Loan (unless the Sweep Event Period is caused by a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Brickyard Square Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months (a “DSCR Trigger Event”) subject to the borrowers’ right to deposit the Initial Trigger Avoidance Deposit and//or the Annual Trigger Avoidance Deposit, as applicable, (iii) the occurrence of a Major Tenant Trigger Event, subject to the borrowers’ right to deposit the Initial Trigger Avoidance Deposit and//or the Annual Trigger Avoidance Deposit, as applicable; or (iv) commencing on or after June 6, 2029, the date on which the net cash flow debt yield is less than 9.5%.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; (c) clause (iii) above, the termination of the Major Tenant Trigger Event; and (d) clause (iv) above, the Brickyard Square Mortgage Loan is repaid in full.

A “Trigger Avoidance Deposit Period” means the period commencing upon the making of any Initial Trigger Avoidance Deposit and ending upon the subsequent cure of the applicable DSCR Trigger Event and/or Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) unless the lease related to a Credit Tenant Lease (as defined below), a Major Tenant goes dark, vacates or otherwise ceases operations at the Brickyard Square Property or fails to be open for business during customary business hours, or gives notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) unless the lease related to a Credit Tenant Lease, a Major Tenant sublets any of its leased space, other than in connection with a Credit Tenant Lease, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Brickyard Square

lease at the Brickyard Square Property, or (vi) a Major Tenant fails to renew or extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease (or, with respect to any Short Notice Major Tenant (as defined below), in the event that Borrower has made a deposit equal to $234,500, two hundred 270 days) prior to the date on which such lease is then scheduled to terminate).

A Major Tenant Trigger Event will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant or a satisfactory replacement tenant has extended or executed its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least three consecutive calendar months; (d) clause (iii), when the bankruptcy or insolvency proceeding has terminated satisfactorily to the lender and the lease for the related Major Tenant is assumed or affirmed in such proceeding; (e) clause (iv), there has been a termination of any applicable sublease, and the Major Tenant is in possession of all of related Major Tenant space; (f) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease; or (g) all sub-clauses mentioned above, if the DSCR, assuming the most current rent roll (excluding any income from (x) any Major Tenant then causing a Major Tenant Trigger Event and (y) any tenant lease having a co-tenancy clause tied to any such Major Tenant that is violated or triggered) annualized over the greater of (i) underwritten expenses of $1,179,706 or (ii) the actual trailing 12 months’ expenses, is at least 1.30x.

A “Major Tenant” means Marshall’s, Michaels or O’Neil Cinemas or any replacement tenant otherwise occupying 10,000 square feet or more of space currently leased by such tenants.

A “Short Notice Major Tenant” means any lease to a Major Tenant, which Major Tenant is not obligated to give notice to extend its lease until 270 days prior to the date on which such lease is schedule to terminate.

A “Credit Tenant Lease” means any lease to a Major Tenant that is rated BBB- or better by S&P or its equivalent by Fitch or Moody’s. Currently, only Marshall’s lease qualifies as a Credit Tenant Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Brickyard Square Mortgage Loan is secured by the overlapping fee and leasehold interests of the borrowers. The Brickyard Square Property is subject to a ground lease between the co-borrowers that is scheduled to expire on June 4, 2115, with ground rent of $10 for the entire ground lease term which has been paid in full. The Brickyard Square Mortgage Loan is fully recourse to the borrowers and guarantors if the ground lease terminates or expires for any reason during the term of the Brickyard Square Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Williamsburg Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$34,800,000	Title:	Fee
Cut-off Date Principal Balance:	$34,800,000	Property Type – Subtype:	Multifamily - Various
% of IPB:	5.0%	Net Rentable Area (Units):	91
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrowers:	Flatiron-Williamsburg Property Group I LLC and Flatiron-Williamsburg Property Group II LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton	Occupancy:	93.4%
Interest Rate:	6.75000%	Occupancy Date:	4/25/2025
Note Date:	5/1/2025	4th Most Recent NOI (As of):	$2,485,558 (12/31/2022)
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of):	$2,626,503 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,616,829 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,741,957 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$4,036,006
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,032,473
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,003,533
Additional Debt:	No	UW NCF:	$2,970,205
Additional Debt Balance:	NAP	Appraised Value / Per Unit(4):	$58,700,000 / $645,055
Additional Debt Type:	NAP	Appraisal Date(4):	3/26/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$382,418
Taxes:	$121,887	$19,546	N/A	Maturity Date Loan / Unit:	$382,418
Insurance:	$52,975	$13,244	N/A	Cut-off Date LTV(4):	59.3%
Replacement Reserves:	$0	$2,470	N/A	Maturity Date LTV(4):	59.3%
Deferred Maintenance:	$40,975	$0	N/A	UW NCF DSCR:	1.25x
TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	8.6%
Other Reserves(2):	$280,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,800,000	100.0%	Loan Payoff	$27,733,766	79.7%
			Principal Equity Distribution	4,978,804	14.3
			Closing Costs	1,591,593	4.6
			Upfront Reserves	495,837	1.4
Total Sources	$34,800,000	100.0%	Total Uses	$34,800,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consist of (i) an upfront deposit of $100,000 into a rent concession reserve with respect to the commercial tenant at the 146 Wythe Avenue Property, (ii) an upfront deposit of $100,000 into a reserve account for renovations at the 436 Graham Avenue Property, (iii) an upfront deposit of $80,000 into a reserve account for tenant improvements at the 146 Wythe Avenue Property and (iv) springing monthly deposits into the lease sweep reserve.
(3)	See “Portfolio Summary” below.
(4)	Represents the “as portfolio” appraised value of the Williamsburg Multifamily Portfolio Properties (as defined below), which reflects a portfolio premium of approximately 3% over the aggregate “As-Is” Appraised Values of the individual Williamsburg Multifamily Portfolio Properties. The aggregate of the “As-Is” Appraised Values of the Williamsburg Multifamily Portfolio Properties as of the appraisals dated March 26, 2025 is $57,070,000, which results in a Cut-off Date LTV and Maturity Date LTV of 61.0% each.

The Loan. The sixth largest mortgage loan (the “Williamsburg Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in a 12 property, 91-unit multifamily portfolio located in Brooklyn, New York (the “Williamsburg Multifamily Portfolio Properties”). The Williamsburg Multifamily Portfolio Mortgage Loan was originated on May 1, 2025 by Bank of Montreal. The Williamsburg Multifamily Portfolio Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $34,800,000, has a five-year term, accrues interest at a fixed rate of 6.75000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the Williamsburg Multifamily Portfolio Mortgage Loan is May 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

The Properties. The Williamsburg Multifamily Portfolio Properties are comprised of 12 mid/low-rise multifamily properties totaling 91 units located in Brooklyn, New York. As of April 25, 2025, the Williamsburg Multifamily Portfolio Properties were 93.4% occupied.

The 21 Judge Street property benefits from a 15-year, 421-a tax exemption that is scheduled to expire on June 30, 2027. In connection with the tax exemption, all 15 units at the 21 Judge Street property are subject to rent regulations. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Rental Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the Williamsburg Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occ.(2)	Allocated Mortgage Loan Amount (“ALA”)	% of ALA	% of UW NOI(2)	Appraised Value(1)
146 Wythe Avenue	Brooklyn, NY	1910 / NAP	6	83.3%	$4,760,000	13.7%	14.8%	$7,800,000
21 Judge Street	Brooklyn, NY	2009 / NAP	15	93.3%	$4,330,000	12.4%	8.8%	$7,100,000
81 Olive Street	Brooklyn, NY	1920 / NAP	9	100.0%	$4,090,000	11.8%	12.5%	$6,700,000
113 North 8th Street	Brooklyn, NY	1910 / NAP	9	100.0%	$3,290,000	9.5%	10.4%	$5,400,000
90 Berry Street	Brooklyn, NY	1900 / NAP	8	100.0%	$3,050,000	8.8%	9.4%	$5,000,000
436 Graham Avenue	Brooklyn, NY	1920 / 1999	4	50.0%	$2,670,000	7.7%	3.1%	$4,400,000
429 Graham Avenue	Brooklyn, NY	1928 / 2011	4	100.0%	$2,620,000	7.5%	8.2%	$4,300,000
14 Judge Street	Brooklyn, NY	1920 / NAP	8	100.0%	$2,560,000	7.4%	8.4%	$4,200,000
29 Orient Avenue	Brooklyn, NY	1920 / NAP	6	100.0%	$2,350,000	6.8%	7.5%	$3,850,000
24 Skillman Avenue	Brooklyn, NY	1930 / NAP	8	87.5%	$2,260,000	6.5%	7.4%	$3,700,000
792 Metropolitan Avenue	Brooklyn, NY	1930 / NAP	6	100.0%	$1,720,000	4.9%	5.5%	$2,820,000
137 North 8th Street	Brooklyn, NY	1900 / NAP	8	87.5%	$1,100,000	3.2%	3.8%	$1,800,000
Total/ Wtd. Avg			91	93.4%	$34,800,000	100.0%	100.0%	$58,700,000(3)
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated April 25, 2025.
(3)	Represents the “as portfolio” appraised value of the Williamsburg Multifamily Portfolio Properties, which reflects a portfolio premium of approximately 3% over the aggregate “As-Is” Appraised Values of the individual Williamsburg Multifamily Portfolio Properties. The aggregate of the “As-Is” Appraised Values of the Williamsburg Multifamily Portfolio Properties as of the appraisals dated March 26, 2025 is $57,070,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Williamsburg Multifamily Portfolio

The following table presents certain information relating to the multifamily unit mix at the Williamsburg Multifamily Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
146 Wythe Avenue
Studio	2	33.3%	2	100.0%	650	$3,500	$3,410
2BD/1BA	2	33.3%	2	100.0%	800	$3,900	$4,300
2BD/1BA - Rent Stabilized	1	16.7%	0	0.0%	800	$0	$0
3BD/1BA	1	16.7%	1	100.0%	1,100	$4,897	$5,300
Property Total / Wtd Avg.	6	100.0%	5	83.3%	800	$3,939	$3,453
21 Judge Street
Studio	8	53.3%	7	87.5%	572	$2,700	$3,150
1BD/1BA	3	20.0%	3	100.0%	750	$3,245	$3,700
2BD/1BA	4	26.7%	4	100.0%	975	$3,215	$5,000
Property Total / Wtd Avg.	15	100.0%	14	93.3%	715	$2,964	$3,753
81 Olive Street
1BD/1BA	1	11.1%	1	100.0%	850	$3,250	$3,500
3BD/1BA	7	77.8%	7	100.0%	950	$4,660	$5,000
4BD/1BA	1	11.1%	1	100.0%	1,100	$4,250	$6,100
Property Total / Wtd Avg.	9	100.0%	9	100.0%	956	$4,458	$4,956
113 North 8th Street
1BD/1BA	4	44.4%	4	100.0%	335	$3,013	$3,000
2BD/1BA	4	44.4%	4	100.0%	568	$3,875	$4,300
3BD/1BA	1	11.1%	1	100.0%	1,137	$5,600	$4,300
Property Total / Wtd Avg.	9	100.0%	9	100.0%	528	$3,683	$3,722
90 Berry Street
2BD/1BA	7	87.5%	7	100.0%	850	$4,235	$4,500
2BD/1BA – Rent Controlled	1	12.5%	1	100.0%	850	$234	$627
Property Total / Wtd Avg.	8	100.0%	8	100.0%	850	$3,735	$4,016
436 Graham Avenue
4BD/1BA	4	100.0%	2	50.0%	1,123	$6,725	$7,088
Property Total / Wtd Avg.	4	100.0%	2	50.0%	1,123	$6,725	$7,088
429 Graham Avenue
2BD/1BA	4	100.0%	4	100.0%	609	$3,813	$3,900
Property Total / Wtd Avg.	4	100.0%	4	100.0%	609	$3,813	$3,900
14 Judge Street
Studio	1	12.5%	1	100.0%	450	$2,765	$2,700
1BD/1BA	1	12.5%	1	100.0%	550	$3,400	$3,400
2BD/1BA	3	37.5%	3	100.0%	630	$3,658	$3,900
2BD/1BA - Rent Stabilized	1	12.5%	1	100.0%	630	$645	$645
3BD/1BA	1	12.5%	1	100.0%	1,100	$4,300	$5,000
3BD/2BA – Rent Stabilized	1	12.5%	1	100.0%	810	$5,424	$5,266
Property Total / Wtd Avg.	8	100.0%	8	100.0%	679	$3,439	$3,589
29 Orient Avenue
2BD/1BA	6	100.0%	6	100.0%	668	$3,971	$3,900
Property Total / Wtd Avg.	6	100.0%	6	100.0%	668	$3,971	$3,900
24 Skillman Avenue
1BD/1BA	2	25.0%	2	100.0%	580	$3,600	$3,400
2BD/1BA	5	62.5%	5	100.0%	594	$3,625	$3,600
2BD/1BA - Rent Stabilized	1	12.5%	0	0.0%	604	$0	$0
Property Total / Wtd Avg.	8	100.0%	7	87.5%	592	$3,618	$3,100
792 Metropolitan Avenue
1BD/1BA	6	100.0%	6	100.0%	650	$3,142	$3,300
Property Total / Wtd Avg.	6	100.0%	6	100.0%	650	$3,142	$3,300
137 North 8th Street
2BD/1BA	3	37.5%	3	100.0%	593	$4,370	$4,300
2BD/1BA – Rent Stabilized	5	62.5%	4	80.0%	593	$547	$769
Property Total / Wtd Avg.	8	100.0%	7	87.5%	593	$2,186	$2,093
Portfolio Total / Wtd Avg.	91	100.0%	85	93.4%	719	$3,575	$3,788
(1)	Based on the underwritten rent rolls dated April 25, 2025.
(2)	Average Monthly Rent Per Unit is based on occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Williamsburg Multifamily Portfolio

Appraisals. According to the appraisals, the Williamsburg Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $57,070,000 as of March 26, 2025. The table below shows such “as-is” appraised value of each individual Williamsburg Multifamily Portfolio Property. In addition, according to the portfolio appraisal, the Williamsburg Multifamily Portfolio Properties had a portfolio appraised value of $58,700,000 as of March 26, 2025, which reflects a portfolio premium of approximately 3% over the aggregate “as-is” appraised values of the individual Williamsburg Multifamily Portfolio Properties.

Williamsburg Multifamily Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
146 Wythe Avenue	$7,800,000	5.50%
21 Judge Street	$7,100,000	4.00%
81 Olive Street	$6,700,000	5.50%
113 North 8th Street	$5,400,000	5.50%
90 Berry Street	$5,000,000	5.50%
436 Graham Avenue	$4,400,000	5.50%
429 Graham Avenue	$4,300,000	5.50%
14 Judge Street	$4,200,000	5.75%
29 Orient Avenue	$3,850,000	5.50%
24 Skillman Avenue	$3,700,000	5.75%
792 Metropolitan Avenue	$2,820,000	5.50%
137 North 8th Street	$1,800,000	5.75%
Total / Wtd. Avg.	$57,070,000	5.36%
Portfolio Appraised Value	$58,700,000	5.20%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated between March 28, 2025 and April 2, 2025, there were no recognized environmental conditions at any of the Williamsburg Multifamily Portfolio Properties.

The following table presents certain information relating to the historical and current multifamily occupancy of the Williamsburg Multifamily Portfolio Properties:

Historical and Current Occupancy(1)
	2021	2022	2023	2024	Current(2)
Williamsburg Multifamily Portfolio	90.1%	90.1%	91.2%	92.3%	93.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current occupancy represents occupancy as of the underwritten rent rolls dated April 25, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Williamsburg Multifamily Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Williamsburg Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2024	T-12 2/28/2025	U/W	Per Unit	%(1)
Gross Potential Rent - Multifamily	$3,724,654	$3,703,422	$3,854,108	$42,353	90.1%
Gross Potential Rent - Commercial	0	0	425,305	4,674	9.9
Gross Potential Rent	$3,724,654	$3,703,422	$4,279,413	$47,027	100.0%
(Vacancy / Credit Loss)	0	0	(248,448)	(2,730)	(5.8)
Net Rental Income	$3,724,654	$3,703,422	$4,030,966	$44,296	94.2%
Other Income(2)	0	0	5,040	55	0.1
Effective Gross Income	$3,724,654	$3,703,422	$4,036,006	$44,352	94.3%

Real Estate Taxes	223,655	223,529	307,278	3,377	7.6
Insurance	210,598	189,023	151,356	1,663	3.8
Management Fee(3)	229,896	111,103	121,080	1,331	3.0
Utilities	197,023	188,431	192,700	2,118	4.8
Repairs & Maintenance	235,029	240,334	155,134	1,705	3.8
Payroll & Benefits	0	0	85,200	936	2.1
General & Administrative	11,625	9,045	19,725	217	0.5
Total Expenses	$1,107,825	$961,465	$1,032,473	$11,346	25.6%

Net Operating Income	$2,616,829	$2,741,957	$3,003,533	$33,006	74.4%
Replacement Reserves	0	0	29,642	326	0.7
Replacement Reserves	0	0	3,686	41	0.1
Net Cash Flow	$2,616,829	$2,741,957	$2,970,205	$32,640	73.6%
(1)	The % column represents percentage of Gross Potential Rent for all revenue line items and percentage of Effective Gross Income for the remainder of the fields.
(2)	Other Income is comprised of storage income.
(3)	Underwritten to 3.0% of Effective Gross Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

The Market. The Williamsburg Multifamily Portfolio Properties are located in the Williamsburg neighborhood of Brooklyn, New York. According to the appraisals, all of the Williamsburg Multifamily Portfolio Properties are located within the Kings County submarket of the New York Metro market. As of the first quarter of 2025, the Kings County submarket had a total inventory of 475,704 units, a vacancy rate of 2.0%, net absorption of 8,912 and an effective monthly rent per unit of $2,890.

The following table presents certain information relating to the demographics of the Williamsburg Multifamily Portfolio Properties:

Demographic Summary(1)
		2024 Population			2024 Average Household Income
Property Name	Location	0.25-Mile	0.5-Mile	1-Mile	0.25-Mile	0.5-Mile	1-Mile
146 Wythe Avenue	Brooklyn, NY	7,918	25,636	127,148	$226,227	$221,523	$165,021
21 Judge Street	Brooklyn, NY	9,183	28,746	116,568	$144,468	$143,890	$144,214
81 Olive Street	Brooklyn, NY	7,693	21,935	100,623	$140,547	$147,407	$147,533
113 North 8th Street	Brooklyn, NY	8,722	28,044	131,356	$224,099	$220,994	$166,150
90 Berry Street	Brooklyn, NY	9,252	31,404	134,786	$219,301	$217,047	$165,263
436 Graham Avenue	Brooklyn, NY	9,202	34,901	114,086	$200,108	$181,432	$159,468
429 Graham Avenue	Brooklyn, NY	9,202	34,901	114,086	$200,108	$181,432	$159,468
14 Judge Street	Brooklyn, NY	8,285	28,003	120,029	$143,953	$142,879	$142,533
29 Orient Avenue	Brooklyn, NY	9,323	26,069	106,969	$152,930	$149,214	$148,460
24 Skillman Avenue	Brooklyn, NY	10,332	41,012	158,547	$210,326	$180,879	$155,069
792 Metropolitan Avenue	Brooklyn, NY	10,874	33,256	120,160	$164,615	$155,537	$146,821
137 North 8th Street	Brooklyn, NY	9,252	31,404	134,786	$219,301	$217,047	$165,263
Williamsburg Multifamily Portfolio	Brooklyn, NY	8,286	28,003	120,029	$143,953	$142,879	$142,533
(1)	Source: Appraisals.

The Borrowers. The borrowers are Flatiron-Williamsburg Property Group I LLC and Flatiron-Williamsburg Property Group II LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Williamsburg Multifamily Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton. Dr. Robert J. Ancona is the founder and president of Flatiron Real Estate Advisors, a real estate management, investment and development company established in 2000. Flatiron Real Estate Advisors currently has approximately 1.2 million square feet under management, spanning approximately 50 properties and approximately 750 units which are mostly residential, and include office, retail, industrial, and community facility properties.

Steven J. Ancona and certain affiliated entities were subject to bankruptcy proceedings, which were initially filed as a Chapter 11 bankruptcy petition in 2014 and were converted to a Chapter 7 liquidation case in 2017. The Chapter 7 case was fully administered and closed on April 8, 2020. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Williamsburg Multifamily Portfolio Properties are managed by Flatiron Real Estate Advisors LLC, a borrower-affiliated management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 6 – Williamsburg Multifamily Portfolio

Escrows and Reserves. At origination of the Williamsburg Multifamily Portfolio Mortgage Loan, the borrowers deposited approximately (i) $121,887 into a reserve account for real estate taxes, (ii) $52,975 into a reserve account for insurance premiums, (iii) $40,975 into a reserve account for deferred maintenance, (iv) $100,000 into a reserve account for free rent concessions, (v) $100,000 into a reserve account for required repairs at the 436 Graham Avenue Property, and (vi) $80,000 into a reserve account for tenant improvements at the 146 Wythe Avenue Property.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $19,546).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies over the next-ensuing 12-month period (initially estimated to be approximately $13,244).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $2,470 into a replacement reserve.

TI/LC Reserves – On a monthly basis during the occurrence of a Trigger Period (as defined below), the borrowers are required to deposit approximately $2,470 into a TI/LC reserve.

Lockbox / Cash Management. The Williamsburg Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days of the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to the borrower’s operating account, so long as no Trigger Period exists. If a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Williamsburg Multifamily Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Williamsburg Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Williamsburg Multifamily Portfolio Mortgage Loan. Upon the cessation of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters (the “DSCR Trigger Event”) and (iii) the commencement of a Lease Sweep Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the earlier to occur of (a) the end of such Lease Sweep Period and (b) the date that the lender has determined that the debt service coverage ratio (without giving any credit to any rents received from any Lease Sweep Lease (as defined below) or replacement lease) is at least 1.25x for two consecutive calendar quarters. In the event of a Trigger Period occurring solely as the result of a DSCR Trigger Event, and so long as no event of default or other Trigger Period is then continuing, the borrowers will have the option of posting with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit (as defined below), within 20 business days of borrowers’ receipt of written notice of the occurrence of such DSCR Trigger Event (the “Trigger Suspension Deposit”). Upon borrowers’ satisfaction of the conditions set forth in the preceding sentence (i.e. depositing with the lender the Trigger Suspension Deposit), the Trigger Period occurring solely as a result of the DSCR Trigger Event will be suspended for a period of 12 months (the “Trigger Suspension Period”). Following the borrowers’ timely posting of the Trigger Suspension Deposit, and so long as no event of default or other Trigger Period is then continuing, borrowers will thereafter have the option of extending the existing Trigger Suspension Period for an additional 12 month period so long as within 10 business

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Williamsburg Multifamily Portfolio

days of the termination of the existing Trigger Suspension Period, the borrowers post with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit. Promptly following the expiration of any such Trigger Period, all deposits made as a result of a Trigger Period will be returned to the borrowers.

A “Lease Sweep Period” means a period (A) commencing upon the earliest of (i) with respect to each Lease Sweep Lease, the earlier to occur of (a) twelve (12) months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, (b) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) and (c) the date that any tenant under a Lease Sweep Lease gives written notice of its intention not to renew or extend its Lease Sweep Lease, (ii) the receipt by the borrowers or property manager of written notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (iii) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrowers or property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), (iv) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in its Lease Sweep Space at the 146 Wythe Avenue Property (or any material portion thereof) or vacates or cease occupying its Lease Sweep Space at the 146 Wythe Avenue Property (or any material portion thereof) or gives notice that it intends to do any of the foregoing, (v) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period and (vi) the occurrence of an insolvency proceeding in connection with any Lease Sweep Lease tenant; and (B) expiring upon the first to occur of (I) in the case of clauses (A)(i), (A)(ii), (A)(iii), (A)(iv) and (A)(v) above, the space subject to the applicable Lease Sweep Lease is leased pursuant to one or more qualified leases as set forth in the Williamsburg Multifamily Portfolio Mortgage Loan documents, (II) in the case of clause (A)(ii) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant, (III) in the case of clause (A)(iv) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space at the 146 Wythe Avenue Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six consecutive months following such cure, (IV) in the case of clause (A)(v) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure and (V) in the case of clause (i)(vi) above, either (a) the applicable Lease Sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (i) the space occupied by Dolly’s Swing and Dive LLC or (ii) any renewal or replacement lease with respect to all or a portion of the demised space under the Dolly’s Swing and Dive LLC lease or any other applicable Lease Sweep Lease.

The “Trigger Event Deposit” means the amount which, when added to the annual debt service due under the Williamsburg Multifamily Portfolio Mortgage Loan for the trailing 12 calendar months, as calculated by the lender, results in the debt service coverage ratio at the Williamsburg Multifamily Portfolio Properties (based on the trailing 12 calendar months, as calculated by the lender) being at least 1.10x.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,250,000	Title:	Fee
Cut-off Date Principal Balance:	$33,250,000	Property Type - Subtype(2):	Retail – Anchored
% of Pool by IPB:	4.8%	Net Rentable Area (SF)(2):	32,159
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Dale Retail LLC and Dale Garage LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	El Ad US Holding, Inc.	Occupancy:	100.0%
Interest Rate:	6.45000%	Occupancy Date:	4/30/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$2,418,012 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$2,510,248 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,640,285 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,688,411 (TTM 3/31/2025)
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,184,400
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$410,163
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,774,237
Additional Debt:	No	UW NCF:	$2,754,187
Additional Debt Balance:	NAP	Appraised Value / Per SF(3):	$48,600,000 / $1,511
Additional Debt Type:	NAP	Appraisal Date:	3/21/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$1,034
Taxes:	$34,105	$5,684	N/A	Maturity Date Loan / SF(3):	$1,034
Insurance:	$14,789	$3,697	N/A	Cut-off Date LTV:	68.4%
Replacement Reserves:	$0	$1,671	N/A	Maturity Date LTV:	68.4%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.27x
Deferred Maintenance:	$108,906	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,250,000	96.0%	Loan Payoff	$31,870,301	92.0%
Sponsor Equity	1,373,360	4.0	Closing Costs(4)	2,595,259	7.5
			Upfront Reserves	157,800	0.5
Total Sources	$34,623,360	100.0%	Total Uses	$34,623,360	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The One West End Retail Property (as defined below) is comprised of (i) one retail condominium unit with 32,159 square feet of NRA and (ii) two parking condominium units which total 68,090 square feet and provide capacity for 275 cars. See “The Property” below for more information.
(3)	Appraised Value Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are calculated using the 32,159 square feet of retail condominium unit NRA. Inclusive of the 68,090 square feet within the parking condominium units, Appraised Value Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are $485, $332 and $332, respectively.
(4)	Closing Costs include an interest rate buy-down credit of $1,730,000.

The Loan. The seventh largest mortgage loan (the “One West End Retail Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in a three-unit retail and parking condominium containing 32,159 square feet located in New York, New York (the “One West End Retail Property”). The One West End Retail Mortgage Loan was originated on May 8, 2025 by Starwood Mortgage Capital LLC. The One West End Retail Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.45000% per annum on an Actual/360 basis. The scheduled maturity date of the One West End Retail Mortgage Loan is June 6, 2030.

The Property. The One West End Retail Property is located in the Lincoln Square neighborhood of New York, New York. The One West End Retail Property is 100% leased and is anchored by a Morton Williams grocery store.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The retail portion of the One West End Retail Property features 32,159 square feet across three commercial units, including Morton Williams (91.8% NRA; 91.3% underwritten base rent), a day care, Star A Kidz (5.4% NRA; 4.9% underwritten base rent) and a café, Common Address (2.7% NRA; 3.7% underwritten base). The below-grade parking garage contains space for 275 cars across 68,090 square feet and is 100% leased to iPark through 2031.

Above the One West End Retail Property is the One West End residential condominium which includes 246 luxury residential condominium units (the “Residential Units”) completed in 2017. One West End (inclusive of the collateral One West End Retail Property and the non-collateral Residential Units) is a 42-story award-winning mixed-used condominium designed by architects, Pelli Clarke Pelli, and was developed by the borrower sponsor and Silverstein Properties.

In 2019, shortly after completion of the development at One West End, the borrower sponsor acquired the One West End Retail Property from its partnership with Silverstein Properties for $51,000,000. Since acquisition, the borrower sponsor has contributed roughly $3,700,000 toward tenant improvements for Morton Williams. Additionally, according to the borrower sponsor, Morton Williams contributed $6,400,000 of its own capital to its build-out.

The One West End Retail Property benefits from a 20-year 421-a tax abatement through 2039, with a (i) 100% exemption through the 2030/2031 tax year, (ii) 80% exemption through the 2032/2033 tax year, (iii) 60% exemption through the 2034/2035 tax year, (iv) 40% exemption through the 2036/2037 tax year and (v) 20% exemption through the 2038/2039 tax year before phasing out completely. The unabated taxes for the tax year 2025/2026 are $2,627,029 versus the underwritten taxes of $68,211.

If the 421-a tax abatement benefits are not maintained for the One West End Retail Property at any time, the One West End Retail Mortgage Loan will become recourse to the borrowers and borrower sponsors for losses incurred as a result of the 421-a tax abatement benefits not being maintained at the One West End Retail Property. Additionally, commencing on June 6, 2028 until the date the One West End Retail Mortgage Loan is repaid in full, the One West End Retail Mortgage Loan will become recourse in an amount equal to $8,312,500 to the borrowers and borrower sponsor.

Major Tenants.

Morton Williams (29,535 square feet; 91.8% of NRA; 91.3% of Underwritten Base Rent): Morton Williams is a family-owned food retailer with sixteen stores in the New York metropolitan area. Morton Williams opened for business at the One West End Retail Property in 2019 under a lease that runs through December 2043. Morton Williams’ lease includes 10% rental increases every five years and a 4% percentage rent on annual sales over $22,800,000. Morton Williams build-out cost over $10,000,000 with approximately $3,700,000 provided by the borrower sponsor and approximately $6,400,000 invested by Morton Williams. In 2024, Morton Williams did approximately $19,715,538 in sales equating to approximately $668 per square foot. Morton Williams has two, five-year renewal options and no termination options, except that Morton Williams does have the right to terminate its lease if Morton Williams is assessed a penalty of $750,000 or more (or $200,000 or more during the last two years of its lease term) by the City of New York for violating a local New York City law. The One West End Retail Mortgage Loan will become fully recourse for the full One West End Retail Mortgage Loan amount to the borrowers and borrower sponsor during any period of time commencing on the date of delivery of a notice by Morton Williams that it is terminating its lease pursuant to such termination option and ending on the date that the lender has (x) received a satisfactory written request from the borrowers to be released from such full recourse period and (y) sent the borrowers a written confirmation that the lender has determined borrowers have satisfied the conditions to be released from the full recourse period. In addition, the borrowers are obligated under the One West End Mortgage Loan documents to pay all costs associated with curing any violation by Morton Williams that could give rise to the foregoing termination option.

Star A Kidz (1,745 square feet; 5.4% of NRA; 4.9% of Underwritten Base Rent): Star A Kidz is a daycare center. Star A Kidz operates under a lease with an expiration date in March 2034. Star A Kidz has no renewal options and no termination options. Star A Kidz has completed its build-out, accepted its space and began paying rent in November 2024 but is not yet open for business. The borrower sponsor expects the daycare to be operational in the third quarter of 2025.

Common Address (879 square feet; 2.7% of NRA; 3.7% of Underwritten Base Rent): Common Address is a café. Common Address operates under a lease that expires in March 2032. Common Address has no renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

Garage Tenant.

iPark (275 car capacity): iPark was founded in 1962 and is the largest, privately held owner-operator of garages and parking lots in the state of New York with over 140 locations. iPark operates under a lease that runs through February 2031 with no renewal options or termination options. iPark pays a current annual base rent of $742,630 which equates to approximately $225 per parking space per month. The iPark lease also includes percentage rent of 50% over a breakpoint of $1,485,260. iPark also has a sublease agreement for 100 parking spaces with Hertz, which runs from January 2025 to January 2030. Hertz’s rent is paid directly to iPark and counts toward their gross sale figure and is therefore calculated in iPark’s percentage rent calculation. Hertz pays iPark a current base rent of $648,000 which equates to $540 per space per month. iPark’s sales for the trailing twelve months ending March 2025 were approximately $1.7 million.

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the One West End Retail Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF(3)	Occ. Costs(3)	Lease Exp. Date
Morton Williams(4)	NR / NR / NR	29,535	91.8%	$68.90	$2,035,000	91.3%	$668	10.6%	12/1/2043
Star A Kidz(5)	NR / NR / NR	1,745	5.4	$63.13	110,160	4.9	NAV	NAV	3/1/2034
Common Address	NR / NR / NR	879	2.7	$94.14	82,750	3.7	NAV	NAV	3/1/2032
Top Tenants		32,159	100.0%	$69.28	$2,227,910	100.0%

Occupied Collateral Total / Wtd. Avg.		32,159	100.0%	$69.28	$2,227,910	100.0%

Vacant Space		0	0.0%

Collateral Total		32,159	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occ. Costs are as of the trailing twelve months ending December 2024.
(4)	Morton Williams has two, five-year renewal options remaining.
(5)	Star A Kidz has completed its build-out, accepted its space and has begun paying rent in November 2024 but is not yet open for business. The borrower sponsor expects the daycare to be operational in the third quarter of 2025.

The following table presents certain information relating to the lease rollover schedule at the One West End Retail Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	879	2.7	82,750	3.7		879	2.7%	$82,750	3.7%
2033	0	0	0.0	0	0.0		879	2.7%	$82,750	3.7%
2034	1	1,745	5.4	110,160	4.9		2,624	8.2%	$192,910	8.7%
2035	0	0	0.0	0	0.0		2,624	8.2%	$192,910	8.7%
2036 & Beyond	1	29,535	91.8	2,035,000	91.3		32,159	100.0%	$2,227,910	100.0%
Total	3	32,159	100.0%	$2,227,910	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2025.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information with respect to the historical and current occupancy of the One West End Retail Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
94.5%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of April 30, 2025.

Appraisal. According to the appraisal, the One West End Retail Property had an “as-is” appraised value of $48,600,000 as of March 21, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$48,600,000	5.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 31, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the One West End Retail Property. The ESA did identify the following CREC: the base parcel was previously subject to completed remedial action, conducted concurrently with the site's redevelopment, to address impacts to soil, fill and groundwater beneath the parcel. The environmental consultant concluded that there is no further action required at this time; however, as a result of the prior activities, the One West End Retail Property remains subject to a recorded restrictive covenant that imposes specific conditions on its future use and development. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The One West End Retail Property is located in New York, New York. According to the appraisal, the One West End Retail Property is located within the Columbus Circle retail submarket. As of the fourth quarter of 2024, the Columbus Circle retail submarket had a vacancy rate of 3.3% and market rent of $110.06 per square foot. Within a one-, three- and five-mile radius of the One West End Retail Property, the estimated 2024 population is 156,973, 1,243,539 and 2,538,759, respectively. Within the same radii, the estimated 2024 average annual household income is $208,050, $174,570 and $156,099, respectively.

The following table presents certain information relating to the comparable large retail leases for the One West End Retail Property:

Comparable Large Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Morton Williams(2)	29,535(2)	$68.90(2)	May-2018(2)	25.6(2)
Lincoln Market 650 West 42nd Street New York NY	1999 / NAP	887,879	Lincoln Market	35,809	$60.00	Sep-2025	20.0
Cocoon 408 Columbus Avenue New York, NY	1986 / NAP	172,965	Cocoon	13,849	$110.00	Nov-2024	12.0
Classic Car Club 645 West 11th Avenue New York, NY	1940 / 2004	75,000	Classic Car Club	50,000	$69.00	Sep-2024	20.0
NAV 639 West 46th Street New York, NY	1940 / 2014	25,100	NAV	25,100	$56.00	Jun-2024	6.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information relating to the comparable Freedom Place South retail leases for the One West End Retail Property:

Comparable Freedom Place South Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Star A Kidz(2)	1,745(2)	$63.13(2)	Dec-2023(2)	10.0(2)
Confidential 408 West 56th Street New York, NY	NAV / NAP	9,370	Confidential	790	$75.95	Dec-2024	10.0
NAV 228 West 75th Street New York, NY	1887 / NAP	4,100	NAV	900	$86.66	Jun-2024	1.0
NAV 22 West 66th Street New York, NY	1995 / NAP	55,339	NAV	2,750	$74.18	Mar-2024	NAV
Pet Story 120 Riverside Boulevard New York, NJ	2004 / NAP	297,199	Pet Story	2,000	$65.00	Mar-2024	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

The following table presents certain information relating to the comparable West 60th Street retail leases for the One West End Retail Property:

Comparable West 60th Street Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Common Address(2)	879(2)	$94.14(2)	Apr-2022(2)	10.0(2)
Nirvana Designs 1875 Broadway New York, NY	1987 / NAP	136,958	Nirvana Designs	1,532	$97.91	Dec-2024	0.3
Confidential 408 West 56th Street New York, NY	NAV / NAP	9,370	Confidential	790	$75.95	Dec-2024	10.0
NAV 228 West 75th Street New York, NY	1887 / NAP	4,100	NAV	900	$86.66	Jun-2024	1.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the One West End Retail Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Large Retail	$80.00	20.0	Varies	$20.00
Small Retail – West 60th Street	$95.00	10.0	3.0% annually	$50.00
Parking(2)	$25.44	10.0	Varies	None
Small Retail – Freedom Place South	$80.00	10.0	3.0% annually	$50.00
(1)	Source: Appraisal.
(2)	The appraisal concluded a rate of $525 per parking space per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information with respect to the historical and underwritten cash flows of the One West End Retail Property:

Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF(2)	%(3)
Base Rent	$1,868,000	$1,956,333	$2,132,753	$2,160,338	$2,227,910	$22.22	67.9%
Parking Revenue	700,000	717,500	721,000	721,000	742,630	7.41	22.6
Expense Recoveries	22,363	38,808	49,417	51,125	51,125	0.51	1.6
Percentage Rent(4)	103,156	123,787	63,275	82,308	261,222	2.61	8.0
Net Rental Income	$2,693,519	$2,836,428	$2,966,445	$3,014,770	$3,282,887	$32.75	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(98,487)	(0.98)	(3.1)
Effective Gross Income	$2,693,519	$2,836,428	$2,966,445	$3,014,770	$3,184,400	$31.76	97.0%

Real Estate Taxes	65,089	69,617	66,161	66,743	68,211	0.68	2.1
Insurance	36,349	37,712	28,532	25,718	44,366	0.44	1.4
Other Expenses	174,069	218,851	231,466	233,899	297,587	2.97	9.3
Total Expenses	$275,508	$326,180	$326,159	$326,359	$410,163	$4.09	12.5%

Net Operating Income	$2,418,012	$2,510,248	$2,640,285	$2,688,411	$2,774,237	$27.67	84.5%

CapEx/RR	0	0	0	0	20,050	0.20	0.6
Net Cash Flow	$2,418,012	$2,510,248	$2,640,285	$2,688,411	$2,754,187	$27.47	83.9%
(1)	TTM is as of March 30, 2025.
(2)	Calculated based on total square footage of the commercial and parking condominium units equal to 68,090 square feet
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	In 2025, iPark pays 50% percentage rent over a breakpoint of $1,485,260. iPark subleased 100 spaces to Hertz in January 2025 for $648,000 per year with 2.5% annual increases which counts towards iPark’s sales for percentage rent calculation purposes.

The Borrowers. The borrowers are Dale Retail LLC and Dale Garage LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One West End Retail Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is El Ad US Holding, Inc., an entity controlled by Elad Group, led by Isaac Tschuva. Elad Group and Mr. Tschuva have extensive experience as developers, owners and operators of real estate globally.

Property Management. The One West End Retail Property is self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $34,105 for real estate taxes, (ii) $14,789 for insurance premiums and (iii) $108,906 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $5,684.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $3,697.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $1,671 for replacement reserves (approximately $0.20 per square foot annually).

Lease Sweep Tenant Reserve – During the continuance of a Lease Sweep Period (as defined below), the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Lease Sweep Tenant space (as defined below).

Lockbox / Cash Management. The One West End Retail Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 7 – One West End Retail

the lender to be applied and disbursed in accordance with the One West End Retail Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the One West End Retail Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the One West End Retail Mortgage Loan (unless the Sweep Event Period is solely a Lease Sweep Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Lease Sweep Tenant. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the One West End Retail Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months; (iii) the occurrence of a Lease Sweep Period; or (iv) any period that the One West End Retail does not benefit from the 421-a tax abatement.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and (c) clause (iii) above, the Lease Sweep Period is cured in accordance with the One West End Retail Mortgage Loan documents.

A “Lease Sweep Period” will commence upon the date on which: (i) a default by such Lease Sweep Tenant occurs under its lease, (ii) a Lease Sweep Tenant goes dark or otherwise ceases operations at the One West End Retail Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Lease Sweep Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Lease Sweep Tenant sublets 50% or more of its leased space, (v) a Lease Sweep Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the One West End Retail Property or any material portion thereof, or (vi) a Lease Sweep Tenant fails to extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease.

A Lease Sweep Period will terminate with regard to: (a) all sub-clauses mentioned above, if the related Lease Sweep Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Lease Sweep Tenant curing such default and no other default has occurred for two consecutive calendar quarters; (c) clause (ii), upon the related Lease Sweep Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Lease Sweep Tenant has rescinded its notice in writing to vacate its Lease Sweep Tenant space; (d) clause (iii), when the lease for the related Lease Sweep Tenant is assumed or affirmed in such proceeding and the related Lease Sweep Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; (e) clause (iv), the related Lease Sweep Tenant has been assigned back to its space or there has been a termination of any applicable sublease, and the Lease Sweep Tenant is in possession of all of related Lease Sweep Tenant space and (f) clause (v), the related Lease Sweep Tenant has rescinded such notice to terminate or cancel its lease.

A “Lease Sweep Tenant” means Morton Williams or iPark or any tenant otherwise occupying all or a portion of the space currently leased by such tenants.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	380,675
Loan Purpose:	Acquisition	Location:	Waldorf, MD
Borrower:	Charles Triangle, LLC	Year Built / Renovated:	1987 / NAP
Borrower Sponsors:	Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh	Occupancy:	98.5%
Interest Rate:	6.83000%	Occupancy Date:	5/5/2025
Note Date:	5/9/2025	4th Most Recent NOI (As of)(2):	$2,830,730 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(2):	$3,765,453 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,049,809 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,953,475 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,478,930
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,368,733
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,110,198
Additional Debt:	No	UW NCF:	$3,843,725
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$54,100,000 / $142
Additional Debt Type:	NAP	Appraisal Date:	4/11/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$75
Taxes:	$392,590	$43,621	N/A	Maturity Date Loan / SF:	$75
Insurance:	$132,221	$11,018	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	$6,345	N/A	Maturity Date LTV:	52.7%
TI / LC:	$0	$22,917	$800,000	UW NCF DSCR:	1.95x
Other Reserve:	$40,756	$0	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	70.9%	Purchase Price	$39,000,000	97.1%
Sponsor Equity	11,682,881	29.1	Closing Costs	617,314	1.5
			Upfront Reserves	565,567	1.4
Total Sources	$40,182,881	100.0%	Total Uses	$40,182,881	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The increase in NOI between 2022 and 2023 was mostly driven by a previous operator of the grocery tenant Shoppers (as defined below) having financial issues at the corporate level and becoming delinquent on rent approximately $1.04 million of rent that was due to be collected in 2022. The Shoppers at the St. Charles Towne Plaza Property (as defined below) was sold in 2022 to its current owner and is current on all rental payments.

The Loan. The eighth largest mortgage loan (the “St. Charles Towne Plaza Mortgage Loan”) is secured by a first mortgage lien on the borrower’s fee interest in an anchored retail center containing 380,675 square feet located in Waldorf, Maryland (the “St. Charles Towne Plaza Property”). The St. Charles Towne Plaza Mortgage Loan was originated on May 9, 2025 by Starwood Mortgage Capital LLC. The St. Charles Towne Plaza Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.83000% per annum on an Actual/360 basis. The scheduled maturity date of the St. Charles Towne Plaza Mortgage Loan is June 6, 2030.

The Property. The St. Charles Towne Plaza Property is located in Waldorf, Maryland, approximately 23 miles south/southeast of Washington, D.C. As of May 5, 2025, the St. Charles Towne Plaza Property is 98.5% leased. The St. Charles Towne Plaza Property is anchored by Shoppers Food Warehouse (“Shoppers”), a regional grocery chain founded in 1949 that operates 22 supermarkets in the Baltimore and Washington, D.C. metropolitan areas. Shoppers is a subsidiary of United Natural Foods (NYSE: UNFI) which acquired Shoppers in 2018 via its broader acquisition of SuperValu.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

United Natural Foods sold the Shoppers store at the St. Charles Towne Plaza Property in January 2020 and subsequently reacquired it in December 2022. Shoppers (18.4% NRA; 16.1% underwritten base rent) has been a tenant at the St. Charles Towne Plaza Property since its construction in 1987 and most recently renewed its lease in July 2023 for a period of ten years, bringing its lease expiration to June 2033. Shoppers originally occupied a 42,000 square foot space at the St. Charles Towne Plaza Property (which space is currently occupied by Rainbow, Bad Axe Throwing and Dollar Tree). In 2002, Shoppers relocated to its current space where it currently occupies 70,000 square feet. In conjunction with the relocation, Shoppers signed a lease amendment that extended the term of the lease for 20 years. Upon expiration of the aforementioned 20-year term in June 2023, Shoppers extended its lease for a period of ten years despite the fact that its contractual renewal options were five years each.

The St. Charles Towne Plaza Property is currently leased to 41 unique tenants, 17 of which, representing approximately 58.9% of underwritten base rent, have been at the St. Charles Towne Plaza Property for 15 years or longer. In addition to Shoppers, major tenants at the St. Charles Towne Plaza Property include Ashley Furniture, Value City Furniture, K & G Menswear, Black Friday Daily Deals and Dollar Tree.

Major Tenants.

Shoppers (70,000 square feet; 18.4% of NRA; 16.1% of Underwritten Base Rent): Shoppers is a regional grocery chain founded in 1949 that operates 22 supermarkets in the Baltimore and Washington, D.C. metropolitan areas. Shoppers is a subsidiary of United Natural Foods (NYSE: UNFI) which acquired Shoppers in 2018 via its broader acquisition of SuperValu. Shoppers has been a tenant at the St. Charles Towne Plaza Property since its construction in 1987 and most recently renewed its lease in July 2023 for a period of ten years, bringing its lease expiration to June 2033. Shoppers has two, five-year renewal options and no termination options.

Ashley Furniture (54,325 square feet; 14.3% of NRA; 7.9% of Underwritten Base Rent): Ashley Furniture, headquartered in Arcadia, Wisconsin, is a global home furnishings manufacturer and retailer. Ashley Furniture operates over 30 million feet of manufacturing and distribution facility space, has more than 20,000 storefronts in 155 countries and employs over 35,000 individuals. Ashley Furniture has been a tenant at the St. Charles Towne Plaza Property since January 2015 and currently has a January 2030 lease expiration following a five-year renewal that took place in July 2024. Ashley Furniture has one, five-year renewal option remaining and no termination options.

Value City Furniture (51,000 square feet; 13.4% of NRA; 5.5% of Underwritten Base Rent): Value City Furniture (“Value City”), founded in 1948 and headquartered in Columbus, Ohio, is a family-owned furniture retailer operating over 120 stores across 17 states in the United States. As a subsidiary of American Signature, Inc., owned by the Schottenstein family, the company employs approximately 3,700 individuals and offers a range of home furnishings. Value City has been a tenant at the St. Charles Towne Plaza Property since August 1989 and operates under a lease that expires in August 2031. Value City has seven, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the St. Charles Towne Plaza Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Cost	Lease Exp. Date
Shoppers(3)	Caa2 / B / NR	70,000	18.4%	$9.50	$665,000	16.1%	NAV	NAV	6/30/2033
Ashley Furniture(4)	NR / NR / NR	54,325	14.3	$6.00	325,950	7.9	NAV	NAV	1/7/2030
Value City(5)	NR / NR / NR	51,000	13.4	$4.50	229,500	5.5	NAV	NAV	8/31/2031
K & G Menswear(6)	NR / NR / NR	25,000	6.6	$16.32	408,000	9.9	$193	10.9%	1/31/2032
Black Friday Daily Deals(7)(8)	NR / NR / NR	24,968	6.6	$10.00	249,680	6.0	NAV	NAV	5/31/2030
Rainbow(9)(10)	NR / NR / NR	17,621	4.6	$9.90	174,448	4.2	$132	9.7%	1/31/2029
Dollar Tree(11)	Baa2 / BBB / NR	16,000	4.2	$16.44	263,103	6.4	$252	8.3%	1/31/2034
Citi Trends(12)	NR / NR / NR	16,000	4.2	$5.25	84,000	2.0	$81	12.5%	1/31/2027
301 Salon Suites	NR / NR / NR	11,000	2.9	$15.67	172,370	4.2	NAV	NAV	7/31/2028
Appliance Center	NR / NR / NR	10,400	2.7	$7.27	75,600	1.8	NAV	NAV	9/30/2027
Top Ten Tenants		296,314	77.8%	$8.94	$2,647,651	64.0%

Non Top Ten Tenants		78,480	20.6%	$19.00	$1,491,074	36%

Occupied Collateral Total / Wtd. Avg.		374,794	98.5%	$11.04	$4,138,725	100.0%

Vacant Space		5,881	1.5%

Collateral Total		380,675	100.0%

(1)	Based on the underwritten rent roll dated May 5, 2025 with rent steps totaling $48,694 through February 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Shoppers has two, five-year renewal options remaining.
(4)	Ashley Furniture has one, five-year renewal option remaining.
(5)	Value City has seven, five-year renewal options remaining.
(6)	Sales PSF and Occ. Cost are based on the trailing 12 months ending February 2025.
(7)	Black Friday Daily Deals has one, five-year renewal option remaining.
(8)	Black Friday Daily Deals has executed a lease, has accepted its space and has commenced paying rent, but is not yet open for business. At origination, the borrower reserved $40,756 for free rent associated with the Black Friday Daily Deals’ lease.
(9)	Rainbow has two, five-year renewal options remaining.
(10)	Sales PSF and Occ. Cost are based on the trailing 12 months ending September 2023.
(11)	Sales PSF and Occ. Cost are based on the trailing 12 months ending May 2024.
(12)	Sales PSF and Occ. Cost are based on the trailing 12 months ending February 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the lease rollover schedule at the St. Charles Towne Plaza Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,881	1.5%	NAP	NA	P	5,881	1.5%	NAP	NAP
2025 & MTM	1	3,955	1.0	$15,120	0.4		9,836	2.6%	$15,120	0.4%
2026	6	7,895	2.1	250,527	6.1		17,731	4.7%	$265,647	6.4%
2027	7	36,811	9.7	357,730	8.6		54,542	14.3%	$623,377	15.1%
2028	3	14,920	3.9	264,504	6.4		69,462	18.2%	$887,881	21.5%
2029	8	37,797	9.9	456,213	11.0		107,259	28.2%	$1,344,094	32.5%
2030	8	101,572	26.7	965,436	23.3		208,831	54.9%	$2,309,530	55.8%
2031	2	54,000	14.2	284,430	6.9		262,831	69.0%	$2,593,960	62.7%
2032	2	28,000	7.4	495,360	12.0		290,831	76.4%	$3,089,320	74.6%
2033	1	70,000	18.4	665,000	16.1		360,831	94.8%	$3,754,320	90.7%
2034	1	16,000	4.2	263,103	6.4		376,831	99.0%	$4,017,423	97.1%
2035	2	3,844	1.0	121,302	2.9		380,675	100.0%	$4,138,725	100.0%
2036 & Beyond	0	0	0.0	0	0.0		380,675	100.0%	$4,138,725	100.0%
Total	41	380,675	100.0%	$4,138,725	100.0%
(1)	Based on the underwritten rent roll dated May 5, 2025 with rent steps totaling $48,694 through February 2026.

The following table presents certain information with respect to the historical and current occupancy of the St. Charles Towne Plaza Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
95.7%	96.2%	99.1%	98.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 5, 2025.

Appraisal. According to the appraisal, the St. Charles Towne Plaza Property had an “as-is” appraised value of $54,100,000 as of April 11, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$54,100,000	7.25%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated April 15, 2025, there was no evidence of any recognized environmental conditions at the St. Charles Towne Plaza Property.

The Market. The St. Charles Towne Plaza Property is located in Waldorf, Maryland. According to the appraisal, the St. Charles Towne Plaza Property is located within the Charles County retail submarket. As of the fourth quarter of 2024, the Charles County retail submarket had a vacancy rate of 4.3% and asking rent of $26.66 per square foot. Within a one-, three- and five-mile radius of the St. Charles Towne Plaza Property, the estimated 2024 population is 9,484, 70,900 and 104,119, respectively. Within the same radii, the estimated 2024 average annual household income is $138,603, $136,456 and $144,279, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the appraisal’s market rent conclusions for the St. Charles Towne Plaza Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Small Inline	33,072	$29.00	None	$10.00
Large Inline	40,997	$14.00	None	$10.00
Junior Anchor	88,989	$15.00	None	None
Anchor	105,325	$6.00	None	None
Grocery Anchor	70,000	$11.00	None	None
Dollar Store	16,000	$16.00	None	None
Corner/Low Visibility	26,292	$6.50	None	None
(1)	Source: Appraisal.

The following table presents certain information with respect to the historical and underwritten cash flows of the St. Charles Towne Plaza Property:

Underwritten Net Cash Flow
	2022(1)	2023(1)	2024	TTM 2/28/2025	Underwritten	PSF	%(2)
Base Rent	$2,739,383	$3,558,349	$3,803,807	$3,780,337	$4,090,031	$10.74	72.3%
Rent Steps	0	0	0	0	48,694	0.13	0.9
Vacant Income	0	0	0	0	106,349	0.28	1.9
Reimbursements	1,270,526	1,250,898	1,338,829	1,358,757	1,409,346	3.70	24.9
Net Rental Income	$4,009,909	$4,809,247	$5,142,637	$5,139,095	$5,654,420	$14.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(282,721)	(0.74)	(5.0)
Other Income	199,118	208,008	104,979	107,231	107,231	0.28	1.9
Effective Gross Income	$4,209,027	$5,017,256	$5,247,616	$5,246,326	$5,478,930	$14.39	96.9%

Real Estate Taxes	520,111	502,240	508,207	508,207	508,207	1.34	9.3
Insurance	39,937	57,244	61,704	63,318	132,221	0.35	2.4
Other Expenses	818,249	692,319	627,896	721,327	728,305	1.91	13.3
Total Expenses	$1,378,297	$1,251,803	$1,197,807	$1,292,851	$1,368,733	$3.60	25.0%

Net Operating Income	$2,830,730	$3,765,453	$4,049,809	$3,953,475	$4,110,198	$10.80	75.0%

CapEx/RR	0	0	0	0	76,135	0.20	1.4
TI/LC	0	0	0	0	190,338	0.50	3.5
Net Cash Flow	$2,830,730	$3,765,453	$4,049,809	$3,953,475	$3,843,725	$10.10	70.2%
(1)	The increase in Net Operating Income between 2022 and 2023 was mostly driven by a previous operator of the grocery tenant Shoppers having financial issues at the corporate level and becoming delinquent on approximately $1.04 million of rent that was due to be collected in 2022. The Shoppers at the St. Charles Towne Plaza Property was sold in 2022 to its current owner and is current on all rental payments.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Charles Triangle, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the St. Charles Towne Plaza Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh. Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh are principals or partners of Singh Capital Partners, a real estate private equity and investment firm based out of Washington, D.C.

Property Management. The St. Charles Towne Plaza Property is third-party managed by Gold Triangle Management, LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $392,590 for real estate taxes, (ii) $132,221 for insurance premiums and (iii) $40,756 for free rent related to Black Friday Daily Deals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $43,621.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $11,018.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,345 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $22,917 for tenant improvements and leasing concessions (approximately $0.72 per square foot annually), subject to a cap of $800,000.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event Period (as defined below), the borrower is required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant space.

Lockbox / Cash Management. The St. Charles Towne Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the St. Charles Towne Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the St. Charles Towne Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the St. Charles Towne Plaza Mortgage Loan (unless the Sweep Event Period is solely a Major Tenant Trigger Event Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the St. Charles Towne Plaza Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.30x based on the trailing 12 months; or (iii) the occurrence of a Major Tenant Trigger Event Period.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and (c) clause (iii) above, the Major Tenant Trigger Event Period is cured in accordance with the St. Charles Towne Plaza Mortgage Loan documents.

A “Major Tenant Trigger Event Period” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) a Major Tenant goes dark or otherwise ceases operations at the St. Charles Towne Plaza Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Major Tenant sublets any of its leased space, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the St. Charles Towne Plaza Property or any material portion thereof, (vi) a Major Tenant fails to extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease, or (vii) is added to a published retail store closure list, or if the closure of such Major Tenant is otherwise announced in the media.

A Major Tenant Trigger Event Period will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant or a replacement tenant has extended or executed, as applicable, its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default and no other default has occurred for two consecutive calendar quarters; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Major Tenant has rescinded its notice in writing to vacate its Major Tenant space; (d) clause (iii), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

from bankruptcy in a manner satisfactory to lender; and (e) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease.

A “Major Tenant” means Shoppers or any tenant otherwise occupying the space currently leased by Shoppers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of IPB:	3.9%	Net Rentable Area (Units):	104
Loan Purpose:	Refinance	Location:	Quincy, MA
Borrower:	P & T Management, LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Howard Pi and Ken Phung	Occupancy(3):	94.2%
Interest Rate:	6.57500%	Occupancy Date:	5/28/2025
Note Date:	6/2/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,084,644 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,379,338
Call Protection:	L(24),D(31),O(5)	UW Expenses:	$1,085,469
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$2,293,869
Additional Debt:	No	UW NCF(2):	$2,267,869
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$47,300,000 / $454,808
Additional Debt Type:	NAP	Appraisal Date:	3/27/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$259,615
Taxes:	$44,962	$44,962	N/A	Maturity Date Loan / Unit:	$259,615
Insurance:	$30,774	$10,117	N/A	Cut-off Date LTV:	57.1%
Replacement Reserves:	$0	$2,167	N/A	Maturity Date LTV:	57.1%
Earnout Reserve(2):	$1,000,000	$0	N/A	UW NCF DSCR(2):	1.26x
				UW NOI Debt Yield(2):	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Payoff Existing Debt	$24,443,043	90.5%
			Upfront Reserves	1,075,736	4.0
			Closing Costs(5)	1,049,056	3.9
			Return of Equity	432,165	1.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The UW NCF DSCR and UW NOI Debt Yield, which equal 1.26x and 8.5%, respectively, assume a stabilized underwritten economic vacancy of 3.0%, giving credit to rent payments due under nine vacant or leased but not yet occupied units that are currently subject to a Master Lease (as defined below), versus actual economic vacancy of 5.6%. Assuming the in-place economic vacancy, the UW NCF DSCR and the UW NOI Debt Yield would be 1.19x and 8.1%, respectively. The Presidential Point Apartments Mortgage Loan (as defined below) was structured to include (i) a $1,000,000 earnout reserve and (ii) 15% partial recourse liability to the borrower and borrower sponsors equal to $4,050,000, to be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, commencing after the first five months of the Presidential Point Apartments Mortgage Loan term, (i) no event of default under the Presidential Point Apartments Mortgage Loan then exists, (ii) the Presidential Point Apartments Property (as defined below) has achieved a minimum 97.0% residential occupancy rate for each month in the trailing three month period, (iii) the trailing three-month annualized income is at least $3,375,000 (and parking income is at least $180,000 during this time) and (iv) the debt yield, based on trailing three-month income, annualized less underwritten expenses is greater than or equal to 8.45% (collectively, the “Release Conditions”).
(3)	The Presidential Point Apartments Property was 94.2% leased as of May 28, 2025. Howard Pi and Ken Phung entered into a master lease for the nine vacant or leased but not yet occupied units (the “Master Lease”) which would equate to 100% occupancy at the Presidential Point Apartments Property after giving effect to such master lease. At any time, the Master Lease may be terminated upon satisfaction of the Release Conditions as described above.
(4)	Historical financial information is not available prior to the Most Recent NOI as the Presidential Point Apartments Property was built in 2024 and only recently stabilized.
(5)	Closing Costs include an interest rate buy-down credit of $472,500.

The Loan. The ninth largest mortgage loan (the “Presidential Point Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a recently developed mid-rise multifamily property located in the Quincy, Massachusetts (the “Presidential Point Apartments Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

The Presidential Point Apartments Mortgage Loan was originated on June 2, 2025 by Starwood Mortgage Capital LLC. The Presidential Point Apartments Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.57500% per annum on an Actual/360 basis. The scheduled maturity date of the Presidential Point Apartments Mortgage Loan is June 6, 2030.

The Property. The Presidential Point Apartments Property is a 104-unit, six-story multifamily property, located in Quincy, Massachusetts. The Presidential Point Apartments Property has access to Interstate 93 and is an approximately five-minute walk to both the North Quincy and Wollaston T stations, allowing for public transportation access to downtown Boston. Additionally, there are multiple restaurants, grocery stores, pharmacies and shops within a two-mile radius of the Presidential Point Apartments Property. The Presidential Point Apartments Property was recently developed by the borrower sponsors and features a mix of studios, one- and two-bedroom units. Apartment amenities include in-unit washer/dryer, Samsung appliances, quartz countertops, walk-in showers and walk-in closets in select units. Common amenities include a fitness center designed by Gronk Fitness, EV charging stations, bike racks and bike storage, courtyard fire pits and grills, lounge space and a dog park. Additionally, the Presidential Point Apartments Property features a two-level covered parking garage with 130 spaces. The borrower sponsors’ cost basis, inclusive of closing costs incurred with the origination of the Presidential Point Apartments Mortgage Loan, is equal to approximately $44.7 million.

The borrower sponsors have an agreement in place with the Commonwealth of Massachusetts which stipulates that ten units (9.6% of total units) must include an affordable component. These units feature rental limits at 30% of 80% of the Area Median Income (AMI). The borrower sponsors entered into the agreement with the state in exchange for project approval and technical assistance.

The following table presents certain information with respect to the units at the Presidential Point Apartments Property:

Presidential Point Apartments Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio – Affordable	1	1.0%	1	100.0%	481	$1,765	$3.67	$1,765	$3.67
Studio	7	6.7	7	100.0	495	$2,275	$4.59	$2,259	$4.56
1 BR / 1BA – Affordable	6	5.8	6	100.0	733	$1,875	$2.56	$1,875	$2.56
1 BR / 1BA	56	53.8	51	91.1	742	$2,600	$3.50	$2,516	$3.42
2 BR / 1BA – Affordable	3	2.9	2	66.7	850	$2,232	$2.62	$2,232	$2.65
2 BR / 1BA	13	12.5	13	100.0	846	$3,000	$3.55	$2,964	$3.50
2 BR / 2BA	18	17.3	18	100.0	893	$3,250	$3.64	$3,252	$3.64
Total/Wtd. Avg.	104	100.0%	98	94.2%	765	$2,680	$3.53	$2,639	$3.49
(1)	Based on the borrower rent roll dated May 28, 2025.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the Presidential Point Apartments Property:

Historical and Current Occupancy(1)
12/31/2022	12/31/2023	12/31/2024	Current(2)
NAV	NAV	76.9%	94.2%
(1)	Historical occupancy prior to 2024 is not available as the Presidential Point Apartments Property was built in 2024.
(2)	Current Occupancy is as of May 28, 2025.

Environmental. According to a Phase I environmental assessment dated April 14, 2025, there was no evidence of any recognized environmental conditions at the Presidential Point Apartments Property.

The Market. The Presidential Point Apartments Property is located in Quincy, Massachusetts. According to the appraisal, the Presidential Point Apartments Property is located in the South Shore/Route 128 South submarket. According to the appraisal, the South Shore/Route 128 South submarket has a vacancy rate of approximately 7.4% and average asking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

rents of $2,698 per unit as of the fourth quarter of 2024. Within a one-, three- and five-mile radius of the Presidential Point Apartments Property, the estimated 2024 population is 31,670, 170,075 and 433,425, respectively. Within the same radii, the estimated 2024 average household income is $134,207, $133,044 and $133,732, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Presidential Point Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Presidential Point Apartments(2) Quincy, MA	2024 / NAP	94.2%	104	Studio – Affordable Studio 1BR / 1BA – Affordable 1BR / 1BA 2BR / 1BA – Affordable 2BR / 1BA 2BR / 2BA	481 495 733 742 850 846 893	$3.67 $4.56 $2.56 $3.42 $2.65 $3.50 $3.64	$1,765 $2,259 $1,875 $2,516 $2,232 $2,964 $3,252
One Newport Residences 1 Newport Avenue Quincy, MA	2020 / NAP	87.9%	80	Studio 1BR / 1BA 2BR / 1BA	478 746 931	$4.85 $3.61 $3.27	$2,320 $2,692 $3,048
Imprint 780 Morrissey Boulevard Boston, MA	2024 / NAP	81.0%	219	Studio 1BR / 1BA 2BR / 2BA	523 691 1,081	$5.17 $4.14 $3.89	$2,702 $2,864 $4,202
West of Chestnut 21 Chestnut Street Quincy, MA	2016 / NAP	98.2%	169	Studio 1BR / 1BA 2BR / 2BA	563 699 1,025	$4.72 $4.09 $3.17	$2,659 $2,856 $3,253
Center and Stone Apartments 1190 Hancock Street Quincy, MA	2024 / NAP	97.1%	201	Studio 1BR / 1BA 2BR / 2BA	564 681 1,074	$4.55 $4.11 $3.32	$2,565 $2,798 $3,562
Nova Quincy 1500 Hancock Street Quincy, MA	2019 / NAP	97.7%	171	Studio 1BR / 1BA 2BR / 2BA	388 621 883	$5.32 $4.00 $3.46	$2,063 $2,483 $3,057
Alister Deco 625 Thomas Burgin Parkway Quincy, MA	2016 / NAP	96.7%	180	Studio 1BR / 1BA 2BR / 2BA	617 824 1,179	$3.54 $3.09 $2.57	$2,182 $2,550 $3,032
(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated May 28, 2025 or as otherwise provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

The following table presents certain information with respect to the historical and underwritten cash flows of the Presidential Point Apartments Property:

Underwritten Net Cash Flow(1)
	TTM 3/31/2025	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent	$1,901,961	$3,286,740	$31,603	103.1%
(Vacancy/Credit Loss)	0	(98,602)	(948)	(3.1)
Net Rental Income	$1,901,961	$3,188,138	$30,655	100.0%
Other Income	92,862	191,200	1,838	6.0
Effective Gross Income	$1,994,824	$3,379,338	$32,494	106.0%

Real Estate Taxes	468,158	534,307	5,138	15.8
Insurance	102,294	121,404	1,167	3.6
Other Expenses	339,728	429,758	4,132	12.7
Total Expenses	$910,180	$1,085,469	$10,437	32.1%

Net Operating Income	$1,084,644	$2,293,869	$22,056	67.9%

Replacement Reserves	0	26,000	250	0.8
Net Cash Flow	$1,084,644	$2,267,869	$21,806	67.1%
(1)	Historical financial information prior to the trailing 12 months ending March 31, 2025 is not available as the Presidential Point Apartments Property was built in 2024 and only recently stabilized.
(2)	The Underwritten information assumes a stabilized underwritten vacancy of 3.0% and gives credit to rent payments due under the nine vacant or leased but not yet occupied units that are currently subject to the Master Lease, versus an in place economic vacancy of 5.6%. Without giving credit to the Master Lease, the Underwritten Net Cash Flow is $2,149,236.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is P & T Management, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Presidential Point Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Howard Pi and Ken Phung. Mr. Pi and Mr. Phung currently own nine commercial and multifamily properties primarily in Massachusetts and New Jersey with other properties located in New York and Minnesota.

Property Management. The Presidential Point Apartments Property is managed by CRP Property Management, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $44,962 for real estate taxes, (ii) $30,774 for insurance premiums and (iii) $1,000,000 for an earnout reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $44,962.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,117.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,167 for replacement reserves.

Earnout Reserve – At origination of the Presidential Point Apartments Mortgage Loan, the borrower deposited $1,000,000 into an earnout reserve. The borrower may obtain a release of the earnout reserve, upon the satisfaction of certain conditions, including, but not limited to, commencing after the first five months of the Presidential Point Apartments Mortgage Loan term, (i) no event of default under the Presidential Point Apartments Mortgage Loan then exists, (ii) the Presidential Point Apartments Property has achieved a minimum 97.0% residential occupancy rate for each month in the trailing three month period, and (iii) the debt yield, based on trailing three-month income, annualized less underwritten expenses is greater than or equal to 8.45%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 9 – Presidential Point Apartments

Lockbox / Cash Management. The Presidential Point Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. The Presidential Point Apartments Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of the Presidential Point Apartments Mortgage Loan term. Following a Sweep Event Period, the borrower is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Presidential Point Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Presidential Point Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Presidential Point Apartments Mortgage Loan. To the extent that no Sweep Event Period is continuing, all cash flow funds are required to be disbursed to the borrower from the lockbox account.

A “Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the Presidential Point Apartments Mortgage Loan documents; or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months.

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,439,000	Title:	Fee
Cut-off Date Principal Balance:	$24,439,000	Property Type – Subtype:	Manufactured Housing
% of IPB:	3.5%	Net Rentable Area (Pads):	591
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Allen A. Yadgari	Occupancy:	92.4%
Interest Rate:	7.06000%	Occupancy Date:	5/8/2025
Note Date:	5/14/2025	4th Most Recent NOI (As of):	$1,772,889 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$1,953,747 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,210,047 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,438,196 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$4,292,418
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,935,078
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,357,340
Additional Debt:	No	UW NCF:	$2,327,790
Additional Debt Balance:	NAP	Appraised Value / Per Pad:	$38,800,000 / $65,651
Additional Debt Type:	NAP	Appraisal Date(3):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$41,352
Taxes:	$45,546	$15,099	N/A	Maturity Date Loan / Pad:	$41,352
Insurance:	$43,114	$8,652	N/A	Cut-off Date LTV:	63.0%
Replacement Reserve:	$0	$1,888	N/A	Maturity Date LTV:	63.0%
Deferred Maintenance:	$73,680	$0	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,439,000	100.0%	Payoff Existing Debt	$14,037,027	57.4%
			Return of Equity	9,474,399	38.8
			Closing Costs	765,235	3.1
			Upfront Reserves	162,340	0.7
Total Sources	$24,439,000	100.0%	Total Uses	$24,439,000	100.0%
(1)	The borrowers under the Skyline MHC Portfolio Mortgage Loan (as defined below) are Los Arcos SRE LLC, Oasis Palms Estates, LLC, Palm Villa MHC LLC and Sycamore MHC LLC.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The appraisal dates range from February 12, 2025 through February 18, 2025.

The Loan. The tenth largest mortgage loan (the “Skyline MHC Portfolio Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in four manufactured housing properties located across Arizona, Iowa and California (the “Skyline MHC Portfolio Properties”). The Skyline MHC Portfolio Mortgage Loan was originated on May 14, 2025 by Starwood Mortgage Capital LLC. The Skyline MHC Portfolio Mortgage Loan has a five-year interest-only term accruing interest at a rate of 7.06000% per annum on an Actual/360 basis. The scheduled maturity date of the Skyline MHC Portfolio Mortgage Loan is June 6, 2030.

The Properties. The Skyline MHC Portfolio Properties contain 591 pads and are located in Hemet and San Bernardino, California; Atlantic, Iowa; and Sierra Vista, Arizona.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

The following table presents certain information relating to the Skyline MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Oasis Palms Estates	San Bernardino, CA	1977	141	$9,340,989	38.2%	$14,830,000	38.2%	$808,291	34.3%
Los Arcos Estates	Sierra Vista, AZ	1972	229	7,463,973	30.5	11,850,000	30.5	865,157	36.7
Palm Villa	Hemet, CA	1962	109	3,942,993	16.1	6,260,000	16.1	345,043	14.6
Sycamore Village	Atlantic, IA	1952	112	3,691,045	15.1	5,860,000	15.1	338,848	14.4
Total			591	$24,439,000	100.0%	$38,800,000	100.0%	$2,357,340	100.0%
(1)	The Skyline MHC Portfolio Mortgage Loan documents do not permit the release of any of the Skyline MHC Portfolio Properties.

Oasis Palms Estates. The Oasis Palms Estates property is a 141-pad manufactured housing property built in 1977 on 21.79 acres and located in San Bernardino, California. The Oasis Palms Estates property was 100.0% occupied as of May 8, 2025. The unit mix consists of 139 tenant-owned homes and two apartments. The Oasis Palms Estates property is connected to municipal water and sewer systems. Residents of the Oasis Palms Estates property have access to several common amenities including a clubhouse, two swimming pools, a basketball court, two playgrounds and a spa. The borrower sponsor purchased the Oasis Palms Estates property in May 2015 for $6.3 million and has spent $195,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.7 million in the Oasis Palms Estates property.

Los Arcos Estates. The Los Arcos Estates property is a 229-pad manufactured housing property built in 1972 on 36.51 acres and located in Sierra Vista, Arizona. The Los Arcos Estates property was 84.3% occupied as of May 8, 2025. The unit mix consists of 132 tenant-owned homes and 97 park-owned homes. Twelve of the pad sites are designated as RV pads by the borrower sponsor. The Los Arcos Estates property is connected to municipal water and sewer systems. Residents of the Los Arcos Estates property have access to several common amenities including a clubhouse, business center, billiards, common laundry, swimming pool, basketball court and shuffleboard. The borrower sponsor purchased the Los Arcos Estates property in March 2020 for $3.2 million and has spent approximately $3.3 million in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.7 million in the Los Arcos Estates property.

Palm Villa. The Palm Villa property is a 109-pad manufactured housing property built in 1962 on 9.35 acres and located in Hemet, California. The Palm Villa property has 89 tenant-owned homes, 18 park-owned homes and two studio apartments. The Palm Villa property was 97.2% occupied as of May 8, 2025. The Palm Villa property is connected to municipal water and sewer systems. Residents of the Palm Villa property have access to several common amenities including a clubhouse, swimming pool, billiards, laundry room and spa. The borrower sponsor purchased the Palm Villa property in December 2020 for $3.3 million and has spent $149,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.2 million in the Palm Villa property.

Sycamore Village. The Sycamore Village property is a 112-pad manufactured housing property built in 1952 on 20.45 acres and located in Atlantic, Iowa. The Sycamore Village property consists of 77 tenant-owned homes, 32 park-owned homes and three RV pads. The Sycamore Village property was 94.6% occupied as of May 8, 2025. The Sycamore Village property is connected to municipal water and sewer systems. The borrower sponsor purchased the Sycamore Village property in August 2020 for $3.35 million and has spent approximately $1.2 million in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.7 million in the Sycamore Village property.

Each borrower has entered into a master lease with affiliated tenants for each of the Skyline MHC Portfolio Properties with respect to pads at the applicable property where such affiliated tenant owns mobile homes that are rented to third parties.  The Skyline MHC Portfolio Mortgage Loan documents restrict amendments, modifications and terminations of such master leases and the total number of affiliate-owned mobile homes.  Any additional affiliate-owned mobile homes located at a Skyline MHC Portfolio property must be subject to a master lease for such property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

The following table presents certain information with respect to the historical and current occupancy of the Skyline MHC Portfolio Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
82.6%	83.3%	88.7%	92.4%
(1)	Historical occupancy is as of December 31 of each respective year, except for 2024, in which the Oasis Palms Estates property reported occupancy as of January 1, 2025, Los Arcos Estates property reported occupancy as of November 21, 2024 and the Palm Villa property reported occupancy as of January 23, 2025.
(2)	Current Occupancy is as of May 8, 2025.

Appraisals. According to the appraisals, the Skyline MHC Portfolio Properties had an aggregate “as-is” appraised value of $38,800,000 as of February 12, 2025, February 17, 2025 and February 18, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$38,800,000	5.75%
(1)	Source: Appraisal.
(2)	Based on a weighted average of the Skyline MHC Portfolio Properties.

Environmental. According to the Phase I reports dated February 21, 2025 and February 25, 2025, there was no evidence of any recognized environmental conditions (“REC”) at the Skyline MHC Portfolio Properties except as it pertains to the Sycamore Village property. The related Phase I identified a REC at the Sycamore Village property in connection with a groundwater contamination plume that extends underneath the Sycamore Village property related to an off-site dry cleaner. The environmental engineer reported that the REC is being addressed by the United States Environmental Protection Agency (“EPA”) and it is possible that the EPA could seek reimbursement of a portion of the clean-up costs from the borrowers. The environmental engineer reported that there is no requirement for further investigation or remediation at the Sycamore Village property.

The Markets. The following table presents certain market information relating to the Skyline MHC Portfolio Properties:

Market Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income	Monthly In Place Rent Per Pad	Monthly Market Rent Per Pad
Oasis Palms Estates	San Bernardino, CA	19,523	155,534	359,363	$74,533	$75,386	$82,617
Standard								$784	$784
Apartment								$1,601	$1,601
Los Arcos Estates	Sierra Vista, AZ	6,756	33,081	49,965	$74,369	$89,989	$96,324
Standard								$430	$430
RV								$418	$418
Palm Villa	Hemet, CA	20,384	128,591	182,474	$61,659	$77,906	$85,638
Standard								$516	$516
Apartment								$895	$895
Sycamore Village	Atlantic, IA	4,491	7,013	7,410	$74,439	$79,646	$80,351
Standard								$405	$405
RV								$465	$465
(1)	Source: Appraisals.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

The following table presents certain information with respect to the historical and underwritten cash flow of the Skyline MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent	$2,697,693	$2,918,357	$3,222,871	$3,364,355	$3,875,496	$6,558	108.1%
(Vacancy/Credit Loss)	0	0	0	0	(291,979)	(494)	(8.1)
Net Rental Income	$2,697,693	$2,918,357	$3,222,871	$3,364,355	$3,583,517	$6,063	100.0%
Other Income	794,122	815,654	802,242	751,590	708,901	1,199	19.8
Effective Gross Income	$3,491,815	$3,734,010	$4,025,113	$4,115,945	$4,292,418	$7,263	119.8%

Real Estate Taxes	191,509	188,992	164,625	63,553	202,319	342	4.7
Insurance	50,465	39,748	42,190	68,407	103,819	176	2.4
Other Expenses	1,476,952	1,551,523	1,608,250	1,545,789	1,628,940	2,756	37.9
Total Expenses	$1,718,926	$1,780,263	$1,815,066	$1,677,749	$1,935,078	$3,274	45.1%

Net Operating Income	$1,772,889	$1,953,747	$2,210,047	$2,438,196	$2,357,340	$3,989	54.9%

Capex/RR	0	0	0	0	29,550	50	0.7

Net Cash Flow	$1,772,889	$1,953,747	$2,210,047	$2,438,196	$2,327,790	$3,939	54.2%
(1)	TTM reflects the trailing 12 months ending April 30, 2025.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are Los Arcos SRE LLC, Oasis Palms Estates, LLC, Palm Villa MHC LLC and Sycamore MHC LLC, each either an Arizona limited liability company, a Delaware limited liability company, California limited liability company or an Iowa limited liability company, and each a special purpose entity with one independent director at the managing member level. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Skyline MHC Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Allen A. Yadgari. Mr. Yadgari is the founder of Skyline Real Estate, an owner and operator of mobile home parks. Skyline Real Estate manages over 60 mobile home parks comprising more than 7,000 units across multiple states.

Property Management. The Skyline MHC Portfolio Properties are self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $45,546 for real estate taxes, (ii) $43,114 for insurance premiums and (iii) $73,680 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $15,099.

Insurance Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $8,652.

Replacement Reserves – On a monthly basis, the borrowers were required to escrow $1,888 for replacement reserves (approximately $38 per pad annually).

Lockbox / Cash Management. The Skyline MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Skyline MHC Portfolio Mortgage Loan documents require that upon the occurrence of a Sweep Event Period (as defined below), the borrowers or property managers, if any, as applicable, direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Skyline MHC Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Skyline MHC Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 10 – Skyline MHC Portfolio

additional collateral for the Skyline MHC Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all funds deposited into the lockbox account will be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default under the Skyline MHC Portfolio Mortgage Loan documents; or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months.

A Sweep Event Period will end: (a) with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) with regard to clause (ii) above, the date that the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 11 – Hallandale City Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 11 – Hallandale City Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 11 – Hallandale City Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,500,000	Title:	Fee
Cut-off Date Principal Balance:	$22,500,000	Property Type – Subtype:	Multifamily – Low Rise
% of IPB:	3.2%	Net Rentable Area (Units)(3):	89
Loan Purpose:	Refinance	Location:	Hallandale Beach, FL
Borrower:	Hallandale Delaware, LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Joel Bary, Jacky Aizenman, Joel Cohen, and Albert Darwiche	Occupancy:	95.5%
Interest Rate:	6.32600%	Occupancy Date:	5/1/2025
Note Date:	5/23/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/1/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only	UW Revenues:	$3,535,914
Call Protection:	L(25),YM1(28),O(7)	UW Expenses:	$1,344,645
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,191,268
Additional Debt(1):	Yes	UW NCF:	$2,162,912
Additional Debt Balance(1):	NAP	Appraised Value / Per Unit(5):	$43,100,000 / $484,270
Additional Debt Type(1):	Future Mezzanine Debt	Appraisal Date:	3/28/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(5):	$252,809
Taxes:	$46,571	$11,643	N/A	Maturity Date Loan / Unit(5):	$252,809
Insurance:	$46,590	$23,295	N/A	Cut-off Date LTV:	52.2%
Replacement Reserves:	$0	$2,363	N/A	Maturity Date LTV:	52.2%
TI / LC Reserve:	$43,376	$0	N/A	UW NCF DSCR:	1.50x
Free Rent Reserve(2):	$14,419	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,500,000	99.8%	Loan Payoff	$21,035,620	93.3%
Borrower’s Equity	$54,471	0.2	Closing Costs(6)	1,367,895	6.1
			Reserves	150,956	0.7
Total Sources	$22,554,471	100.0%	Total Uses	$22,554,471	100.0%
(1)	After July 1, 2026, the Hallandale City Center Mortgage Loan (as defined below) documents permit the borrower to obtain a mezzanine loan, subject to the satisfaction of certain conditions (a mezzanine loan that satisfies such conditions, an “Approved Mezzanine Loan”) including, among others, (i) no event of default has occurred and is continuing, (ii) such Approved Mezzanine Loan will be in an amount of no less than $2,250,000 and when added to the Hallandale City Center Mortgage Loan the aggregate loan-to-value is no greater than 52.2%, (iii) the combined DSCR on the Hallandale City Center Mortgage Loan and the Approved Mezzanine Loan is at least 1.50x, (iv) the combined debt yield on the Hallandale City Center Mortgage Loan and the Approved Mezzanine Loan is at least 9.74%, (v) such Approved Mezzanine Loan will be coterminous with the Hallandale City Center Mortgage Loan, (iv) execution of an intercreditor agreement reasonably acceptable to the lender, and (vi) receipt of a rating agency confirmation from each applicable rating agency.
(2)	Commencing with the payment date that occurs in July 2025, the borrower will be required to deposit with the lender an amount equal to approximately $14,419. This is comprised of free rent for the following commercial tenants: (i) Amare Wellness, in the amount of approximately $6,419, to be applied to the July 2025 payment date, and (ii) High Project Group, in the amount of $8,000, to be applied in $2,000 increments for the July 2025 to October 2025 payment dates.
(3)	The Hallandale City Center Property (as defined below) is comprised of (i) 89 multifamily units and (ii) 30,530 square feet of commercial space leased to six separate tenants.
(4)	Historical financial information is not available because the Hallandale City Center Property was constructed in 2024. The borrower sponsors acquired the vacant land in May 2022 for $2.7 million and report having spent $26.9 million in hard costs developing the Hallandale City Center Property, as well as $1.8 million on impact fees, and $3.3 million in soft costs and carrying costs.
(5)	Based off the 89 multifamily units only.
(6)	Closing Costs include an interest rate buy down of $225,000.

The Loan. The eleventh largest mortgage loan (the “Hallandale City Center Mortgage Loan”) is secured by the borrower’s fee simple interest in a multifamily property located in Hallandale Beach, Florida (the “Hallandale City Center Property”). The Hallandale City Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $22,500,000. The Hallandale City Center Mortgage Loan was originated on May 23, 2025 by Societe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 11 – Hallandale City Center

Generale Financial Corporation (“SGFC”) and accrues interest at a fixed rate of 6.32600% per annum. The Hallandale City Center Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Hallandale City Center Mortgage Loan is June 1, 2030.

The Property. The Hallandale City Center Property is a newly constructed multifamily development completed in 2024, located in Hallandale Beach, Florida, within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Hallandale City Center Property includes two, two-story multifamily buildings and one, three-story mixed-use building comprised of residential, retail, and office components on an approximately 3.79-acre site. The Hallandale City Center Property contains 89 two-bedroom, two-bathroom residential units with stainless steel kitchen appliances, in-unit washer and dryer, ceramic tile and vinyl plank flooring, quartz countertops, and balconies or patios. Approximately 15.7% (14 units) of the residential units are reserved as workforce housing pursuant to a redevelopment agreement with the Hallandale Beach Community Redevelopment Agency (“HBCRA”). For further information on the related affordability requirements, see “Description of the Mortgage Pool—Property Types—Multifamily Rental Properties” in the Preliminary Prospectus. The residential component was 95.5% occupied as of May 1, 2025.

The Hallandale City Center Property includes 35,747 square feet of commercial space, of which 30,530 square feet serve as collateral for the Hallandale City Center Mortgage Loan. The remaining 5,217 square feet—part of Building C’s second floor—are excluded and subject to a condominium agreement with the prior owner under which common area maintenance reimbursements are payable. As of May 1, 2025, the commercial space was 67.5% leased to a mix of retail and office tenants including High Project Group, HBCRA, and Amare Wellness Studio. The Hallandale City Center Property offers 360 parking spaces, resulting in a parking ratio of approximately 4.0 spaces per residential unit.

The following table presents certain information relating to the multifamily unit mix at the Hallandale City Center Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
2BR/2BA – 50% AMI Senior	1	1.1%	1	100.0%	884	$1,056
2BR/2BA – 80% AMI Senior	1	1.1%	1	100.0%	884	$1,690
2BR/2BA – 80% AMI	12	13.5%	12	100.0%	896	$2,112
2BR/2BA – Bldg A	13	14.6%	11	84.6%	936	$2,441
2BR/2BA – Bldg B	17	19.1%	17	100.0%	951	$2,427
2BR/2BA – Bldg C	45	50.6%	43	95.6%	959	$2,496
Total/Wtd. Avg.	89	100.0%	85	95.5%	944	$2,394
(1)	Based on the underwritten rent roll dated May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 11 – Hallandale City Center

The following table presents certain information relating to the commercial tenants at the Hallandale City Center property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
High Project Group	NR/NR/NR	8,955	29.3%	$44.98	$402,751	44.7%	9/22/2029
HBCRA	NR/NR/NR	6,235	20.4	$40.71	253,842	28.2	9/30/2029
Amare Wellness Studio, Inc.	NR/NR/NR	2,370	7.8	$44.00	104,280	11.6	9/9/2029
MCA Property Management	NR/NR/NR	1,428	4.7	$50.64	72,314	8.0	12/31/2027
Solutions Capital Group Inc.	NR/NR/NR	1,200	3.9	$38.28	45,936	5.1	9/30/2029
Total Major Tenants		20,188	66.1%	$43.55	$879,123	97.6%
Other Tenants		424	1.4	$50.64	$21,471	2.4
Occupied Collateral Total / Wtd. Avg.(3)		20,612	67.5%	$43.69	$900,595	100.0%
Vacant Space(3)		9,918	32.5
Collateral Total		30,530	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2025.
(2)	Represents collateral component only.
(3)	The borrower sponsors are in active negotiations regarding the remaining office space which would bring commercial occupancy above 93%.

The following table presents certain information relating to the lease rollover at the Hallandale City Center Property (Commercial component):

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	9,918	32.5%	NAP	NA	P	9,918	32.5%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		9,918	32.5%	$0	0.0%
2026	0	0	0.0	0	0.0		9,918	32.5%	$0	0.0%
2027	2	1,852	6.1	93,785	10.4		11,770	38.6%	$93,785	10.4%
2028	0	0	0.0	0	0.0		11,770	38.6%	$93,785	10.4%
2029	4	18,760	61.4	806,810	89.6		30,530	100.0%	$900,595	100.0%
2030	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2031	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2032	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2033	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2034	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2035	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2036 & Beyond	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
Total	6	30,530	100.0%	$900,595	100.0%
(1)	Information is based on the underwritten rent roll as of May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 11 – Hallandale City Center

The following table presents certain information relating to the Underwritten Net Cash Flow of the Hallandale City Center Property:

Underwritten Net Cash Flow(1)
	Appraisal Year 1	Appraisal Year 3 (Stabilized)	Underwritten	Per Unit(2)%
Rents In-Place	$2,590,176	$2,747,918	$2,559,787	$28,762	63.0%
Gross Potential Rent	$2,590,176	$2,747,918	$2,559,787	$28,762	63.0%
Other Income 1(3)	853,853	1,324,496	1,362,145	15,305	33.5
Other Income 2(4)	110,000	116,699	143,525	1,613	3.5
Net Rental Income	$3,554,029	$4,189,113	$4,065,458	$45,679	100.0%
(Vacancy/Credit Loss)	(128,473)	(136,297)	(529,544)	(5,950)	(13.0)
Effective Gross Income	$3,425,556	$4,052,816	$3,535,914	$39,729	87.0%
Total Expenses	$1,379,437	$1,476,003	$1,344,645	$15,108	38.0%
Net Operating Income	$2,046,119	$2,576,813	$2,191,268	$24,621	62.0%
Replacement Reserve	22,250	23,605	28,356	319	0.8
Net Cash Flow	$2,023,869	$2,553,208	$2,162,912	$24,302	61.2%
(1)	Historical financial information is not available because the Hallandale City Center Property was constructed in 2024. The borrower sponsors acquired the vacant land in May 2022 for $2.7 million and report having spent $26.9 million in hard costs developing the Hallandale City Center Property, as well as $1.8 million on impact fees, and $3.3 million in soft costs and carrying costs.
(2)	Based on total multifamily units (89 units).
(3)	Other Income 1 includes commercial income.
(4)	Other Income 2 includes water reimbursement from residential tenants, parking income, pet income, and other miscellaneous fees and income.

The Market. The Hallandale City Center Property is located in Hallandale Beach, Florida, within the Miami MSA. The Hallandale City Center Property is centrally located within the region, just north of the Broward/Miami-Dade County line, approximately eleven miles south of the Fort Lauderdale/Hollywood International Airport and Port Everglades, and approximately 6.5 miles south of Fort Lauderdale Beach. Additionally, the Hallandale City Center Property sits 2.7 miles north of the Aventura Mall, 16 miles north of Miami Beach, and 20 miles northeast of Miami International Airport.

According to the appraisal, the top five employers within South Florida are Baptist Health South Florida, University of Miami, Jackson Memorial Hospital, Memorial Regional Hospital and American Airlines.

According to the appraisal, the Hallandale City Center Property is located in East Hollywood / Hallandale multifamily submarket within the Fort Lauderdale multifamily market. As of the year-end 2024, the Fort Lauderdale multifamily submarket had total inventory of 117,447 units, a vacancy rate of 7.0% and asking rent of $2,176 per unit. As of the year-end 2024, the East Hollywood / Hallandale multifamily submarket had total inventory of 7,653 units, a vacancy rate of 9.8% and asking rent of $2,664 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 11 – Hallandale City Center

The following table presents certain information relating to comparable multifamily properties to the Hallandale City Center Property:

Hallandale City Center Multifamily Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Hallandale City Center 504-512 Northwest 1st Avenue, 110 Northwest 1st Avenue, and 605 North Dixie Highway Hallandale Beach, FL	2024 / NAP	95.5%(2)	89(2)	Two Bedroom	944(2)	$2.542)	$2,394(2)
Hallandale Artsquare 401 North Federal Highway Hallandale Beach, FL	2018 / NAP	91.1%	358	Two Bedroom	1,239	$2.55	$3,154
Midtown Aventura 19940 West Dixie Highway Aventura, FL	2016 / NAP	95.5%	400	Two Bedroom	1,281	$2.44	$3,130
Nine Hollywood 1809 Jackson Steet Hollywood, FL	2024 / NAP	100.0%	204	Two Bedroom	905	$3.18	$2,876
Hollywood Heights on the Boulevard 2001 Hollywood Boulevard Hollywood, FL	2024 / NAP	52.5%	324	Two Bedroom	896	$3.44	$3,078
Hollywood East Apartments 2165 Van Buren Street Hollywood, FL	2020 / NAP	95.1%	247	Two Bedroom	1,297	$2.37	$3,075
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 12 – Abrams Fixtures
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype(3):	Mixed Use – Office / Multifamily / Retail
% of Pool by IPB:	3.2%	Net Rentable Area (SF)(3):	93,432
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Abrams Lofts, LLC	Year Built / Renovated:	1920 / 2021-2024
Borrower Sponsor:	BFG Investments, LLC	Occupancy(3):	91.0%
Interest Rate:	7.22000%	Occupancy Date:	4/22/2025
Note Date:	5/1/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$1,013,808 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,300,992 (3/31/2025 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	91.8%
Amortization Type:	Interest Only	UW Revenues:	$2,885,463
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$395,754
Lockbox / Cash Management:	Springing / Springing	UW NOI(5):	$2,489,709
Additional Debt:	No	UW NCF:	$2,417,117
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$32,800,000 / $351
Additional Debt Type:	NAP	Appraisal Date:	3/6/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$235
Taxes:	$71,853	$8,982	N/A	Maturity Date Loan / SF:	$235
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	67.1%
Replacement Reserves:	$0	$1,558	N/A	Maturity Date LTV:	67.1%
TI / LC:	$0	$6,229	N/A	UW NCF DSCR:	1.50x
Earnout Reserve(2):	$2,000,000	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Loan Payoff	$12,254,038	55.7%
			Return of Equity	6,539,651	29.7
			Upfront Reserves	2,071,853	9.4
			Closing Costs(6)	1,134,458	5.2
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	The borrower is not required to make ongoing deposits for insurance so long as, among other requirements, (i) no event of default under the Abrams Fixtures Mortgage Loan (as defined below) then exists and (ii) the Abrams Fixtures Property (as defined below) is insured under a satisfactory blanket insurance policy.
(2)	The Abrams Fixtures Mortgage Loan is structured with an earnout reserve, which may be released to the borrower upon, among other requirements, after November 6, 2026, (i) no event of default under the Abrams Fixtures Mortgage Loan then exists, (ii) the debt yield (based on income from the current rent roll, annualized, and expenses equal to the greater of (x) actual expenses for the trailing 12 calendar months and (y) underwritten expenses equal to $395,754) is equal to or greater than 12% and (iii) the commercial occupancy is equal to or greater than 88%, in each instance for prongs (ii) and (iii), such calculation excludes income from any commercial tenant that (1) is in default under its lease or has given notice to terminate or cancel its lease, (2) has “gone dark”, (3) has filed, as a debtor, a bankruptcy or similar insolvency proceeding, (4) has failed to give notice to renew its lease prior to any applicable renewal notice deadline, (5) is subletting its space or (6) other than with respect to the Master Lease (as defined below), is an affiliate of the borrower.
(3)	The Abrams Fixtures Property is comprised of (i) 59,508 square feet of office space, (ii) 33 multifamily units (totaling 21,941 square feet) and (iii) 11,983 square feet of retail space. The presented Net Rentable Area (SF) of 93,432 square feet includes 21,941 square feet associated with the 33 multifamily units. As of April 22, 2025, the office and retail commercial space was 91.0% occupied, while the multifamily units were 93.9% occupied.
(4)	The Abrams Fixtures Property was gut renovated between 2021 and 2024. Historical financial information is not available prior to the 2nd Most Recent NOI.
(5)	The increase in historical NOI to Underwritten NOI is primarily driven by the lease-up of the commercial space at the Abrams Fixtures Property.
(6)	Closing Costs include an interest rate buy-down credit of $440,000.

The Loan. The twelfth largest mortgage loan (the “Abrams Fixtures Mortgage Loan”) is secured by the borrower’s fee interest in a four-story mixed-use commercial and multifamily building located in Atlanta, Georgia (the “Abrams Fixtures Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 12 – Abrams Fixtures

The Abrams Fixtures Mortgage Loan was originated on May 1, 2025 by Starwood Mortgage Capital LLC. The Abrams Fixtures Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.22000% per annum on an Actual/360 basis. The scheduled maturity date of the Abrams Fixtures Mortgage Loan is May 6, 2030.

The Property. The Abrams Fixtures Property is a four-story mixed-use office, retail and multifamily property built in 1920 and renovated between 2021 and 2024. The Abrams Fixtures Property features (i) 59,508 square feet of newly created loft-style creative office space, (ii) 33 multifamily units (totaling 21,941 square feet) and (iii) 11,983 square feet of retail space. The commercial space at the Abrams Fixtures Property was 91.0% leased to 17 unique tenants as of April 22, 2025. The Abrams Fixtures Property unit mix includes three studios and 30 one-bedroom units. The multifamily units are loft style apartments with original brick, exposed timber, hardwood flooring, quartz countertops, modern kitchens, and large factory windows. The amenities include a fitness center, virtual doorman, in-unit laundry, and smart thermostats. As of April 22, 2025, the multifamily component of the Abrams Fixtures Property was 93.9% occupied.

The borrower sponsor utilizes 18,380 square feet of office space across three suites at the Abrams Fixtures Property (25.7% commercial NRA; 34.6% underwritten commercial base rent) as the headquarters for Braden Fellman Development, LLC (“BFG”). At origination, the borrower sponsor entered into a newly executed master lease for a term of 15 years that runs through March 2040, which master lease is personally guaranteed by the borrower sponsor (the “Master Lease”).

The borrower sponsor acquired the Abrams Fixtures Property as a former warehouse space in 2020 for approximately $6,300,000. The borrower sponsor then invested over $30,600,000 completing a historic preservation renovation of the Abrams Fixtures Property from 2021 to 2024 for a total cost of, inclusive of origination closing costs and reserves, approximately $40,100,000.

The borrower sponsor maintained and updated the façade under the Georgia Department of Community Affairs – Historic Preservation Division’s Historic Preservation Program (the “HPP”). As a result of participating in this program and receiving full approval, the Abrams Fixtures Property’s taxable assessed value is 100% frozen for 2029, 50% frozen in 2030 and unfrozen thereafter. With regard to the HPP frozen taxes, the estimated full taxes for the 2025 tax year are $377,960 compared to the underwritten frozen taxes of $107,779. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Major Tenants.

BFG (18,380 square feet; 25.7% of commercial NRA; 34.6% of Underwritten Base Rent): BFG is a developer, owner and operator of multifamily and commercial assets in Atlanta and across the southeastern United States. In 2023, BFG relocated its headquarters to the Abrams Fixtures Property. At origination, the borrower sponsor entered into a 15 year Master Lease for the BFG space that is personally guaranteed by the borrower sponsor and runs through March 2040. BFG has no renewal options or termination options.

Communities in Schools of Georgia, Inc. (6,500 square feet; 9.1% of NRA; 10.2% of Underwritten Base Rent): Communities in Schools of Georgia, Inc. (“CISGA”) is Georgia’s leading organization providing drop-out prevention, serving more than 42 Georgia school districts across 38 counties. CISGA’s lease started in December 2024 and has a current lease expiration in October 2035. CISGA has one, five-year renewal option and no termination options.

The Vine Club (6,081 square feet; 8.5% of NRA; 7.2% of Underwritten Base Rent): The Vine Club is a wine-driven social club located at the Abrams Fixtures Property. The Vine Club offers monthly wine tastings, chef’s dinners, a members-only club room, a private dinner/meeting space and on-site storage. The Vine Club leases 6,081 square feet under a lease that expires in July 2029. The Vine Club has no renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 12 – Abrams Fixtures

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Abrams Fixtures Property:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
BFG(3)	Office	NR / NR / NR	18,380	25.7%	$40.69	$747,790	34.6%	3/31/2040
CISGA(4)	Office	NR / NR / NR	6,500	9.1	$34.00	221,000	10.2	10/10/2035
The Vine Club	Retail	NR / NR / NR	6,081	8.5	$25.75	156,586	7.2	7/14/2029
The Georgia Conservancy, Inc.(5)	Office	NR / NR / NR	4,548	6.4	$21.64	98,419	4.6	4/30/2035
Rose Garden Conservancy Consulting LLC(6)(7)	Office	NR / NR / NR	4,198	5.9	$33.99	142,690	6.6	11/14/2031
Georgia Conservation Voters, Inc.(8)	Office	NR / NR / NR	3,057	4.3	$30.24	92,430	4.3	12/31/2026
Psykhe, LLC(9)	Office	NR / NR / NR	2,449	3.4	$34.00	83,266	3.9	5/17/2030
Soccer in the Streets, Inc.(10)	Office	NR / NR / NR	2,380	3.3	$32.00	76,164	3.5	6/30/2031
Seiber Design, Inc. and Gabler- Youngston, Inc.(11)	Office	NR / NR / NR	2,333	3.3	$33.00	76,989	3.6	6/30/2029
Terminus Design Group, LLC(12)	Office	NR / NR / NR	2,250	3.1	$33.42	75,191	3.5	11/30/2028
Top Ten Tenants			52,176	73.0%	$33.93	$1,770,525	81.9%

Non Top Ten Tenants			12,905	18.1%	$30.28	$390,701	18.1%

Occupied Collateral Total / Wtd. Avg.			65,081	91.0%	$33.21	$2,161,227	100.0%

Vacant Space			6,410	9.0%

Collateral Total			71,491	100.0%

(1)	Based on the underwritten rent roll dated April 22, 2025, with rent steps totaling $78,447 through March 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	BFG is a borrower sponsor affiliate. BFG’s space is master leased and personally guaranteed by the borrower sponsor through March 2040.
(4)	CISGA has one, five-year renewal option remaining.
(5)	The Georgia Conservancy, Inc. has one, five-year renewal option remaining.
(6)	Rose Garden Conservancy Consulting LLC has one, five-year renewal option remaining.
(7)	Rose Garden Conservancy Consulting LLC has the one-time right to terminate its lease in November 2029 with nine months’ notice.
(8)	Georgia Conservation Voters, Inc. has one, three-year renewal option remaining.
(9)	Psykhe, LLC has one, five-year renewal option remaining.
(10)	Soccer in the Streets, Inc. has one, five-year renewal option remaining.
(11)	Seiber Design, Inc. and Gabler-Youngston, Inc. has two, three-year renewal options remaining.
(12)	Terminus Design Group, LLC has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 12 – Abrams Fixtures

The following table presents certain information relating to the lease rollover schedule for the commercial space at the Abrams Fixtures Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,410	9.0%	NAP	NA	P	6,410	9.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		6,410	9.0%	$0	0.0%
2026	4	9,071	12.7	284,662	13.2		15,481	21.7%	$284,662	13.2%
2027	0	0	0.0	0	0.0		15,481	21.7%	$284,662	13.2%
2028	2	4,068	5.7	129,195	6.0		19,549	27.3%	$413,857	19.1%
2029	4	11,711	16.4	332,308	15.4		31,260	43.7%	$746,166	34.5%
2030	2	4,225	5.9	128,998	6.0		35,485	49.6%	$875,164	40.5%
2031	2	6,578	9.2	218,854	10.1		42,063	58.8%	$1,094,018	50.6%
2032	0	0	0.0	0	0.0		42,063	58.8%	$1,094,018	50.6%
2033	0	0	0.0	0	0.0		42,063	58.8%	$1,094,018	50.6%
2034	0	0	0.0	0	0.0		42,063	58.8%	$1,094,018	50.6%
2035	2	11,048	15.5	319,419	14.8		53,111	74.3%	$1,413,436	65.4%
2036 & Beyond	1	18,380	25.7	747,790	34.6		71,491	100.0%	$2,161,227	100.0%
Total	17	71,491	100.0%	$2,161,227	100.0%
(1)	Based on the underwritten rent roll dated April 22, 2025, with rent steps totaling $78,447 through March 2026.

The following table presents certain information with respect to the units at the Abrams Fixtures Property:

Abrams Fixtures Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied(1)	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio	3	9.1%	3	100.0%	600	$1,699	$2.83	$1,533	$2.56
1 BR – 1 BA	30	90.9	28	93.3	671	$1,699	$2.53	$1,710	$2.55
Total/Wtd. Avg.	33	100.0%	31	93.9%	665	$1,699	$2.56	$1,693	$2.55
(1)	Based on the borrower rent roll dated April 22, 2025.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the Abrams Fixtures Property:

Historical and Current Occupancy(1)
2022(1)	2023(1)	2024(2)	Current(3)
NAV	NAV	90.6%	91.0%
(1)	Occupancy is as of December 31 of each respective year. Occupancy prior to 2024 is not available as the Abrams Fixtures Property was renovated between 2021 and 2024.
(2)	2024 Occupancy reflects the multifamily occupancy. Commercial occupancy was not available.
(3)	Current Occupancy is as of April 22, 2025. The multifamily component is 93.9% occupied.

Appraisal. According to the appraisal, the Abrams Fixtures Property had an “as-is” appraised value of $32,800,000 as of March 6, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$32,800,000	7.00%
(1)	Source: Appraisal.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 12 – Abrams Fixtures

Environmental. According to a Phase I environmental assessment dated December 19, 2024, there was no evidence of any recognized environmental conditions at the Abrams Fixtures Property.

The Market. According to the appraisal, the Abrams Fixtures Property is located within the College Park/SW Atlanta retail submarket. As of the fourth quarter of 2024, the College Park/SW Atlanta retail submarket had a vacancy rate of 5.0% and market rent of $16.79 per square foot. Additionally, the Abrams Fixtures Property is located in the West Atlanta office submarket. As of the fourth quarter of 2024, the West Atlanta office submarket had a vacancy rate of 38.1% and market rent of $28.45 per square foot. Within a one-, three- and five-mile radius of the Abrams Fixtures Property, the estimated 2024 population was 20,748, 164,366 and 363,152, respectively. Within the same radii, the estimated 2024 average annual household income was $54,380, $83,497 and $97,217, respectively.

The following table presents office rental data for comparable office property leases with respect to the Abrams Fixtures Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Abrams Fixtures Atlanta, GA	1920 / 2021-2024	91.0%	59,508	-	-	-	-	-	-
1070 White Street Southeast Atlanta, GA	NAV	NAV	NAV	Available	2,703	$32.50	Listing	NAV	NNN
33 Georgia Avenue Southeast Atlanta, GA	NAV	NAV	NAV	Available	3,645	$38.50	Listing	NAV	NNN
1269 Pryor Road Southwest Atlanta, GA	NAV	NAV	NAV	Not Reported	1,500	$33.60	Jan-2025	NAV	Gross
145 Auburn Avenue Northeast Atlanta, GA	NAV	NAV	NAV	Georgia Baptist	1,165	$34.00	Dec-2024	NAV	NNN
750 Glenwood Avenue Southeast Atlanta, GA	NAV	NAV	NAV	Romabio	3,025	$34.00	Nov-2024	NAV	NNN
(1)	Source: Appraisal, except for the Abrams Fixtures Property, which information is based on the underwritten rent roll dated April 22, 2025.

The following table presents retail rental data for comparable retail property leases with respect to the Abrams Fixtures Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Abrams Fixtures Atlanta, GA	1920 / 2021-2024	91.0%	11,983	-	-	-	-	-	-
945 Allene Avenue Southwest Atlanta, GA	NAV	NAV	NAV	Not Reported	1,131	$30.00	Oct-2024	NAV	NNN
257 Trinity Avenue Southwest Atlanta, GA	NAV	NAV	NAV	Hollywood ATL	5,000	$35.00	Aug-2024	NAV	NNN
655 Highland Avenue Northeast Atlanta, GA	NAV	NAV	NAV	Heuer Design Collective	5,307	$37.50	May-2024	NAV	NNN
760 United Avenue Southeast Atlanta, GA	NAV	NAV	NAV	Not Reported	1,551	$30.00	Sep-2023	NAV	NNN
(1)	Source: Appraisal, except for the Abrams Fixtures Property, which information is based on the underwritten rent roll dated April 22, 2025.

The Abrams Fixtures Property is located in Atlanta, Georgia. According to the appraisal, the Abrams Fixtures Property is located in the South Atlanta multifamily submarket. According to the appraisal, the South Atlanta multifamily submarket has a vacancy rate of approximately 14.7% and average asking rents of $1,304 per unit as of the fourth quarter of 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 12 – Abrams Fixtures

The following table presents certain information relating to comparable multifamily rental properties to the Abrams Fixtures Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Abrams Fixtures(2) Atlanta, GA	1920 / 2021-2024	93.9%	33	Studio 1BD / 1BA	600 671	$2.56 $2.55	$1,533 $1,710
159 Ralph McGill Boulevard Northeast Atlanta, GA	2022 / NAP	96.0%	51	Studio 1BD / 1BA	436 602	$3.19 $2.34	$1,392 $1,407
300 M.L.K. Jr Drive Southeast Atlanta, GA	1930 / 1999	99.1%	218	Studio 1BD / 1BA	718 845	$2.11 $2.09	$1,515 $1,764
75 John Wesley Dobbs Avenue Northeast Atlanta, GA	1935 / TBD	89.1%	27	Studio 1BD / 1BA	650 900	$2.27 $1.86	$1,475 $1,677
669 Atlanta Student Movement Boulevard Atlanta, GA	2020 / NAP	79.9%	135	Studio 1BD / 1BA	523 718	$2.77 $2.50	$1,449 $1,792
(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated April 22, 2025.

The following table presents certain information with respect to the historical operating history and underwritten cash flow of the Abrams Fixtures Property:

Underwritten Net Cash Flow
	2024	TTM(1)(2)	Underwritten(2)	Per SF	%(3)
Gross Potential Rent – Commercial	$842,481	$982,826	$2,353,981	$25.19	77.2%
Gross Potential Rent – Residential	688,737	687,897	672,960	7.20	22.1
Commercial Expense Recoveries	15,889	21,023	21,023	0.23	0.7
Net Rental Income	$1,547,106	$1,691,746	$3,047,964	$32.62	100.0%
(Residential Vacancy/Credit Loss)	(160,307)	(104,612)	(43,320)	(0.46)	(1.4)
(Commercial Vacancy/Credit Loss)	(0)	(0)	(192,754)	(2.06)	(6.3)
Other Income	40,301	73,573	73,573	0.79	2.4
Effective Gross Income	$1,427,100	$1,660,707	$2,885,463	$30.88	94.7%

Real Estate Taxes	107,779	107,779	107,779	1.15	3.7
Insurance	77,939	31,788	31,085	0.33	1.1
Other Expenses	227,574	220,147	256,890	2.75	8.9
Total Expenses	$413,292	$359,714	$395,754	$4.24	13.7%

Net Operating Income	$1,013,808	$1,300,992	$2,489,709	$26.65	86.3%

Replacement Reserves	0	0	15,399	0.16	0.5
TI/LC	0	0	57,193	0.61	2.0
Net Cash Flow	$1,013,808	$1,300,992	$2,417,117	$25.87	83.8%
(1)	TTM is based on the trailing 12 months ending March 31, 2025.
(2)	The increase in TTM Net Operating Income to Underwritten Net Operating Income is primarily driven by the lease-up of the commercial space at the Abrams Fixtures Property
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 13 – Beavercreek Office Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio(3):	Portfolio
Original Principal Balance:	$21,750,000	Title:	Fee
Cut-off Date Principal Balance:	$21,750,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	140,578
Loan Purpose:	Refinance	Location:	Beavercreek, OH
Borrower(1):	GER REB Realty, LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	David Kramer	Occupancy:	100.0%
Interest Rate:	7.74000%	Occupancy Date:	3/1/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$1,441,271 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,840,040 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,871,945 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,867,765
Call Protection:	L(12),YM(12),DorYM(29),O(7)	UW Expenses:	$1,221,795
Lockbox / Cash Management(1):	Hard / Springing	UW NOI:	$2,645,970
Additional Debt:	No	UW NCF:	$2,552,233
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$32,300,000 / $230
Additional Debt Type:	NAP	Appraisal Date:	3/25/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$155
Taxes:	$0	$36,901	N/A	Maturity Date Loan / SF:	$155
Insurance:	$28,000	$4,375	N/A	Cut-off Date LTV:	67.3%
Deferred Maintenance:	$18,092	$0	N/A	Maturity Date LTV:	67.3%
Replacement Reserves:	$0	$2,343	N/A	UW NCF DSCR:	1.50x
TI / LC Reserve:	$0	$5,469	N/A	UW NOI Debt Yield:	12.2%
Other Reserves(2):	$226,775	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,750,000	91.6%	Loan Payoff	$22,015,421	92.7%
Borrower Sponsor Equity	2,001,505	8.4	Closing Costs	1,463,218	6.2
			Upfront Reserves	272,867	1.1
Total Sources	$23,751,505	100.0%	Total Uses	$23,751,505	100.0%
(1)	The borrower sponsor is subject to pending litigation relating to amounts allegedly owed by the borrower sponsor to the plaintiff under a promissory note. The plaintiff is requesting an award in the amount of $1,891,770.83, which represents the amount allegedly owed by the borrower sponsor under the promissory note and attorney’s fees. The Beavercreek Office Portfolio Mortgage Loan (as defined below) is subject to hard cash management until the date (the “Rialto Dispute Resolution Date”) that the foregoing dispute is finally resolved pursuant to a final, non-appealable judgment or a binding settlement agreement among the parties thereto (which settlement agreement must contain a mutual release and waiver of claims by such parties and otherwise be in form and substance reasonably satisfactory to the lender) and the lender has received evidence that all amounts due and payable, and all obligations required to be performed, by or on behalf of the borrower sponsor in respect of such judgment or settlement agreement have been timely paid, performed and satisfied in full. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus. The borrower is required to cause all sums on deposit in the lockbox account to be deposited into the cash management account (i) at all times on or before the Rialto Dispute Resolution Date and (ii) after the Rialto Dispute Resolution Date, during the existence of a trigger period, in each case, subject to and in accordance with the Beavercreek Office Portfolio Mortgage Loan documents.
(2)	Other Reserves include an upfront outstanding TI/LC reserve deposit of $226,775.
(3)	See “Portfolio Summary” below.
(4)	4th Most Recent NOI is not available because it was not provided by the borrower sponsor.

The Loan. The thirteenth largest mortgage loan (the “Beavercreek Office Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in three office properties (the “Beavercreek Office Portfolio Properties”) located in Beavercreek, Ohio. The Beavercreek Office Portfolio Mortgage Loan is evidenced by a single promissory note in the original principal amount of $21,750,000. The Beavercreek Office Portfolio Mortgage Loan was originated on June 6, 2025, by Bank of Montreal. The Beavercreek Office Portfolio Mortgage Loan has a five-year interest only term and accrues interest at a rate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 13 – Beavercreek Office Portfolio

of 7.74000% per annum on an Actual/360 basis. The scheduled maturity date of the Beavercreek Office Portfolio Mortgage Loan is the payment date that occurs on June 6, 2030.

The Properties. The Beavercreek Office Portfolio Properties consist of three suburban office properties, with an aggregate of 140,578 square feet. The Beavercreek Office Portfolio Properties include a property located at 2685 Hibiscus Way (Units 120/130, 200, and 250) (the “2685 Hibiscus Way Property”), a property located at 3725 Pentagon Boulevard (the “3725 Pentagon Boulevard Property”) and a property located at 2601 Commons Boulevard (the “2601 Commons Boulevard Property”), each in Beavercreek, Ohio. The Beavercreek Office Portfolio Properties are 100.0% occupied by five tenants.

The following table presents certain information relating to the Beavercreek Office Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Net Rentable Area (SF) (1)	Occupancy %(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW Base Rent	% of UW Base Rent
2685 Hibiscus Way	2008 / 2025	74,956	100.0%	$12,928,793	59.4%	$19,200,000	59.4%	$1,587,572	57.2%
3725 Pentagon Boulevard	2009 / NAP	51,560	100.0%	7,137,771	32.8	10,600,000	32.8	945,473	34.1
2601 Commons Boulevard	2006 / NAP	14,062	100.0%	1,683,436	7.7	2,500,000	7.7	242,289	8.7
Total / Wtd. Avg.		140,578	100.0%	$21,750,000	100.0%	$32,300,000	100.0%	$2,775,334	100.0%
(1)	Based on the underwritten rent roll dated as of March 1, 2025.

2685 Hibiscus Way (53.3% of NRA; 57.2% of underwritten base rent). The 2685 Hibiscus Way Property is a 74,956 square foot office property containing a single two-story building located at 2685 Hibiscus Way in Beavercreek, Ohio. The 2685 Hibiscus Way Property is located on an approximately 7.53-acre site and was built in 2008 and renovated in 2025. The 2685 Hibiscus Way Property has 483 parking spaces resulting in a parking ratio of approximately 6.4 parking spaces per 1,000 square feet of net rentable area.

3725 Pentagon Boulevard (36.7% of NRA; 34.1% of underwritten base rent). The 3725 Pentagon Boulevard Property is a 51,560 square foot office property containing a single two-story building located at 3725 Pentagon Boulevard in Beavercreek, Ohio. The 3725 Pentagon Boulevard Property is located on an approximately 3.26-acre site and was built in 2009. The 3725 Pentagon Boulevard Property has 119 parking spaces resulting in a parking ratio of approximately 2.31 parking spaces per 1,000 square feet of net rentable area.

2601 Commons Boulevard (10.0% of NRA; 8.7% of underwritten base rent). The 2601 Commons Boulevard Property is a 14,062 square foot office property containing a single one-story building located at 2601 Commons Boulevard in Beavercreek, Ohio. The 2601 Commons Boulevard Property is located on an approximately 1.79-acre site and was built in 2006. The 2601 Commons Boulevard Property has 98 parking spaces resulting in a parking ratio of approximately 6.97 parking spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants by underwritten base rent are Parallax Advanced Res (“Parallax”), KBR and Mintek Resources.

Parallax (74,956 square feet; 53.3% NRA; 57.2% of underwritten base rent): Parallax is a private nonprofit research institute that delivers research and provides technology, human and business solutions for government, industry and academia. Parallax has been a tenant at the 2685 Hibiscus Way Property since June 2021, with a lease that expires on February 28, 2035 with no termination options.

KBR (41,660 square feet; 29.6% NRA; 27.6% of underwritten base rent): KBR is a science, technology and engineering company that partners with government and industry clients. With a full portfolio of services, proprietary technologies and expertise, KBR handles projects and missions from planning and design to sustainability and maintenance. KBR has been a tenant at the 3725 Pentagon Boulevard Property since January 2022, with a lease that expires on May 31, 2032 and has a one-time termination option on May 31, 2029 provided (i) KBR provides no less than 12 months’ written notice, (ii) KBR pays a termination fee equal to $358,419.44 and (iii) KBR vacates its space at the 3725 Pentagon Boulevard Property on May 31, 2029.

Mintek Resources (9,900 square feet; 7.0% NRA; 6.5% of underwritten base rent): Mintek Resources is a construction materials company that provides solutions to the environmental, construction, agricultural, oil and gas, waste water

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 13 – Beavercreek Office Portfolio

treatment, and industrial markets, with economical reagents that assist with drying, modifying, stabilizing, neutralizing, and fixating soils, sediments, waste streams and contaminants. Mintek Resources was founded in 1994 and is headquartered in Beavercreek, Ohio. Mintek Resources has been a tenant at the 3725 Pentagon Boulevard Property since April 2019, with a lease that expires on March 31, 2033 with no termination options.

Appraisals. According to the appraisals, the Beavercreek Office Portfolio Properties have an aggregate “as-is” appraised value of $32,300,000 as of March 25, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate(2)
2685 Hibiscus Way	Direct Capitalization Approach	$19,200,000	8.25%
3725 Pentagon Boulevard	Direct Capitalization Approach	$10,600,000	8.50%
2601 Commons Boulevard	Direct Capitalization Approach	$2,500,000	8.50%
(1)	Source: Appraisal.
(2)	The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I environmental assessments dated March 31, 2025, there was no evidence of any recognized environmental conditions at the Beavercreek Office Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Beavercreek Office Portfolio Properties:

Historical and Current Occupancy(1)
2022(2)	2023	2024	Current(3)
NAV	100.0%	97.9%	100.0%
(1)	Historical occupancies represent the average annual occupancy as of December 31 for each respective year.
(2)	Historical occupancy for 2022 is not available because it was not provided by the borrower sponsor.
(3)	Current occupancy is based on the underwritten rent roll dated as of March 1, 2025.

The following table presents certain information relating to tenants at the Beavercreek Office Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Parallax	2685 Hibiscus Way	NR/NR/NR	74,956	53.3%	$21.18	$1,587,572	57.2%	2/28/2035
KBR	3725 Pentagon Boulevard	NR/NR/NR	41,660	29.6%	$18.39	$765,974	27.6%	5/31/2032
Mintek Resources	3725 Pentagon Boulevard	NR/NR/NR	9,900	7.0%	$18.13	$179,499	6.5%	3/31/2033
Awetomaton Ltd.	2601 Commons Boulevard	NR/NR/NR	10,127	7.2%	$17.23	$174,488	6.3%	2/28/2028
Marisa Borgert Psy. D.	2601 Commons Boulevard	NR/NR/NR	3,935	2.8%	$17.23	$67,801	2.4%	8/31/2027
Occupied Collateral Total / Wtd. Avg.			140,578	100.0%	$19.74	$2,775,334	100.0%
Vacant Space			0	0.0%
Collateral Total			140,578	100.0%

(1)	Based on the underwritten rent roll dated as of March 1, 2025.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 13 – Beavercreek Office Portfolio

The following table presents certain information relating to the tenant lease expirations at the Beavercreek Office Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	1	3,935	2.8	67,801	2.4		3,935	2.8%	$67,801	2.4%
2028	1	10,127	7.2	174,488	6.3		14,062	10.0%	$242,289	8.7%
2029	0	0	0.0	0	0.0		14,062	10.0%	$242,289	8.7%
2030	0	0	0.0	0	0.0		14,062	10.0%	$242,289	8.7%
2031	0	0	0.0	0	0.0		14,062	10.0%	$242,289	8.7%
2032	1	41,660	29.6	765,974	27.6		55,722	39.6%	$1,008,263	36.3%
2033	1	9,900	7.0	179,499	6.5		65,622	46.7%	$1,187,762	42.8%
2034	0	0	0.0	0	0.0		65,622	46.7%	$1,187,762	42.8%
2035	1	74,956	53.3	1,587,572	57.2		140,578	100.0%	$2,775,334	100.0%
2036 & Beyond	0	0	0.0	0	0.0		140,578	100.0%	$2,775,334	100.0%
Total	5	140,578	100.00%	$2,775,334	100.00%
(1)	Based on the underwritten rent roll dated as of March 1, 2025.

The following table presents certain information relating to the underwritten cash flows of the Beavercreek Office Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM March 2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent(2)	$2,113,288	$2,278,599	$2,320,694	$2,775,334	$19.74	71.8%
Rent Steps(3)	0	0	0	74,203	0.53	1.9
Reimbursement Income	450,626	574,902	655,209	1,221,795	8.69	31.6
Gross Revenue	$2,563,914	$2,853,501	$2,975,903	$4,071,332	$28.96	105.3%
(Vacancy)	0	0	0	(203,567)	(1.45)	(5.3)
Net Rental Income	$2,563,914	$2,853,501	$2,975,903	$3,867,765	$27.51	100.0%
Other Income	0	67,554	67,529	0	0.00	0.0
Effective Gross Income	$2,563,914	$2,921,055	$3,043,432	$3,867,765	$27.51	100.0%
Real Estate Taxes	417,538	418,737	425,979	421,813	3.00	10.9
Insurance	20,183	18,906	20,255	50,000	0.36	1.3
Management Fee	76,918	87,632	91,304	116,033	0.83	3.0
Other Expenses(4)	608,004	555,740	633,949	633,949	4.51	16.4
Total Expenses	$1,122,643	$1,081,015	$1,171,487	$1,221,795	$8.69	31.6%
Net Operating Income	$1,441,271	$1,840,040	$1,871,945	$2,645,970	$18.82	68.4%
Replacement Reserves	0	0	0	28,116	0.20	0.7
TI/LC	0	0	0	65,622	0.47	1.7
Net Cash Flow	$1,441,271	$1,840,040	$1,871,945	$2,552,233	$18.16	66.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Gross Potential Rent is based on the underwritten rent rolls dated March 1, 2025.
(3)	Rent Steps are through June 1, 2026.
(4)	Other Expenses include utilities, repair and maintenance, cleaning, general and administrative, professional fees and payroll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 13 – Beavercreek Office Portfolio

The Markets. According to the appraisals, the Beavercreek Office Portfolio Properties are located in the East submarket of the Dayton office market. The Dayton office market contains 12,469,000 square feet of space, with a vacancy rate of 27.8% and an average asking rent of $15.77 per square foot. The East submarket contains 2,595,000 square feet of space, with a vacancy rate of 20.4% and an average asking rent of $17.36 per square foot.

The following table presents certain demographic information with respect to the Beavercreek Office Portfolio Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	2023 Population (1-mile Radius)(2)	2023 Population (3-mile Radius)(2)	2023 Population (5-mile Radius)(2)	2023 Average Household Income (1-mile Radius)(2)	2023 Average Household Income (3-mile Radius)(2)	2023 Average Household Income (5-mile Radius)(2)
2685 Hibiscus Way	74,956	8,482	50,942	149,475	$79,281	$84,903	$78,911
3725 Pentagon Boulevard	51,560	8,482	50,942	149,475	$79,281	$84,903	$78,911
2601 Commons Boulevard	14,062	7,021	52,879	138,375	$114,781	$89,239	$82,414
Total/Wtd. Avg.	140,578
(1)	Based on the underwritten rent roll dated March 1, 2025.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 14 – PA Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$21,150,000	Title:	Fee
Cut-off Date Principal Balance:	$21,150,000	Property Type - Subtype:	Multifamily – Age-Restricted
% of IPB:	3.0%	Net Rentable Area (Units)(2):	533
Loan Purpose:	Refinance	Location:	Various, PA
Borrowers:	Mulberry Apartments Realty LLC, Center City Apartments Realty LLC and City Heights Apartments Realty LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Yitzchok Schwarzman	Occupancy:	95.1%
Interest Rate:	6.87100%	Occupancy Date:	Various
Note Date:	6/4/2025	4th Most Recent NOI (As of):	$1,664,207 (12/31/2022)
Maturity Date:	6/5/2030	3rd Most Recent NOI (As of):	$1,750,005 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,896,856 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$1,856,748 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,449,393
Call Protection(1):	L(24),YM1(33),O(3)	UW Expenses:	$3,239,159
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$2,210,233
Additional Debt:	No	UW NCF:	$2,075,951
Additional Debt Balance:	NAP	Appraised Value / Per Unit(4):	$37,150,000 / $69,700
Additional Debt Type:	NAP	Appraisal Date:	3/25/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(4):	$39,681
Taxes:	$176,024	$58,675	N/A	Maturity Date Loan / Unit(4):	$39,681
Insurance:	$75,763	$17,772	N/A	Cut-off Date LTV:	56.9%
Replacement Reserves:	$200,000	$11,190	N/A	Maturity Date LTV:	56.9%
Deferred Maintenance:	$24,219	$0	N/A	UW NCF DSCR:	1.41x
				UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,150,000	100.0%	Loan Payoff	$19,861,831	93.9%
			Closing Costs	490,596	2.3
			Reserves	476,006	2.3
			Return of Equity	321,567	1.5
Total Sources	$21,150,000	100.0%	Total Uses	$21,150,000	100.0%
(1)	The PA Multifamily Portfolio Mortgage Loan (as defined below) documents permit the release of any individual property (the “Partial Release”) from and after June 4, 2027 in connection with the sale of an individual property to a bona fide third party, provided that, among other conditions, (i) no event of default has occurred or is continuing, and (ii) the payment of a release price equal to the greater of (a) 115% of the allocated loan amount applicable to such released property or (b) 90% of net sale proceeds, (iii) after giving effect to such Partial Release, (a) the debt service coverage ratio for the remaining PA Multifamily Portfolio Properties (as defined below) is no less than the greater of (1) the debt service coverage ratio at origination or (2) the debt service coverage ratio in effect prior to the Partial Release; (b) the debt yield for the remaining PA Multifamily Portfolio Properties is not greater than the lesser of (1) the debt yield at origination or (2) the debt yield in effect prior to the Partial Release and (c) the loan-to-value after remaining PA Multifamily Portfolio Properties is no less than the greater of (1) the loan-to-value ratio at origination or (2) the loan-to-value in effect prior to the Partial Release.
(2)	The PA Multifamily Portfolio Properties are comprised of (in the aggregate) (i) 533 multifamily units and (ii) 6,308 square feet of ground floor commercial space leased to two separate tenants. The commercial spaces are leased by a small convenience store with 900 square feet and Child Development Council with 3,050 square feet of daycare space along with 944 square feet of administration space. The three occupied spaces are occupied by long-term tenants on month-to-month leases. The remaining commercial space is 1,414 square feet and is currently vacant and being marketed for lease at the City Heights Apartments Property (as defined below).
(3)	The increase from Most Recent NOI (as of) to UW NOI is primarily attributable to recent contractual rent increases and grossed up vacant units.
(4)	The Appraised Value / Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are based off 533 multifamily units only.

The Loan. The fourteenth largest mortgage loan (the “PA Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interest in three age-restricted multifamily properties located in Scranton, Hazleton and Wilkes Barre, Pennsylvania, respectively (the “PA Multifamily Portfolio Properties”). The PA Multifamily Portfolio Mortgage Loan is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2025-5C11
No. 14 – PA Multifamily Portfolio

evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $21,150,000. The PA Multifamily Portfolio Mortgage Loan was originated on June 4, 2025 by Societe Generale Financial Corporation. The PA Multifamily Portfolio Mortgage Loan has an initial term of five years and is interest-only for the full term and accrues interest at a fixed rate of 6.87100% per annum on an Actual/360 basis. The scheduled maturity date of the PA Multifamily Portfolio Mortgage Loan is June 5, 2030.

The Properties. The PA Multifamily Portfolio Properties are comprised of a 206-unit age-restricted multifamily property located in Scranton, Pennsylvania (the “Mulberry Towers Property”), a 176-unit age-restricted multifamily property located in Hazleton, Pennsylvania (the “Center City Apartments Property”) and a 151-unit age-restricted multifamily property located in Wilkes Barre, Pennsylvania (the “City Heights Apartments Property”). The PA Multifamily Portfolio Properties were built between 1980 and 1983 and operate on individual project-based Housing Assistant Payment (“HAP”) contracts for the purpose of accommodating low income-Section 8 housing. The HAP contracts for the Mulberry Towers Property and Center City Apartments Property were renewed in 2018 and extend through 2033. The HAP contract for the City Heights Apartments Property was renewed in 2021 and extends through 2031.

The PA Multifamily Portfolio Properties are age-restricted by the United States Department of Housing and Urban Development (“HUD”) for tenants age 62+ and tenants age 55+ or who have a disability can be granted a waiver to lease units under the HAP program. Under the HAP contracts, residents pay a portion of the market rent and HUD subsidizes the balance paid directly to the landlord. The HAP rent subsidy is guaranteed by the federal government and 80% of base rent is paid on vacant units designated to be rented for up to two months, subject to certain downtime parameters. The contracts are with each individual property, as opposed to individual tenants having vouchers from HUD. See “Description of the Mortgage Pool—Property Types—Multifamily Rental Properties” in the Preliminary Prospectus. Upon a tenant vacating their unit, each property has a waitlist of eligible tenants who will backfill the vacancies. The PA Multifamily Portfolio Properties are currently 95.1% occupied.

The following table presents certain information relating to the PA Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built/ Renovated(1)	No. of Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	Appraised Value(1)	% of Appraised Value(1)	Average Unit Size(2)	Average Monthly Rental Rate Per Unit(2)
Mulberry Towers	1980 / NAP	206	91.3%	$5,840,000	$11,000,000	29.6%	556	$886
Center City Apartments	1983 / NAP	176	98.9%	$8,940,000	$14,150,000	38.1%	500	$887
City Heights Apartments	1980 / NAP	151	96.0%	$6,370,000	$12,000,000	32.3%	505	$877
Total/Wtd. Avg.		533	95.1%	$21,150,000	$37,150,000	100.0%	523	$884
(1)	Source: Appraisal.
(2)	Based on the underwritten rent rolls dated April 27, 2025 and April 29, 2025.

Mulberry Towers. The Mulberry Towers Property is an age-restricted affordable housing complex located in Scranton, Pennsylvania. Constructed in 1980, the Mulberry Towers Property consists of a single, 12-story building with a total of 206 rentable apartments including one offline unit occupied by building staff and utilized as storage. Property amenities include on-site surface parking, on-site management, a community room, picnic area, and a laundry facility. Each unit features an appliance package including an electric range/oven and refrigerator. The Mulberry Towers Property is served by 82 surface parking spaces resulting in a parking ratio of 0.40 spaces per unit. As of April 29, 2025, the Mulberry Towers Property was 91.3% occupied.

Center City Apartments. The Center City Apartments Property is an age-restricted affordable housing complex located in Hazleton, Pennsylvania. Constructed in 1983, the Center City Apartments Property consist of a single, 9-story building with a total 176 rentable apartments, including an offline unit occupied by building staff and utilized as storage. Property amenities include on-site surface parking, on-site management, a community room, picnic area, and a laundry facility. Each unit features an appliance package including an electric range/oven and refrigerator. The Center City Apartments Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 14 – PA Multifamily Portfolio

is served by 61 surface parking spaces resulting in a parking ratio of 0.35 spaces per unit. As of April 27, 2025, the Center City Apartments Property was 98.9% occupied.

City Heights Apartments. The City Heights Apartments Property is an age-restricted affordable housing complex located in Wilkes Barre, Pennsylvania. The improvements consist of a single, 14-story building with a total of 151 rentable apartments including one offline unit occupied by building staff and utilized as storage constructed in 1980. In addition to the 150 HAP contract units, the City Heights Apartments Property also has one additional non-revenue unit and four ground floor commercial spaces totaling 6,308 square feet. Of the five commercial spaces, three are occupied on month-to-month leases and the remaining space is vacant. Property amenities include on-site surface parking, on-site management, a community room, library, picnic area, and a laundry facility. Each unit features an appliance package including an electric range/oven and refrigerator. The City Heights Apartments Property is served by 30 surface parking spaces resulting in a parking ratio of 0.20 spaces per unit. As of April 29, 2025, the City Heights Apartments Property was 96.0% occupied.

The following table presents certain information relating to the operating history and underwritten net cash flow of the PA Multifamily Portfolio Properties:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)(2)	Underwritten(2)(3)	Per Unit	%(4)
Rents in Place	$4,784,680	$4,973,883	$5,129,970	$5,200,577	$5,652,900	$10,606	98.5%
Gross Potential Rent	$4,784,680	$4,973,883	$5,129,970	$5,200,577	$5,652,900	$10,606	98.5%
Other Income 1(4)	10,195	28,010	34,800	31,645	31,645	59	0.6
Other Income 2(5)	57,768	56,519	69,265	51,661	51,661	97	0.9
Net Rental Income	$4,852,643	$5,058,412	$5,234,034	$5,283,883	$5,736,206	$10,762	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(286,813)	(538)	(5.0)
Effective Gross Income	$4,852,643	$5,058,412	$5,234,034	$5,283,883	$5,449,393	$10,224	95.0%
Total Expenses	3,188,436	3,308,407	3,337,178	3,427,134	3,239,159	6,077	59.4
Net Operating Income	$1,664,207	$1,750,005	$1,896,856	$1,856,748	$2,210,233	$4,147	40.6%
Replacement Reserves	0	0	0	0	134,282	252	2.5
Net Cash Flow	$1,664,207	$1,750,005	$1,896,856	$1,856,748	$2,075,951	$3,895	38.1%
(1)	TTM column reflects the trailing 12-months ending March 31, 2025.
(2)	The increase from the TTM Net Operating Income to the Underwritten Net Operating Income is primarily attributable to recent contractual rent increases and grossed up vacant units.
(3)	Underwritten Rents in Place includes possible income from vacant units.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Other Income 1 is based on the commercial rent for the City Heights Apartments Property.
(6)	Other Income 2 is comprised of laundry income, vending income, miscellaneous income and cell tower income from the Mulberry Tower Property.

The Markets. The PA Multifamily Portfolio Properties are located in Scranton, Hazleton and Wilkes Barre, Pennsylvania, respectively, within the Scranton-Wilkes-Barre, PA metropolitan statistical area (“Scranton MSA”). The Scranton MSA has a 2024 population of 567,841, reflecting an annual increase of 0.1%. Population is projected to decrease by 923 between 2024 and 2029. The area features an average household income of $88,501 and a median household income of $63,421. The area includes a total of 282,951 employees and has a 3.8% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Retail Trade and Manufacturing, which are a combined total of 42% of the workforce.

Mulberry Towers: According to the appraisal, the Mulberry Towers Property is located within the Scranton apartment submarket. As of the fourth quarter of 2024 the Scranton apartment submarket consisted of approximately 3,448 units, with a vacancy rate of 4.4% and an asking rental rate of $1,379 per unit.

Center City Apartments: According to the appraisal, the Center City Apartments Property is located within the Outlying Luzerne County apartment submarket. As of the fourth quarter of 2024, the Outlying Luzerne County apartment submarket consisted of approximately 1,054 units, with a vacancy rate of 11.1% and an asking rental rate of $1,294 per unit.

City Heights Apartments: According to the appraisal, the City Heights Apartments Property is located within the Wilkes-Barre submarket. As of fourth quarter 2024, the Wilkes-Barre submarket consisted of approximately 3,611 units, with a vacancy rate of 3.7% and an asking rental rate of $1,424 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 15 – 410 Tompkins Avenues
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,075,000	Title:	Fee
Cut-off Date Principal Balance:	$18,075,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	2.6%	Net Rentable Area (Units)(1):	35
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	410 Tompkins Residence LLC	Year Built / Renovated:	2017 / NAP
Borrower Sponsors:	Simon Kaufman and Yoel Kaufman	Occupancy(2):	100.0%
Interest Rate:	6.25000%	Occupancy Date:	3/13/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of):	$1,449,967 (12/31/2022)
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of):	$1,464,761 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,482,541 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,484,298 (T-12 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy(3):	97.0%
Amortization Type:	Interest Only	UW Revenues:	$1,657,346
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$208,979
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,448,367
Additional Debt:	No	UW NCF:	$1,438,687
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$25,500,000 / $728,571
Additional Debt Type:	NAP	Appraisal Date:	3/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$516,429
Taxes:	$9,262	$1,544	N/A	Maturity Date Loan / Unit:	$516,429
Insurance:	$28,317	$2,574	N/A	Cut-off Date LTV:	70.9%
Replacement Reserve:	$0	$807	$26,250	Maturity Date LTV:	70.9%
				UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.0%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,075,000	94.3%	Loan Payoff	$18,702,220	97.6%
Borrower Sponsor Equity	1,094,244	5.7	Closing Costs(4)	429,445	2.2
			Upfront Reserves	37,579	0.2
Total Sources	$19,169,244	100.0%	Total Uses	$19,169,244	100.0%
(1)	The 410 Tompkins Avenue Property (as defined below) also contains 6,205 square feet of commercial space.
(2)	Occupancy represents residential occupancy only. The commercial space at the 410 Tompkins Avenue Property is 100.0% leased.
(3)	UW Economic Occupancy is 97.0% for the residential portion of the 410 Tompkins Avenue Property and 95.0% for the commercial portion.
(4)	Closing Costs include an origination fee of approximately $244,013.

The Loan. The fifteenth largest mortgage loan (the “410 Tompkins Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a 35-unit multifamily property located in Brooklyn, New York (the “410 Tompkins Avenue Property”). The 410 Tompkins Avenue Mortgage Loan was originated by Greystone Select Company II LLC on April 30, 2025. The 410 Tompkins Avenue Mortgage Loan accrues interest at a rate of 6.25000% per annum on an Actual/360 basis and has an outstanding principal balance as of the Cut-off Date of $18,075,000. The 410 Tompkins Avenue Mortgage Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the 410 Tompkins Avenue Mortgage Loan is May 6, 2030.

The Property. The 410 Tompkins Avenue Property is a 35-unit mid-rise multifamily property built by the borrower sponsors in 2017 for a total cost basis of approximately $27.3 million. As of March 13, 2025, the residential portion of the 410 Tompkins Avenue Property was 100.0% leased. The 410 Tompkins Avenue Property is located in the Bedford-Stuyvesant neighborhood of Brooklyn, New York on the corner of Tompkins Avenue and Hancock Street. The 410 Tompkins Avenue Property is located one block from the Halsey St/Tompkins Ave bus stop and 0.3 miles from the Kingston-Throop Ave subway station, with access to Manhattan via the A and C subway lines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 15 – 410 Tompkins Avenue

The 410 Tompkins Avenue Property consists of a 7-story building featuring 35 residential units and one ground floor commercial unit totaling 6,205 square feet. The 410 Tompkins Avenue Property also contains an 18-space parking garage with several electric charging stations that is leased to a third-party operator. The residential units feature studio, 1-bedroom, 2-bedroom, and 3-bedroom layouts, and of the 35 total units, 11 (31.4% of total units) are designated for affordable housing, while the remaining 24 units (68.6%) are leased as market units.

Amenities at the 410 Tompkins Avenue Property include a roof deck, fitness center, laundry room, media room, and bike storage. Units contain stainless steel appliances, custom cabinetry, and dishwashers, with select units having private balconies.

The commercial space at the 410 Tompkins Avenue Property is 100% leased to Met Fresh of Bed-Stuy, which accounts for 14.7% of underwritten gross potential rent. Met Fresh of Bed-Stuy is a grocery store than has been a tenant at the 410 Tompkins Avenue Property since 2021, on a 20-year lease than runs through November 2041.

The 410 Tompkins Avenue Property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development. The 421-a tax abatement requires the 410 Tompkins Avenue Property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement began in 2019 and phases out in 2054. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus. Of the affordable units, two are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”).

The following table presents certain information relating to the unit mix at the 410 Tompkins Avenue Property:

410 Tompkins Avenue Unit Mix
Unit Type	No. of Units(1)	% of Total Units(1)	Average Unit Size (SF) (1)	Average Rent Per Unit(1)	Average Rent PSF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)
Studio – Market	1	2.9%	362	$3,300	$9.12	$3,250	$8.98
1 Bedroom – Market	1	2.9	580	$3,700	$6.38	$3,600	$6.21
2 Bedroom – Market	11	31.4	514	$3,425	$6.66	$3,800	$7.39
3 Bedroom – Market	11	31.4	764	$4,069	$5.33	$4,000	$5.24
Studio – Affordable	3	8.6	316	$2,391	$7.58	$2,391	$7.58
1 Bedroom – Affordable	8	22.9	423	$2,452	$5.80	$2,452	$5.80
Collateral Total/Wtd. Avg.	35	100.0%	552	$3,320	$6.19	$3,413	$6.38
(1)	Based on the underwritten rent roll dated as of March 13, 2025.
(2)	Market rent per the appraisal for market rate units and based on the in-place rent for affordable units.

The Market. According to the appraisal, the 410 Tompkins Avenue Property is located in the Bushwick multifamily submarket in the New York market. As of the fourth quarter of 2024, the Bushwick submarket had an inventory of 53,165 units, Class A monthly market rent of $3,236 per unit, and a vacancy rate of approximately 2.9%.

The appraisal identified comparable rental properties to the 410 Tompkins Avenue Property. Comparable studio rentals had rents ranging from $2,995 to $3,295 with an average of approximately $3,123. Comparable 1 Bedroom rentals had rents ranging from $3,500 to $3,750 with an average of approximately $3,600. Comparable 2 Bedroom rentals had rents ranging from $3,600 to $4,200 with an average of approximately $3,813. Comparable 3 Bedroom rentals had rents ranging from $3,900 to $5,450 with an average of approximately $4,513.

Environmental. According to the Phase I environmental site assessment dated March 31, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the 410 Tompkins Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BMO 2025-5C11
No. 15 – 410 Tompkins Avenue

Appraisal. According to the appraisal dated as of March 24, 2025, the 410 Tompkins Avenue Property had an “as-is” appraised value of $25,500,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$25,500,000	5.75%
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows at the 410 Tompkins Avenue Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	T-12 2/28/2025	Underwritten	Per Unit	%(1)
Gross Potential Rent(2)	$1,557,556	$1,623,322	$1,626,210	$1,627,535	$1,634,582	$46,702	100.0%
Net Rental Income	$1,557,556	$1,623,322	$1,626,210	$1,627,535	$1,634,582	$46,702	100.0%
(Vacancy/Credit Loss)(3)	0	(16,274)	(11,235)	(10,850)	(53,837)	(1,538)	(3.3)
Other Income	51,829	56,116	72,179	74,752	76,601	2,189	4.7
Effective Gross Income	$1,609,386	$1,663,164	$1,687,155	$1,691,438	$1,657,346	$47,353	101.4%
Total Expenses	$159,418	$198,403	$204,613	$207,139	$208,979	$5,971	12.6%
Net Operating Income	$1,449,967	$1,464,761	$1,482,541	$1,484,298	$1,448,367	$41,382	87.4%
Total TI/LC, Capex/RR	0	0	0	0	9,681	277	0.6
Net Cash Flow	$1,449,967	$1,464,761	$1,482,541	$1,484,298	$1,438,687	$41,105	86.8%
(1)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll as of March 13, 2025 and includes both residential and commercial Gross Potential Rent.
(3)	Underwritten Vacancy is 3.0% for the residential component and 5.0% for the commercial component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BMO 2025-5C11
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Managing Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Societe Generale - Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Societe Generale – Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(630) 560-8664
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Director
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Structural and Collateral Term Sheet	BMO 2025-5C11
Contacts
KeyBank – CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeff Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

KeyBank – Trading & Structuring
Contact	E-Mail	Phone Number
Warren Geiger	warren.geiger@key.com	(917) 368-2226
Managing Director

Tony Bulic	abulic@key.com	(216) 689-3842
Senior Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145